As filed with the Securities And Exchange Commission on January 15, 1997

                                                   SEC Registration No. 333-9583
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549


                               AMENDMENT NO. 3 TO


                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    AMERICAN INTERNATIONAL CONSOLIDATED INC.
              ---------------------------------------------------
             (Exact Name Of Registrant As Specified In Its Charter)

        Delaware                       1541; 1761; 1791             76-0145668
--------------------------------   ------------------------      ---------------
(State or Other Jurisdiction          (Primary Standard           (IRS Employer
Of Incorporation or Organization) Industrial Classification       Identification
                                        Code Number)                  Number)


                                 14603 Chrisman
                              Houston, Texas 77039
                                 (281) 449-9000
--------------------------------------------------------------------------------
    (Address, Including Zip Code, And Telephone Number, Including Area Code,
                  Of Registrant's Principal Executive Offices)

                     John T. Wilson, Chief Executive Officer
                                 14603 Chrisman
                              Houston, Texas 77039
                                 (281) 449-9000
--------------------------------------------------------------------------------
    (Address, Including Zip Code, And Telephone Number, Including Area Code,
                              Of Agent For Service

                                   Copies to:


       Alan L. Talesnick, Esquire               Felice F. Mischel, Esquire
       Francis B. Barron, Esquire                Thomas A. Rose, Esquire

       Bearman Talesnick & Clowdus        Schneck Weltman Hashmall & Mischel LLP
         Professional Corporation              1285 Avenue of the Americas
   1200 Seventeenth Street, Suite 2600              New York, NY 10019
         Denver, Colorado 80202                       (212) 956-1500
             (303) 572-6500


--------------------------------------------------------------------------------
        Approximate Date Of Commencement Of Proposed Sale To The Public:
                          As Soon As Practicable After
               The Effective Date Of This Registration Statement.
--------------------------------------------------------------------------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                   CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                        Proposed              Proposed               Amount
                                                                         Maximum               Maximum                 Of
                                                                         Offering              Aggregate            Registra-
    Title Of Each Class Of Securities               Amount To Be        Price Per             Offering                tion
          To Be Registered                           Registered           Share(1)             Price                 Fee
====================================================================================================================================


 Shares of Common Stock, $.001 par value, offered     800,000             $5.00              $4,000,000            $1,212.12
 by the Company

Common Stock Purchase Warrants offered by the         800,000             $ .10                  80,000                24.24
Company

Common Stock, issuable upon exercise of Common        800,000             $5.00               4,000,000             1,212.12
Stock Purchase Warrants(2)

Underwriters' Warrants to purchase Common Stock        80,000             $ ---                       9                  .01

Underwriters' Warrants to purchase Warrants            80,000             $ ---                       1                  .01

Common Stock, issuable upon exercise of                80,000             $8.25                 660,000               200.00
Underwriters' Warrants(3)

Warrants, issuable upon exercise of Underwriters'      80,000             $ .12                   9,600                 2.91
Warrants(3)

Common Stock, issuable upon exercise of Warrants       80,000             $5.00                 400,000               121.21
underlying Underwriters' Warrants(4)


Common Stock, issuable upon exercise of
outstanding Common Stock Purchase Warrants          3,000,000             $5.00              15,000,000             4,545.45

Common Stock to be sold by Selling Securities
Holders                                               500,100             $5.00               2,500,500               757.72

Common Stock Purchase Warrants to be sold by

Selling Securities Holders                          3,000,000             $ .10                 300,000                90.91


Common Stock to be sold by Underwriter (from
Exercise of Underwriters' Warrants and
Warrants included in Underwriters' Warrants)          160,000             $6.00                 960,000               290.91

TOTAL                                                                                       $27,910,110            $8,457.61
                                                                                                                         (5)


===================================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2) Issuable upon the exercise of Common Stock Purchase Warrants. This Registration Statement also covers any additional shares of Common Stock which may become issuable by virtue of the anti-dilution provisions of the Common Stock Purchase Warrants. No additional registration fee is included for these shares.

(3) Reserved for issuance upon exercise of the Underwriters' Warrants together with such indeterminate number of Common Stock Purchase Warrants and/or Common Stock as may be issuable pursuant to the anti-dilution provisions of the Underwriter's Warrants, or the Common Stock Purchase Warrants.
(4) Reserved for issuance upon exercise of Common Stock Purchase Warrants obtained upon exercise of the Underwriters' Warrants.

(5)  Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.



                                     American International Consolidated Inc.

         Cross-reference Sheet between Registration Statement (Form S-1) and Form of Prospectus.


Item Number And Caption                                             Caption In Prospectus
-----------------------                                             ---------------------

10       General.                                                   Not Applicable.

101      Description Of Business.                                   Business.

102      Description Of Property.                                   Business--Properties.

103      Legal Proceedings.                                         Business--Legal Proceedings.

201      Market Price Of And Dividends On The                       Description Of Securities; Principal
         Registrant's Common Equity And Related                     Stockholders; Risk Factors.
         Stockholder Matters.

202      Description Of Registrant's Securities.                    Description Of Securities.

301      Selected Financial Data.                                   Selected Consolidated Financial Data.

302      Supplementary Financial Information.                       Not Applicable.

303      Management's Discussion And Analysis Of                    Management's Discussion And Analysis
         Financial Condition And Results of Opera-                  Of Financial Condition And Results Of
         tions.                                                     Operations.

304      Changes In And Disagreements With Accoun-                  Changes In And Disagreements With
         tants On Accounting And Financial                          Accountants On Accounting And
         Disclosure.                                                Financial Disclosure.

401      Directors and Executive Officers.                          Management.

402      Executive Compensation.                                    Executive Compensation.

403      Security Ownership Of Certain Beneficial                   Principal Stockholders.
         Owners And Management.

404      Certain Relationships And Related Transac-                 Transactions Between The Company And
         tions.                                                     Related Parties.

405      Compliance with Section 16(a) Of The Ex-                   Not Applicable.
         change Act.

501      Forepart Of Registration Statement And Out-                Registration Statement Cover Page;
         side Front Cover Of Prospectus.                            Prospectus Cover Page; Prospectus Inside
                                                                    Cover Page.

502      Inside Front And Outside Back Cover Pages                  Cover Page; Inside Cover Page; Back
         Of Prospectus.                                             Cover Page.

503      Summary Information, Risk Factors, And                     Prospectus Summary; Risk Factors.
         Ratio Of Earnings to Fixed Changes.

504      Use Of Proceeds.                                           Use Of Proceeds.

505      Determination Of Offering Price.                           Cover Page; Risk Factors.

506      Dilution.                                                  Dilution.

507      Selling Security Holders.                                  Selling Securities Holders (in Alternate
                                                                    Prospectus)

508      Plan Of Distribution.                                      Cover Page; Underwriting.




                                                   -iii-



Item Number And Caption                                             Caption In Prospectus
-----------------------                                             ---------------------

509      Interests Of Named Experts and Counsel.                    Experts; Legal Matters.

510      Disclosure Of Commission Position On                       Securities And Exchange Commission
         Indemnification For Securities Act Liabilities.            Position On Certain Indemnification.

511      Other Expenses Of Issuance And Distribution.               Prospectus Inside Cover Page.

512      Undertakings.                                              Not Applicable.

601      Exhibits.                                                  Not Applicable.

701      Recent Sales Of Unregistered Securities.                   Transactions Between The Company And
                                                                    Related Parties.

702      Indemnification Of Directors And Officers.                 Not Applicable.

801      Securities Act Industry Guides.                            Not Applicable.

802      Exchange Act Industry Guides.                              Not Applicable.




                                EXPLANATORY NOTE


     This Registration Statement contains two forms of prospectus: one to be used in connection with a primary offering of up to 800,000 shares of Common Stock and 800,000 Warrants (the "Offering Prospectus"), and one to be used in connection with the secondary sale of 500,100 shares of Common Stock and
3,000,000   warrants  by  certain  Selling   Securities  Holders  (the  "Selling
Securities Holders' Prospectus"). The Offering Prospectus and the Selling Securities Holders' Prospectus will be identical in all respects except for the alternate pages for the Selling Securities Holders' Prospectus included herein which are labeled "Alternate Page for Selling Securities Holders' Prospectus".

                                    [Red Ink]
Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities And Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

[Logo red, white and blue flag]       Subject To Completion


                                        January 15, 1997

                                             [Red Ink]


PROSPECTUS

                    AMERICAN INTERNATIONAL CONSOLIDATED INC.


           700,000 Minimum/800,000 Maximum Shares Of Common Stock And
    700,000 Minimum/800,000 Maximum Redeemable Common Stock Purchase Warrants

     This Prospectus relates to the offering (the "Offering") by American International Consolidated Inc. (the "Company") of a minimum of 700,000 and a maximum of 800,000 shares of common stock, $.001 par value (the "Common Stock"), and a minimum of 700,000 and a maximum of 800,000 Redeemable Common Stock Purchase Warrants (the "Warrants") through I.A. Rabinowitz & Co. which is also the representative (the "Representative") of Worthington Capital Group, Inc. (collectively, the "Underwriters") for the purpose of this Offering. The shares of Common Stock and the Warrants, which are offered on a "best efforts, minimum/maximum basis", may be purchased separately and will be transferable separately upon issuance, provided that the number of shares of Common Stock sold in this Offering will be equal to the number of Warrants sold.


     Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at an exercise price of $5.00 per share, subject to adjustment in certain events, at any time during the period commencing on the date hereof and expiring on the fifth anniversary of the date hereof. The Warrants are subject to redemption by the Company at $.01 per Warrant at any time commencing 12 months after the date hereof, on not less than 30 days' prior written notice to the holders of the Warrants, provided that the average closing bid quotation of the Common Stock, as reported on the OTC Bulletin Board or the average closing sale price if listed on a national securities exchange, has been at least 150% of the then current exercise price of the Warrants for each of the 20 consecutive business days ending on the third day prior to the date on which the Company gives notice of redemption. The Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for redemption. See "DESCRIPTION OF SECURITIES-Warrants".


     Prior to this Offering, there has been no public market for the Common Stock or the Warrants, and there can be no assurance that any such market for the Common Stock or the Warrants will develop after the closing of this Offering, or that, if developed, it will be sustained. The offering price of the Common Stock and the Warrants and the initial exercise price and other terms of the Warrants were established by negotiation between the Company and the Representative and do not necessarily bear any direct relationship to the Company's assets, earnings, book value per share or other generally accepted criteria of value. See "UNDERWRITING". The Company intends to have the Common Stock and Warrants quoted on the OTC Bulletin Board, an electronic quotation system maintained by the National Association of Securities Dealers, Inc. ("NASD"), under the trading symbols "AICI" and "AICIW," respectively. See "RISK FACTORS--NO. 25--Possible Effects Of SEC Rules On Market For Common Stock And Warrants". The Company also has applied for listing of the Common Stock and Warrants on the Boston Stock Exchange, but there is no assurance that this listing will be approved.

     In addition, 26 persons (the "Selling Securities Holders") who previously purchased 500,100 shares of Common Stock and 3,000,000 warrants in a private offering that was exempt from registration under federal and state securities laws are proposing to sell those shares and warrants to the public. The Company also is registering the exercise of those warrants by persons who purchase warrants from the Selling Securities Holders and resales of the Common Stock issuable upon the exercise of warrants by the Selling Securities Holders or persons who purchase warrants from the Selling Securities Holders. These transactions are being registered by separate Prospectus concurrently with this Offering. The Company will not receive any of the proceeds from the sale of shares and warrants by the Selling Securities Holders.

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVESTMENT THEREIN INVOLVES A HIGH DEGREE OF RISK. FOR A DESCRIPTION OF CERTAIN RISKS REGARDING AN INVESTMENT IN THE COMPANY AND IMMEDIATE SUBSTANTIAL DILUTION, SEE "RISK FACTORS" (PAGE 10) AND "DILUTION" (PAGE 20).

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                                                Underwriting
                      Price To Public (1)     Discount And Com-     Proceeds To
                                              missions (3)(4)     Company (4)(5)
--------------------------------------------------------------------------------

Per Share (2)             $     5.00            $   0.50            $     4.50

Per Warrant               $      .10            $   0.01            $      .09

Total Minimum (2)         $3,570,000            $357,000            $3,213,000

Total Maximum (2)         $4,080,000            $408,000            $3,672,000

================================================================================

                          (See Notes on following page)



     The Common Stock and Warrants are being offered by the Company through the Underwriters on a best efforts basis, subject to the subscription and payment for not less than 700,000 shares of Common Stock and 700,000 Warrants (the
"Minimum Offering"), during the offering period of 30 days (which may be extended for up to 60 additional days with the consent of the Company and the Representative), and the aggregate number of shares of Common Stock sold must be equal to the aggregate number of Warrants sold by the Company in the Offering. The Offering is made by the Underwriters, subject to the Underwriters' right to reject any subscription, in whole or in part, or to withdraw or cancel the Offering without notice. All funds collected from subscribers will be placed in an escrow account entitled "American International Consolidated Inc. Escrow Account" at Union Bank & Trust, Denver, Colorado, for which American Securities Transfer & Trust, Incorporated shall serve as escrow agent. Potential investors desiring to purchase shares of Common Stock and/or Warrants should make their checks payable to the "American International Consolidated Inc. Escrow Account" and the potential investors' checks will be transmitted by participating broker-dealers directly to the escrow agent by noon of the next business day after receipt. If the Minimum Offering is not subscribed for within the offering period, all funds will be promptly refunded to subscribers without interest or deduction. It is expected that delivery of the certificates representing the Common Stock and the Warrants will be made against payment therefor at the offices of the Representative, 99 Wall Street, New York, New York 10005 on or about _________, 1997.



I.A. Rabinowitz & Co.                                 Worthington Capital Group


                 The date of this Prospectus is January __, 1997

                                      Notes


(1) The offering price has been arbitrarily determined by negotiations between the Company and the Representative. See "RISK FACTORS".

(2) The Common Stock and Warrants are offered on a "best efforts" basis, subject to the subscription and payment for not less than 700,000 shares of Common Stock and 700,000 Warrants (the "Minimum Offering"), during the offering period of 30 days (which may be extended for up to 60 additional days with the consent of the Company and the Underwriter), and the aggregate number of shares of Common Stock sold must be equal to the aggregate number of Warrants sold by the Company in the Offering. The Common Stock and Warrants are offered, subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel, or modify the offer without notice. The Underwriters reserve the right to reject subscriptions for any reason, including without limitation, because the Underwriters determine that the subscriber is not qualified to purchase the Common Stock or Warrants because either (i) the Offering has not been qualified in the subscriber's jurisdiction, or (ii) the Underwriters do not believe the investment is suitable for the subscriber based on the investment profile and strategy of the subscriber. In addition, the Underwriters may reject a subscription because the Offering has been oversubscribed.

(3) Subject to the sale of the Minimum Offering amount, the Underwriters will receive a non-accountable expense allowance equal to three percent ($107,100 of the $3,570,000 aggregate Minimum Offering amount and $122,400 of the $4,080,000 aggregate maximum offering amount of 800,000 shares of Common Stock and 800,000 Warrants (the "Maximum Offering")), of which $25,000 already has been advanced by the Company.

     Upon the closing of this Offering, the Company will enter into a consulting and merger and acquisition agreement with the Representative pursuant to which the Representative will receive a consulting fee of $108,000, payable at the Closing, for services to be rendered by the Representative to the Company for three years commencing on the closing date of the Offering.

     The Underwriting Agreement also provides for reciprocal indemnification between the Company and the Underwriters, including liabilities arising under the Securities Act of 1933, as amended. See "SECURITIES AND EXCHANGE COMMISSION POSITION ON CERTAIN INDEMNIFICATION".

(4) Upon the closing of the Offering, the Company will sell to the Underwriters and/or their designees, for an aggregate price of $10, warrants to purchase up to a maximum of 80,000 shares of Common Stock and 80,000 Warrants (the "Underwriters' Warrants"), on the basis of one share of Common Stock for each ten shares sold in this Offering and one Warrant for each ten Warrants sold in this Offering. The Underwriters' Warrants will entitle the holder to purchase the shares of Common Stock at a purchase price of $8.25 per share and the Warrants at a purchase price of $.165 per Warrant. The Warrants are exercisable at $5.00 per share during the four year period commencing one year after the date of this Prospectus. See "UNDERWRITING".

(5) These amounts represent the proceeds to the Company after payment of the underwriting commissions, but before deduction of other offering expenses estimated at $509,700 in the Minimum Offering and $525,000 in the Maximum Offering (approximately $285,000 of which will have been paid prior to closing). These other offering expenses include the non-accountable expense allowance to the Underwriters of $107,100 in the Minimum Offering and $122,400 in the Maximum Offering and additional offering expenses estimated at $402,600 for filing fees, printing costs, legal and accounting fees, and miscellaneous expenses. After allowing for all such expenses and prior payments, the net proceeds to the Company from this Offering are expected to be $2,988,300 in the Minimum Offering and $3,432,000 in the Maximum Offering.


                             ----------------------

     The Company intends to furnish its stockholders with annual reports containing consolidated financial statements audited and reported upon by its independent certified public accountants after the end of each fiscal year, commencing with its fiscal year ending April 30, 1997. The Company may distribute quarterly reports containing unaudited interim financial information. The Company also will furnish stockholders with such other periodic reports as the Company may determine to be appropriate or as may be required by law.

     Officers, directors and affiliates of the Company, and persons associated with them, may purchase Common Stock or Warrants in the Offering. If such purchases are made, they will be made solely with a view toward investment and not resale. It is not expected that purchases by officers, directors and their affiliates will exceed five percent of the Common Stock or Warrants.




     THE COMMON STOCK AND WARRANTS ARE OFFERED SUBJECT TO PRIOR SALE, ALLOTMENT, WITHDRAWAL, CANCELLATION OR MODIFICATION OF THE OFFERING WITHOUT PRIOR NOTICE. THE UNDERWRITERS RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. THE OFFERING CANNOT BE MODIFIED UNLESS AN AMENDED REGISTRATION STATEMENT IS FILED AND DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION.


     THE COMPANY HAS NOT PREVIOUSLY FILED ANY REPORTS WITH THE SECURITIES AND EXCHANGE COMMISSION AND CURRENTLY IS NOT A REPORTING COMPANY.

     ANY DOCUMENT WHICH IS INCORPORATED BY REFERENCE HEREIN BUT NOT DELIVERED HEREWITH, MAY BE REQUESTED BY ANY PERSON TO WHOM THIS PROSPECTUS IS DELIVERED. SUCH REQUESTS SHALL BE MADE TO AMERICAN INTERNATIONAL CONSOLIDATED INC., 14603 CHRISMAN, HOUSTON, TEXAS 77039, TELEPHONE NUMBER (281) 449-9000. DELIVERY OF THE REQUESTED DOCUMENTS WILL BE MADE WITHOUT CHARGE.

                               PROSPECTUS SUMMARY
The Company

     American International Consolidated Inc. (the "Company") is a manufacturer and general contractor that focuses primarily on three types of construction products: mini-warehouses and self-storage facilities; metal buildings and structural steel projects; and cold storage, including refrigerated and freezer, buildings. The Company's services range from the start, or construction design, phase to the finish, or erection, phase of a project, including general construction, construction management, design, manufacture, building, and turnkey services. The Company selects, coordinates and manages subcontractors for substantially all phases of the work, except for design, erection and manufacture of certain metal building components. The Company also provides oversight and supervision of the entire construction process for each project.

     The Company intends to take advantage of its increased capital and improved financial condition resulting from this Offering by (i) increasing business volume through increasing bonding capacity in order to access larger projects and other new business, undertaking planned domestic and international marketing programs, and increasing business referrals from suppliers and other business contacts, and (ii) increasing operating margins and profitability through decreasing interest expense (from reduction of debt) and decreasing bonding costs. See "BUSINESS--Business Plan And Strategy" for a more detailed description of this strategy and each of these items. See also "USE OF PROCEEDS".

     The Company's principal executive and administrative offices are located at 14603 Chrisman, Houston, Texas 77039, telephone number (281) 449-9000.

     The Company was incorporated under the laws of Texas in May 1985 and changed its state of incorporation to Delaware in June 1994. In July 1996, the Company changed its name to American International Consolidated Inc. from American International Construction Inc.

The Offering


Securities Offered                      The Company is offering (i) a minimum of
                                        700,000 and a maximum of 800,000  shares
                                        of  the  Company's   common  stock  (the
                                        "Common  Stock")  and (ii) a minimum  of
                                        700,000   and  a  maximum   of   800,000
                                        redeemable    common   stock    purchase
                                        warrants (the "Warrants"). Each Warrant entitles the holder to purchase one share of Common Stock for $5.00 per share during the period beginning on the date of this prospectus and ending five years from the date of this prospectus.
                                        See "DESCRIPTION OF SECURITIES".


Offering Price                          $ 5.00 per share of Common Stock
                                        $  .10 per Warrant

Warrant Exercise Price                  $ 5.00 per share of Common Stock,
                                        subject to adjustments in certain
                                        circumstances


Warrant Exercise Period                 The  Period  commencing  on the  date of
                                        this    prospectus   and   expiring   on
                                        __________, 2002.


Shares of Common Stock
  outstanding: prior to Offering:       2,900,100


Shares of Common Stock offered (1):     700,000 in the Minimum Offering and
                                        800,000 in the Maximum Offering

Shares of Common Stock outstanding
  after the Minimum Offering(1):        3,600,100

Shares of Common Stock outstanding
  after the Maximum Offering(1):        3,700,100

Warrants outstanding prior to
  Offering(1):                          3,000,000


Warrants offered(1):                    700,000 in the Minimum Offering and
                                        800,000 in the Maximum Offering

Warrants outstanding after
  the Minimum Offering:                  3,700,000

Warrants outstanding after
  the Maximum Offering:                  3,800,000

Shares of Common Stock Outstanding
 after the Minimum Offering assuming
 exercise of all Warrants offered in
 the Minimum Offering and previously
 outstanding:                            7,300,100

Shares of Common Stock Outstanding
 after the Maximum Offering assuming
 exercise of all Warrants offered in
 the Maximum Offering and previously
 outstanding:                            7,500,100

Estimated net proceeds to the
 Company in the Minimum Offering (2):    $2,988,300

Estimated net proceeds to the Company
 in the Maximum Offering(3):             $3,432,000



--------------------


(1) Does not include (i) up to 800,000 shares of Common Stock issuable upon exercise of the Warrants included in the Maximum Offering and (ii) if the Maximum Offering is sold, up to 160,000 shares of Common Stock issuable upon exercise of the Underwriters' Warrants and the warrants issuable to the Underwriters upon the exercise of the Underwriters' Warrants. See "UNDERWRITING".

(2) This amount is after deduction of aggregate selling commissions of $357,000 in the Minimum Offering and $408,000 in the Maximum Offering and of $224,700 in the Minimum Offering and $240,000 in the Maximum Offering as the unpaid portion of the other total estimated offering expenses of $509,700 in the Minimum Offering and $525,000 in the Maximum Offering.


Redemption Of The Warrants              The  Warrants  are   redeemable  by  the
                                        Company  at a price of $.01 per  Warrant
                                        upon 30 days prior  written or published
                                        notice at any time  commencing 12 months
                                        after  the date of this  Prospectus  and
                                        prior to their  exercise or  expiration,
                                        provided  however,  that the closing bid
                                        quotation  for the Common Stock for each
                                        of the 20 consecutive business days end-
                                        ing  on  the  third  day  prior  to  the
                                        Company's  giving  notice of  redemption
                                        has been at  least  150  percent  of the
                                        then  effective  exercise  price  of the
                                        Warrants.     The    Warrants     remain
                                        exercisable  during  the  30-day  notice
                                        period.  Any  Warrantholder who does not
                                        exercise that holder's Warrants prior to
                                        their  expiration or redemption,  as the
                                        case  may  be,  forfeits  that  holder's
                                        right to  purchase  the shares of Common
                                        Stock   underlying  the  Warrants.   See
                                        "DESCRIPTION OF SECURITIES--Common Stock
                                        Purchase Warrants--Redemption".

Use Of Proceeds                         Net  proceeds  are  intended  to be used
                                        primarily  for  undertaking   additional
                                        marketing    activities,    payment   of
                                        outstanding indebtedness, and increasing

DRAFT B 1/14/97ns
230AICI\RPTS1\AMEND3
                                        working capital, which is anticipated to
                                        enable  the  Company  to  increase   its
                                        bonding line.  See "USE OF PROCEEDS" and
                                        "BUSINESS".

Risk Factors                            The securities  offered hereby involve a
                                        high degree of risk and substantial immediate dilution to new investors. See
                                        "RISK FACTORS" and "DILUTION".

OTC Bulletin Board Symbols              Common Stock - AICI  Warrants - AICIW


Boston Stock Exchange Symbols
  (Applied For)                         Common Stock - AIC   Warrants - AICW



Summary Selected Financial Data

     The financial statements included in this Prospectus set forth information regarding the Company as of and for the fiscal years ended April 30, 1996, 1995 and 1994 (audited) and as of and for the six-month period ended October 31, 1996 (unaudited). See "FINANCIAL INFORMATION". The summary selected financial data shown below is derived from, and is qualified in its entirety by, those financial statements, which are contained in the "FINANCIAL INFORMATION" section of this Prospectus.
                                                                 Six Months
                            Fiscal Year Ended April 30,       Ended October 31,
                            ---------------------------       -----------------

                             1995               1996                 1996
                         ------------        ------------         -----------
                                                                  (Unaudited)
Operating
Results:

Revenues..............    $24,317,051        $31,184,828          $18,088,507

Net Income                    186,662            351,570           (1,665,329)
(Loss)(1).............

Net Income Per                    .06                .12                 (.57)
share.................



                                   April 30,
                          ----------------------------            October 31, 1996        October 31, 1996
                                                                   (Unaudited)                (Unaudited)
Balance Sheet                1995               1996                  Actual                  As Adjusted
Data:
--------------------------------------------------------------------------------------------------------------
Working Capital
(Deficit).............   $(1,405,511)          $836,774            $(1,974,936)                 $1,013,364

Total assets..........      5,487,091         7,346,083               9,739,169                 10,036,609

Long Term Debt .......        453,868         2,422,292                 369,334                    369,334

Total liabilities.....      6,059,154         7,566,576              10,374,741                  8,074,741

Accumulated
(deficit).............      (720,218)         (368,648)             (2,033,977)                (2,033,977)

Stockholders'
equity
  (deficit)...........      (572,063)         (220,493)               (635,572)                  2,067,728

 --------------------

(1) Includes a pre-tax charge of $1,105,249 as the amortized portion of the one-time non-recurring pre-tax charge to earnings of approximately $1,250,000 for the 500,100 shares of the Company's Common Stock that were issued in connection with the issuance of $300,000 of unsecured promissory notes in July 1996. This one-time non-recurring charge will be amortized over the term of the promissory notes. See Note 18 to "Notes To Consolidated Financial Statements" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS".


(2) As adjusted to reflect the net proceeds from the Minimum Offering, including repayment of $1.2 million of long-term debt, $300,000 of unsecured notes and $800,000 of trade accounts. See "USE OF PROCEEDS".

                                  RISK FACTORS

     THE COMMON STOCK AND WARRANTS BEING OFFERED INVOLVE A HIGH DEGREE OF RISK AND, THEREFORE, SHOULD BE CONSIDERED EXTREMELY SPECULATIVE. THEY SHOULD NOT BE PURCHASED BY PERSONS WHO CANNOT AFFORD THE POSSIBILITY OF THE LOSS OF THEIR ENTIRE INVESTMENT. Prospective investors should consider carefully, among other factors, the risk factors and other special considerations relating to the Company and this offering set forth below.

Risk Factors Relating To The Business Of The Company
----------------------------------------------------

     1. Possibility Of Unprofitable Operations. The Company's operating results for each of the fiscal years ended April 30, 1996 and 1995 resulted in a profit; however, the Company incurred operating losses for the six months ended October 31, 1996 and for each of the fiscal years ended April 30, 1994, 1993 and 1992, and there is no assurance that the operations of the Company will be profitable in the future. See "BUSINESS--Business Plan And Strategy" and "FINANCIAL INFORMATION".

     2. Limited Financial Resources, Negative Net Worth, And Outstanding Obligations. The Company has limited financial resources available, which has had an adverse impact on the Company's liquidity. Its activities and operations to date have resulted in a negative net worth. There is no assurance that the proceeds of this Offering will be sufficient to successfully develop, produce, and market the Company's services. The Company may be forced to limit its activities because of the lack of availability of adequate financing. In the past, the Company's limited liquidity has limited the amount of credit available from the Company's suppliers. If the Company were not to have adequate financing available in the future, it is likely that this credit limitation would continue and that the Company's domestic and international marketing would be directly affected, which would impair the Company's ability to increase its business volume.

     The Company's negative net worth and financial condition in general have prevented the Company from being able to obtain performance and payment bonds, which has limited the Company's ability to obtain certain projects. If this Offering is successfully completed, the Company believes that it will be able to increase its bonding line and thereby increase the jobs available to it. See "BUSINESS--Business Plan and Strategy--Strengthen Financial Condition and Increase Bonding Capacity".

     3. Outstanding Indebtedness. As of December 31, 1996, the Company owed its major supplier of raw materials (the "Supplier") $1,300,000 for accounts payable and an additional $2,135,000 that is evidenced by a note (the "Note") and other related loan documents. The Company is required to make weekly payments of $11,537 for outstanding principal and accrued interest on the Note until April 30, 2001. If this Offering is successfully completed, of which there is no assurance, the Company intends to use $1.2 million of the proceeds to reduce the balance of the Note to approximately $935,000, which will reduce the weekly payments to approximately $5,100 per week. Pursuant to the terms of the Note, it is an event of default if the Company's net income before interest expense is less than 1.5 percent of the Company's total sales for any fiscal year beginning with the fiscal year ending April 30, 1997. The Supplier has agreed to waive this requirement for the first eight months (through December 31, 1996) of the fiscal year ending April 30, 1997, but the Company will be required to satisfy it for the last four months of the fiscal year ending April 30, 1997 and subsequent fiscal years. Although the Company would not have satisfied this requirement for any of its previous fiscal years or for the first eight months of its current fiscal year, management believes that if this Offering is completed, it will be able to satisfy the requirement for the last four months of the fiscal year ending April 30, 1997 and for fiscal 1998 and thereafter while the Note is outstanding. Nevertheless, there is no assurance that the Company will satisfy this requirement. As of December 31, 1996, the Company also was in violation of certain other covenants for which it has received a waiver from the Supplier and for which there is no assurance that the Company will be able to satisfy in the future. If all these requirements are not satisfied as required in the future, the Company will be required to obtain alternate financing, receive a waiver from the Supplier, or default on the Note. See "BUSINESS--Indebtedness To Major Supplier".

     As of October 31, 1996, the Company also owed an aggregate of approximately $349,000 to FCLT, L.P., a Texas limited partnership ("FCLT"), pursuant to two loans that are payable in June 1998, are collateralized by the Company's land and buildings, and are guaranteed by the three principal stockholders of the Company. Aggregate monthly payments on these two loans are $6,082. See "BUSINESS--Outstanding Bank Loans".

     The Company had other obligations of an aggregate of approximately $173,000 at December 31, 1996 that require aggregate monthly payments of approximately $13,200. The Company also is the obligor on an aggregate of $300,000 principal amount of unsecured notes that will be repaid from the proceeds of this Offering. See "USE OF PROCEEDS".

     4. Fluctuations In Industry Construction Activity. Although most recently, new construction projects for storage facilities, warehouses and pre-engineered metal buildings and freezer/refrigerated facilities, as well as renovations and remodeling projects, have occurred at a historically active rate, new projects were not as numerous in prior years. These fluctuations in industry activity result from numerous factors, including general economic conditions, interest rates and the general real estate market. There can be no assurance that future demand for the Company's services will be adequate for the Company to operate profitably.

     5. Uncertain Markets And Market Acceptance. No assurance can be given of market acceptance or profitability from sales of the Company's current services or that sales of future services will be profitable. The Company's industry is extremely competitive and subject to numerous changes. See "BUSINESS".

     6. Competition. The Company competes, in a highly competitive environment, with many companies in the manufacture, construction and erection of storage facilities, warehouses, pre-engineered metal buildings, freezer/refrigerated facilities, and other construction services. Many of the Company's primary competitors not only have greater resources than the Company, they also have larger administrative staffs and more available service personnel. The larger competitors also may use their greater financial resources to develop and market their services. The presence of these competitors may be a significant impediment to any attempts by the Company to develop its business. Major competitive factors include product knowledge, experience, past relationships, quality of performance, financial condition, reputation, timeliness, and pricing. The Company believes that it ranks highly and therefore will have certain competitive advantages in attempting to develop and market its services, including the Company's excellent relationships with its past and current customers, which has led to "repeat" business, the Company's product knowledge, experience, past relationships, quality of performance, reputation and pricing, and the Company's ability to respond to customer requests more quickly than some larger competitors. For the year ended April 30, 1996, approximately 43 percent, and for the six months ended October 31, 1996, approximately 27 percent, of the Company's business was derived from repeat customers; however there is no assurance that this will occur in the future. None of the Company's repeat business is derived from long-term contracts, and all repeat business results from separately negotiated contracts. With respect to lower rankings for competitive factors, the Company's capitalization prior to this Offering has placed it at a competitive disadvantage in the past but the Company believes that as a result of this Offering it will increase its ability to compete on the basis of financial condition. However, there is no assurance that this will prove correct. See "BUSINESS--Marketing" and "BUSINESS--Industry Environment".

     7. Exposure To Construction Related Litigation. The construction industry has a high incidence of litigation, and as a participant in this industry, the Company is constantly exposed to the risk of litigation. Even though the Company maintains insurance for these matters in amounts customary in the industry, and even if the Company prevails in any such litigation, of which there is no assurance, the management time and out-of-pocket expense expended in commercial litigation could have an adverse impact on the Company.

     8. Past Dependence On Major Customers. During the six months ended October 31, 1996 and the fiscal year ended April 30, 1996, U-Haul, Inc. accounted for approximately $2.3 million and $8.1 million, respectively, or 18 percent and 26 percent, respectively, of the Company's total revenues. During the fiscal years ended April 30, 1995 and 1994, U-Haul, Inc. accounted for approximately $4.8 and $5.0 million, respectively, or approximately 20 percent and 19 percent, respectively, of the Company's total revenues. The Company negotiates each project with U-Haul separately as there is no contract with U-Haul covering the construction of future projects. The loss of U-Haul, Inc.'s business could have a materially adverse effect on the Company. Also during the fiscal year ended April 30, 1994, another customer, with a contract for cold storage construction, accounted for approximately 22 percent of the Company's total revenues. This contract was entered into as a one-time project, and the Company does not anticipate any future business from this customer. See "BUSINESS--Reliance On Major Customers".

     9. Previous Unprofitable International Operations. The Company plans to expand its business in international markets but a significant portion of its past experiences in international markets has been unprofitable. The past losses from international business occurred in situations in which the Company had set up satellite offices in other countries, such as Guam and Puerto Rico, and the cost of operating and maintaining these offices was too great to operate profitably. The Company has closed its offices in Puerto Rico and in Guam, and believes that it will be able to conduct business internationally without opening satellite offices. The Company currently is doing a small amount of business internationally through an international sales force located in its Houston, Texas headquarters.

     10. Availability Of Labor. In order to minimize overhead, the Company often contracts with independent third parties to provide a substantial portion of the labor for its construction projects. Therefore, the Company's ability to provide these services is dependent upon outside sources of workers and this may result in delays in the completion of contracts due to the unavailability of such labor. The Company is not currently experiencing, and has not in the past experienced, a shortage of labor.

     11. Possible Effect Of Subcontractors' Use Of Unionized Labor. At the current time, the use of unionized labor by subcontractors engaged by the Company does not have a significant effect on the Company because subcontractors tend to use unionized labor only in areas where there is a heavy concentration of unionized labor, and because in those areas other contractors in competition with the Company most often utilize unionized labor so that there would be no competitive advantages or disadvantages to the Company. There is no assurance that this situation will remain constant in the future.

     12. Dependence On Key Personnel. The success of the Company is largely dependent upon the efforts of John Wilson, Chief Executive Officer and a director of the Company, Danny Clemons, President and a director of the Company,
R. L. Farrar, Vice President of Operations, Treasurer, Secretary and a director of the Company, and Jim Williams, Vice President of Finance, Assistant Secretary and a director of the Company. The loss of the services of any of these persons or the loss of the services of Jimmy M. Rogers, head of the Company's Thermal System Division, could be detrimental to the Company as there is no assurance that the Company could replace any of them adequately at an affordable compensation level. See "MANAGEMENT". The Company has entered into employment agreements with each of the above officers. See "EXECUTIVE COMPENSATION--Employments Contracts And Termination Of Employment And Change-In-Control Arrangements". The Company is the beneficiary for $500,000 of key-man term life insurance coverage on each of Messrs. Wilson, Clemons, Farrar, Rogers and Williams. There is no assurance that these insurance policies will provide the Company with adequate compensation in the event of the death of any of the insured.


     13. Government Regulation And Workers Compensation Insurance. The Company is subject to government regulation of its business operations. In addition, the Company's construction activities must meet with the requirements of local building codes, and the Company is required to provide workers compensation or alternate insurance coverage for the Company's employees. Because of the nature of the Company's business in construction services, the cost of this insurance for the Company's on-site employees is higher relative to the cost of insurance coverage for the Company's office personnel. When construction work is performed on behalf of the Company by subcontractors, the subcontractors, and not the Company, pay the direct costs of insurance for the construction workers. There is no assurance that subsequent changes in laws or regulations will not affect the Company's operations adversely.


     14. Possible Need For Future Financing. The Company believes that the proceeds of this offering will enable it to accomplish the purposes set forth under "BUSINESS", although there can be no assurance that this will be the case. If the proceeds of this offering are not sufficient, the Company would be required to seek additional financing to enable it to conduct its business operations. There can be no assurance that the Company will be able to obtain such financing on acceptable terms. Any such additional financing may entail substantial dilution of the equity of the then-existing stockholders of the Company. The availability of additional financing may be restricted by provisions in the underwriting agreement with the Representative that require, for a period of 24 months after this Offering, that the Company obtain the Representative's permission in order to issue securities for financing purposes. See "UNDERWRITING".


     15. Broad Discretion To Allocate Use Of Proceeds. The proceeds of this offering have been allocated only generally. The specific uses of investors' funds will depend upon the business judgment of management, upon which the investors must rely, with only limited information about management's specific intentions. See "USE OF PROCEEDS" and "BUSINESS".

     16. No Proceeds To Company From Sales By Selling Securities Holders. The Company will not receive any of the proceeds from the sale by the Selling Securities Holders of the 500,100 shares of Common Stock and 3,000,000 Warrants being registered pursuant to the registration statement of which this Prospectus is a part. However, in the event that any of the 3,000,000 Warrants are exercised, the Company will receive the proceeds from the exercise of those warrants.

     17. Benefits Of The Offering To Current Stockholders. Current stockholders of the Company will benefit from the Offering, including the following: (i) creation of a public trading market for the Common Stock, which is intended but for which there is no assurance; (ii) the sale of up to an aggregate of 500,100 shares by certain non-management, non-employee stockholders at the time of the public offering; and (iii) the substantial unrealized gain, based upon the difference between the acquisition costs and the initial public offering price, for stockholders who acquired their stock prior to the public offering. This difference is $5.00 per share for the non-management, non-employee stockholders who received an aggregate of 500,100 shares as partial consideration for loaning the Company an aggregate of $300,000, and may be considered to be as much as $4.99 for the shareholders who founded the Company in 1985 and during the interim developed the business of the Company to its current level.

     18. Potential Conflicts Of Interest. Potential conflicts of interest may arise between the Company and its officers and directors. Although each of the Company's officers and directors is committed to devote full working time to the business of the Company, they also may be engaged in other business activities. As a result, conflicts of interest may arise in the area of corporate opportunities or in the area of conflicting time commitments with respect to the officers and directors of the Company. Conflicts of interest may also develop with respect to contractual relationships that may be entered into between the Company and any of its officers and directors. See "TRANSACTIONS BETWEEN THE COMPANY AND RELATED PARTIES".


     At the present time, there are not any material conflicts of interest between the Company and any of its officers or directors, except to the extent that their respective positions as large stockholders might present conflicts of interest and except to the extent that a consulting arrangement with one director might present conflicts of interest. A previously existing conflict of interest was resolved in May 1994 when AIC Management, Inc. merged with and into the Company. At the time of the merger, AIC Management, Inc. owned the land and buildings that are utilized for the Company's administrative offices as well as its metal buildings manufacturing facility. The shareholders and directors of AIC Management, Inc. at the time of the merger were Messrs. Clemons, Farrar and Wilson, who are the three largest stockholders and three of the four directors of the Company.


     The Company has established a policy pursuant to which the Board Of Directors will consider transactions with officers, directors, and shareholders of the Company and their respective affiliates. Pursuant to this policy, the Board Of Directors will not approve any transaction unless it determines that the terms of the transaction are no less favorable to the Company than those available from unaffiliated parties. Because this policy is not contained in the Company's Certificate Of Incorporation or Bylaws, the policy is subject to change by the Board Of Directors, although it currently is not contemplated that the policy will be changed. In addition, in the event any conflicts of interest arise with respect to any officer or director of the Company, the Company anticipates that its officers and directors will exercise their judgment consistent with their fiduciary duties arising under the applicable state laws. There can be no assurance that all conflicts of interest will be resolved in favor of the Company.


     19. Lack Of Outside Directors. At the present time, only one of the Company's directors is not also an officer and employee of the Company. However, this director also serves as a paid consultant to the Company, which may present conflicts of interest. See above, "Risk Factor No. 18--Potential Conflicts Of Interest".


Risk Factors Concerning This Offering And The Securities Offered
----------------------------------------------------------------


     20. Lack of Experience Of Worthington Capital Group, Inc.. Worthington Capital Group, Inc. became a member of the National Association of Securities Dealers, Inc. in June, 1996. Worthington Capital Group, Inc. may participate in public offerings only if they are made on a best efforts basis. The limited experience of

Worthington Capital Group, Inc. may adversely affect the development of a market for the Common Stock and/or Warrants. See below, "Risk Factor No. 24--No
Assurance Of Market For Common Stock Or Warrants" and "Risk Factor No. 26--Underwriters' Influence On Possible Market For Common Stock And Warrants".

     21. Significant Dilution To Investors. An investor in this Offering will, immediately after the Offering, incur significant dilution from the amount of his initial investment, as compared to the book value per share of the Common Stock purchased. Dilution to new investors, assuming the Minimum Offering amount is sold, will be $4.43, or 89 percent, ($4.32, or 86 percent if the Maximum Offering amount is sold) per share of Common Stock. It appears that significant dilution also will be the case for any exercise of Warrants in the foreseeable future, although this cannot be certain because the amount of any such dilution will depend on the future business operations and other activities of the Company. See "DILUTION".

     22. Control By Present Stockholders And Management. Each of Messrs. Clemons, Farrar, and Wilson, who are officers and directors of the Company, will own 19.6 percent and 19.1 percent, and Mr. Williams, who is an officer and director of the Company, will own 3.8 percent and 3.7 percent of the Company's outstanding Common Stock, respectively, after the Minimum Offering and the Maximum Offering. Also after the Minimum Offering and the Maximum Offering, Management of the Company as a group will own approximately 62.7 percent and
61.0 percent, respectively, of the outstanding shares of Common Stock and will remain in effective control of the Company as it will own enough shares in the aggregate that it would be able to elect all of the directors of the Company, and the investors in this Offering, voting by themselves as a group, would not be able to elect any of the directors of the Company. See "PRINCIPAL STOCKHOLDERS" and "DESCRIPTION OF SECURITIES".

     23. No Dividends. Since its inception, the Company has paid no dividends with respect to its Common Stock and it does not contemplate paying dividends in the foreseeable future. The Company currently is prohibited from paying dividends by its agreements with a supplier to whom it is indebted. See "BUSINESS--Indebtedness To Major Supplier".

     24. No Assurance Of Market For Common Stock Or Warrants. There currently is no public market for the Common Stock or Warrants (collectively, the "Securities") being offered, and no assurance can be given that a market will develop. The Company has not taken any steps to create an aftermarket for the Securities and has made no arrangements with broker-dealers to serve as market makers in the Securities. If a trading market does develop for any of the Securities, the prices may be highly volatile. Neither of the Underwriters is obligated to make a market in any of the Securities upon completion of this offering, and, even if an Underwriter makes a market following the Offering, there is no assurance that it will continue to do so in the future. In addition, if a market for any of the Securities does develop, and the Securities are traded below certain prices, many brokerage firms may not effect transactions in the Securities, and sales of the Securities will be subject to Securities And Exchange Commission ("SEC") Rule 15g-9. See below, "Risk Factor No. 25--Possible Effects Of SEC Rules On Market For Common Stock And Warrants". Trading in the Securities, if any, will be limited to the OTC Bulletin Board or the "pink sheets" used by members of the NASD. If a market does not develop for the Securities, it may be difficult or impossible for purchasers to resell the Securities. The Company withdrew its application to list its securities on the NASDAQ SmallCap Market ("NASDAQ") because NASDAQ indicated that the application would not be approved. There is no assurance that any of the Securities can ever be sold at the offered price or at any price.

     25. Possible Effects Of SEC Rules On Market For Common Stock And Warrants. If the Company's Securities are traded for less than $5 per security, then unless the Company's net tangible assets exceed $2,000,000 or the Company has had average revenue of at least $6,000,000 for the last three (3) years, the respective security (a "Low-Priced Security") will be subject to SEC Rule 15g-9 concerning sales of low-priced securities or "penny stock" unless the security is otherwise exempt from Rule 15g-9. Pursuant to Rule 15g-9, prior to concluding a sale, a broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written representations and agreement concerning the transaction. In addition, Rule 15g-9 generally requires broker-dealers to provide customers for whom they are effecting transactions in a Low-Priced Security, before the transactions, with a standard risk disclosure document describing the customer's right to disclosures of the (i) current bid and ask quotations, if any, (ii) compensation of the broker-dealer and the salesperson in the transaction, and (iii) monthly account statements showing the market value of such stock held in the customer's account. If the Common Stock or Warrants individually trade for more than $5 per security, then these rules will not apply to transactions in the respective security trading for over $5. To the extent that the respective security becomes a Low-Priced Security, these rules will apply and would be expected to have a negative effect on the desire of brokers to sell the Company's Securities, would be expected to have a negative effect on the brokers' ability to do so, and also would be expected to have a negative effect on the ability of purchasers in this Offering to sell the Company's securities in the secondary market.

     26. Underwriters' Influence On Possible Market For Common Stock And Warrants. A significant amount of the Securities to be sold in this Offering may be sold to customers of the Underwriters. These customers subsequently may engage in transactions for the sale or purchase of such Securities through or with the Underwriters. Although it has no legal obligation or commitment to do so, one or both of the Underwriters may from time to time become a market maker and otherwise effect transactions in such Securities. An Underwriter, if it participates in the market, may be the sole or primary market maker, it may effect a large proportion of all transactions in the Securities, and it may for these or other reasons be a dominating influence in the market, if one develops, for the Securities. The prices and liquidity of the Securities may be significantly affected by the degree, if any, of the Underwriters' participation in such market. In these situations, the price of the Securities as quoted by an Underwriter may not be subject to an independent market for the Securities.

     27. Shares Eligible For Future Sales. The Company has a total of 2,900,100 shares of Common Stock issued and outstanding that are "restricted securities". Restricted securities may be sold in a registered public offering under the Securities Act of 1933, as amended (the "1933 Act"), or in open-market transactions in compliance with Rule 144 adopted under the 1933 Act if the conditions of Rule 144 are satisfied. Generally, Rule 144 provides that, subject to current information being publicly available concerning the Company, after a person has held the restricted securities for a period of two years, that person may sell, in any three-month period, an amount of up to one percent of the Company's outstanding Common Stock. Persons who have not been affiliates of the Company for at least three months and who have held their shares for more than three years are not subject to any limitations on the sale of their restricted securities. Under Rule 144, and subject to the sales volume limitations described above, 2,400,000 shares of Common Stock would become eligible for resale 90 days after the date of this Prospectus; however, the holders of 2,257,401 of these shares have agreed with the Representative not to sell any of these shares until two years after the date of this Prospectus without first obtaining the prior written consent of the Representative. In addition, the sale by the Selling Securities Holders of 500,100 shares of restricted Common Stock, 3,000,000 Warrants, and the 3,000,000 shares of Common Stock underlying those Warrants is being registered pursuant to the registration statement of which this Prospectus is a part. Although the sale of the securities by the Selling

Securities Holders is being registered, the Selling Securities Holders have agreed with the Representative that they will not sell any of these Securities until _________, 1998 [one year after the effective date of this Registration Statement] without first obtaining the prior written consent of the Representative. Sales under Rule 144 and by the Selling Securities Holders, whenever they are made, may have a depressive effect on the price of the Common Stock.

     28. Possible Issuance Of Additional Shares Of Common Stock And Preferred Stock. Subject to the Representative's right to approve any additional issuances of Common Stock, preferred stock, and other securities of the Company for one year after the effective date of the Offering, under the Company's Certificate Of Incorporation, the Board Of Directors of the Company has the power to issue up to an aggregate of 20,000,000 shares of Common Stock of the Company, of which 2,900,100 were issued and outstanding as of December 31, 1996, and of which an additional 3,000,000 are reserved for issuance upon the exercise of previously outstanding Warrants, without stockholder approval under certain circumstances. If this were to occur, of which there is no present intention, there would be additional equity dilution to the investors in this Offering. Under the Company's Certificate Of Incorporation, the Board Of Directors of the Company also has the power to issue all the 1,000,000 authorized and unissued shares of the Company's $1.00 par value preferred stock without stockholder approval under certain circumstances. The Board Of Directors of the Company has the right to fix the rights, privileges and preferences of any class of preferred stock to be issued in the future. Any class of preferred stock that may be authorized in the future may have rights, privileges, and preferences senior to the Common Stock. The creation of a class of preferred stock with rights senior to the Common Stock could be authorized by the Board Of Directors of the Company without the approval of the holders of the Common Stock and may adversely affect the rights of the holders of Common Stock. See "DESCRIPTION OF SECURITIES" and "UNDERWRITING".

     29. Arbitrary Determination Of Offering Price Of Units And Exercise Price Of Warrants. The price at which the Units are being offered to the public and the price at which the Warrants are exercisable for shares of Common Stock have been determined arbitrarily. The offering price and exercise price were arrived at after negotiations between the Company and the Representative and were based upon the Company's and the Representative's assessment of the history and prospects of the Company, the background of the Company's management and current conditions in the securities markets. Each of these factors was given approximately equal weight. There is no relationship between the offering price or the exercise price and the Company's assets, book value, net worth or any other economic or recognized criteria of value. See "DESCRIPTION OF SECURITIES".

     30. Registration Or Exemption Required To Exercise Warrants. Holders of Warrants have the right to exercise their Warrants to purchase Common Stock only if a registration statement relating to those shares is then in effect or an exemption from registration is available and only if those shares are qualified for sale, or are deemed to be exempt from qualification, under applicable securities laws of the state of residence of the holder of those shares. The Company intends to have a registration statement in effect at times that the Warrants are eligible for exercise, although there can be no assurance that the Company will be able to do so. However, the Company will not be required to honor the exercise of the Warrants if, in its opinion, the issuance of Common Stock would be unlawful because of the absence of an effective registration statement or for other reasons. If the Company were unable to cause a required registration statement to be effective during a period of time when holders wished to exercise, the market value of the Warrants could be adversely affected.

                                 USE OF PROCEEDS


     The net proceeds to the Company from this offering are estimated to be $2,988,300 if the Minimum Offering amount is sold and $3,432,000 if the Maximum Offering amount is sold after deducting selling commissions and other unpaid expenses of the offering. Total selling commissions equal to ten percent of the gross offering proceeds from the Common Stock and Warrants, together with a three percent non-accountable expense allowance, will be allowed to the Underwriter upon consummation of the offering. Other expenses of the offering, estimated to be $509,700 for the Minimum Offering and $525,000 for the Maximum Offering, include the non-accountable expense allowance, printing costs, legal fees, accounting fees, blue sky fees and costs, transfer agent fees, SEC and NASD filing fees and other miscellaneous costs. Approximately $285,000 of the total offering expenses will have been paid prior to closing by the Company, leaving $224,700 in the Minimum Offering and $240,000 in the Maximum Offering of offering expenses and $357,000 in the Minimum Offering and $408,000 in the Maximum Offering of selling commissions to be paid from the offering proceeds. The $2,988,300 in the Minimum Offering and $3,432,000 in the Maximum Offering of net proceeds are expected to be allocated substantially as follows and applied in the following order of priority, during the 12 month period following the offering(1):

                                                    Minimum Offering                            Maximum Offering
                                            ----------------------------------        -----------------------------------

                                                                   Approximate                                Approximate
                                                                   Percentage                                 Percentage
                                             Approximate             Of Net           Approximate             Of Net
                                               Amount               Proceeds             Amount               Proceeds
                                            -------------          -----------        ------------            ------------

Domestic and International
Marketing Program....................        $100,000                 3.3%              $200,000                 5.8%

Reduction of Secured Note to
Major Supplier (2)...................       1,200,000                40.2%             1,200,000                35.0%

Repayment of Unsecured
Notes (3)............................         300,000                10.0%               300,000                 8.7%

Upgrade Computer Software
Systems..............................          50,000                 1.7%                50,000                 1.5%

Reduction of Trade Accounts .........         800,000                26.8%               800,000                23.3%

Other Working Capital (4)............         538,300                18.0%               882,000                25.7%
                                              -------                -----               -------                -----

         TOTAL NET                         $2,988,300                 100%            $3,432,000                 100%
         PROCEEDS                          =========                 ====            ==========                 ====



--------------------

(1) See "BUSINESS--Business Plan And Strategy" for a description of how the proposed allocation of proceeds of this Offering applies to the Company's plans.

(2) The Company intends to reduce by $1.2 million the outstanding principal balance on the outstanding note dated April 24, 1996, to its major supplier. When this occurs, that note, which accrues interest at one percent over the Prime Rate (as designated in The Wall Street Journal) and matures on April 30, 2001, will be adjusted to decrease the weekly payments from $11,537 to approximately $5,100. See "BUSINESS--Indebtedness To Major Supplier".

(3) The Company intends to repay the $300,000 of indebtedness that was incurred in July 1996 in order to pay for costs of this Offering and to provide immediate working capital. This indebtedness accrues interest at 10 percent per annum and is due and payable upon the earliest to occur of April 24, 1997 or the closing of any public debt or equity financing of the Company or the closing of any transaction in which the Company's securities are exchanged for securities of another entity (whether by merger or otherwise).


(4) The Company's working capital will be utilized for general corporate purposes and operating expenses, including payment of $108,000 for the Representative's consulting fee. See "UNDERWRITING".


     Although the amounts set forth above indicate management's present estimate of the Company's use of the net proceeds from the Offering, the Company may reallocate the proceeds or utilize the proceeds for other corporate purposes based on the contingencies described below. The actual expenditures may vary from the estimates in the table because of a number of factors, including whether the Company has been operating profitably, what other obligations have been incurred by the Company, whether the Company desires to expand its existing operations, and other changes in circumstances. Although no alternate plans currently exist, other uses could include additional funds for increased marketing, expanded operations or additional payment on accounts. If the Company's need for working capital increases, the Company could seek additional funds through loans or other financing. No such arrangements exist or are currently contemplated, and there can be no assurance that they may be obtained in the future should the need arise. If the use of the proceeds of the Offering in the manner described above proves impractical or it is otherwise deemed by Management to be in the Company's best interests to utilize the proceeds in another manner, the Company may apply the proceeds of the Offering in such manner as it deems appropriate under the then existing circumstances. The Company has no present intention, agreements or understandings to make any material acquisitions of businesses, assets, or technologies.

                                 DIVIDEND POLICY

     The Company has not paid any cash dividends to date. As indicated under "BUSINESS--Indebtedness To Major Supplier", the Company's Note to the Supplier prohibits the payment of any dividends until the Note is paid in full. The Company currently intends to retain its future earnings, if any, to fund the development and growth of its business and, therefore, does not anticipate paying cash dividends on its Common Stock in the future.

                                    DILUTION


     The net tangible book value of the Company as of October 31, 1996 was $(1,026,432) or $(.35) per share. Net tangible book value per share represents the amount of total tangible assets of the Company, reduced by the amount of its total liabilities, divided by the total number of shares of Common Stock outstanding. After giving effect to the sale by the Company of the Minimum Offering of 700,000 shares of Common Stock and 700,000 Warrants at the initial public offering price of $5.00 per share of Common Stock and $.10 per Warrant, the as adjusted net tangible book value of the Company as of October 31, 1996 would have been $2,067,728, or $.57 per share of Common Stock. This represents an immediate increase in net tangible book value of $.92 per share to existing stockholders and an immediate dilution of $4.43 per share, or 89 percent, to new investors. After giving effect to the sale by the Company of the Maximum Offering of 800,000 shares of Common Stock and 800,000 Warrants at the initial public offering price of $5.00 per share of Common Stock and $.10 per Warrant, the as adjusted net tangible book value of the Company as of October 31, 1996 would have been $2,511,428, or $.68 per share of Common Stock. This represents an immediate increase in net tangible book value of $1.03 per share to existing stockholders and an immediate dilution of $4.32 per share, or 86 percent, to new investors. The following table illustrates the per share dilution in net tangible book value to new investors:



                                                                      Assuming          Assuming
                                                                      Minimum           Maximum
                                                                      Offering          Offering
                                                                      --------          --------

Public offering price per share                                        $5.00             $5.00

    Net tangible book value per share before the Offering              $(.35)            $(.35)

    Increase per share attributable to new investors                   $ .92             $1.03

Net tangible book value per share after the Offering                   $ .57             $ .68

Dilution per share to new investors                                    $4.43             $4.32

     The following table summarizes, on a pro forma basis, assuming closing of the Minimum Offering, the differences in total consideration paid for Common Stock and the average price per share paid by existing stockholders and new investors with respect to the number of shares of Common Stock purchased from the Company assuming an initial public offering price of $5.00 per share:

                                            Shares Purchased              Total Consideration
                                      -----------------------         -------------------------

                                                                                                          Average
                                        Number        Percent          Amount           Percent         Price/share
                                        ------        -------          ------           -------         -----------

Existing stockholders                 2,900,100        80.6%          $  148,155          4.1%            $0.05


New investors                           700,000        19.4%          $3,500,000          95.9%           $5.00
                                      ---------       ------          ----------          -----

         Total                        3,600,100       100.0%          $3,648,155         100.0%
                                      =========       =====           ==========         =====

     The following table summarizes, on a pro forma basis, assuming closing of the Maximum Offering, the differences in total consideration paid for Common Stock and the average price per share paid by existing stockholders and new investors with respect to the number of shares of Common Stock purchased from the Company assuming an initial public offering price of $5.00 per share:



                                  Shares Purchased        Total Consideration
                               ---------------------    -----------------------
                                                                                      Average
                                Number      Percent       Amount        Percent     Price/share
                              ----------    -------     ---------       -------     -----------

Existing stockholders          2,900,100      78.4%     $  148,155        3.6%       $   0.05


New investors                    800,000      21.6%     $4,000,000       96.4%       $   5.00
                               ---------    -------     ----------       -----

         Total                 3,700,100     100.0%     $4,148,155      100.0%
                               =========    =======     ==========      =====





     The information presented above, with respect to existing stockholders, assumes no exercise of the Underwriter's Warrants, the Warrants included in the Offering, or the Warrants outstanding prior to the Offering. In addition, 200,000 shares of Common Stock have been reserved for issuance upon the exercise of options granted pursuant to the Company's 1994 Stock Option Plan. Options to purchase 175,000 shares currently are outstanding. The issuance of Common Stock under this plan may result in further dilution to new investors.

                                    BUSINESS

Overview

     American International Consolidated Inc. (the "Company") is a manufacturer and general contractor that focuses primarily on three types of construction products: the manufacture of metal buildings and structural steel projects; the construction of mini-warehouses and self-storage facilities; and the construction of cold storage, including refrigerated and freezer, buildings. The Company's services range from the start, or design, phase to the finish, or erection, phase of a project, including design, manufacture, general construction, construction management, building, and turnkey services. The Company selects, coordinates and manages subcontractors for substantially all phases of the work, except for design, erection, and manufacture of certain metal building components. The Company also provides oversight and supervision of the entire construction process for each project.

     The Company's principal executive and administrative offices are located at 14603 Chrisman, Houston, Texas 77039, telephone number (281) 449-9000.

Description Of Business

     Within its manufacturing and construction operations, the Company operates three specialty divisions: (i) the manufacture of metal buildings and structural steel projects; (ii) mini-warehouses and other self-storage facilities; and
(iii) cold storage buildings, including refrigerated and freezer facilities. The actual manufacturing, construction and other operating services related to these are generally provided separately by the particular specialty division of the Company, and the administrative or non- construction services are provided by the same marketing, accounting, billing, collection, capital financing, in-house legal, and other general administrative portions of the Company. Set forth below is a description of each of the three specialty operations of the Company.

                         Manufacture Of Metal Buildings
                         ------------------------------

     The Company provides different variations of services in its metal buildings and metal roof activities. Most often, the Company will be engaged to pre-engineer, prepare construction drawings, manufacture the building frames, procure all non-structural steel, sheeting and trim, and then ship these products to the customer, with the customer being responsible for erection and installation as well as site preparation for the building. The Company also may be engaged, in some instances, in the actual erection of the building. In other situations, the Company may be engaged only to provide the material components or to provide the frame itself in the form of cut and welded pieces of steel that are based on drawings provided by the customer. In all cases, the Company generally will rely on the owner's being responsible for site preparation, including work on the slab or other foundation.

     The Company's metal buildings division also provides both conventional and pre-engineered building face lifts and retrofits, and performs the dismantling and relocation of metal buildings. The experience and knowledge to provide these services are a natural by-product of the other services provided by the Company.

     For the fiscal year ended April 30, 1996 and for the six months ended October 31, 1996, the Company realized approximately $9.2 million and $8.8 million, respectively, in gross revenues from its metal buildings manufacturing and construction services. Approximately $1.7 million, or 18 percent, of these revenues for the 1996 fiscal year, and approximately $1.1 million of these revenues, or 14 percent, for the six months ended October 31, 1996 resulted from international sales despite the fact that the Company has virtually no continuing marketing effort for international sales. For the fiscal years ended April 30, 1995 and 1994, the Company's revenue from this division was $10.0 million and $9.6 million, respectively.

     The  Company  believes  that it  could  increase  its  international  metal buildings manufacturing and construction services significantly through a marketing program that would entail attendance at trade shows and direct sales visits to U.S. based companies with international operations. These two methods of expansion appear preferable to attempting to establish more sales representatives. The Company believes that international expansion is desirable at this time because (i) there does not appear to be local competition in most countries, (ii) international projects tend to have higher margins, and (iii) with respect to Mexico in particular, the North American Free Trade Agreement ("NAFTA") significantly reduces taxes and makes transportation of products and materials both easier and less expensive. The Company believes it may be at a competitive advantage for international business because its metal buildings are generally more simple to erect, the Company is better able to provide continued service after the completion of the transaction, and the Company tends to be able to customize its proposals to deal with international needs that may be different from those for domestic projects. Because the Company's metal frames generally include more of the component pieces already welded on than those of its competitors, they are simple to erect.


     The Company also is attempting to increase the volume and profitability of its metal buildings manufacturing and construction services by pursuing specialty buildings, such as wood processing plants, shopping centers, medical centers, professional buildings and office buildings, and undertaking projects in areas where local competition does not exist. The Company has built four wood processing plants in the past, was awarded a contract for another wood processing plant in July 1996 which is presently under construction, and submitted bids for two additional wood processing plants in early August 1996. The Company has received a non-binding oral indication that it will be awarded the contract for one of these projects with construction scheduled to start in March. A formal contract and certain specific terms are pending. These plants, which make various types of particle board, pressboard and strand board out of wood, tend to be located in thinly populated or wilderness areas where there are no local construction companies able to undertake the required project. This should provide the Company with a competitive advantage because it is accustomed to constructing its projects in localities other than its headquarters and to bringing its workers and subcontractors into areas away from home.


     In constructing metal buildings, the Company utilizes steel frames and steel roof materials, however the walls can be made of brick or any other material. The Company believes it is at a competitive advantage in bidding projects utilizing non-steel materials for the walls because most of its competitors prefer to use metal walls that they manufacture and thereby increase their profit, whereas the Company purchases all walls from other companies, regardless of whether they are metal, and therefore, there is no incentive for the Company's bids for projects with non-steel walls to be structured to favor the steel wall alternative.

     There are approximately 38 full time employees working in the metal buildings divisions, including one salesperson, one estimator, one customer service representative, one shop manager, four draftspersons, two secretaries, two international sales persons, four installation laborers, and 22 shop personnel including machine operators, welders, foremen and helpers.

                         Construction Of Mini-Warehouses
                         -------------------------------

     During the fiscal year ended April 30, 1996 and the six months ended October 31, 1996, the Company realized revenue of approximately $20.6 million and $8.8 million, respectively, from its mini- warehouse construction. For the fiscal years ended April 30, 1995 and 1994, the Company's revenue from this division was $11.5 million and $10.3 million, respectively. Generally, mini-warehouse projects are undertaken in one of the following three ways: (1) the Company is engaged to provide all aspects of the project from breaking ground to turnkey installation; (2) the Company is engaged as a subcontractor to provide the building frame, the walls, roof and interior partitions; and (3) the Company is engaged to convert existing buildings, such as office buildings, strip centers, warehouses and manufacturing buildings, into mini-warehouse facilities. In all three of the above situations, the Company provides its own trained job foreman and crew to erect the steel portion (walls, roof, partitions) and subcontracts the remaining work to regional contractors.

     Approximately 26 percent of the Company's mini-warehouse construction work currently is being undertaken on behalf of U-Haul Inc. For the fiscal year ended April 30, 1996 and April 30, 1995, U- Haul Inc. represented approximately 47 percent and 41 percent, respectively, of the Company's mini- warehouse construction business although the Company has also transacted construction work for Public Storage, Inc., Shurguard Corporation, and other companies. The Company believes that it is the contractor for approximately 25 to 35 percent of U-Haul Inc.'s mini-warehouse construction business and that the Company 's relationship with U-Haul Inc. continues to be excellent.

     The Company's employees for its mini-warehouse construction business include a chief operating officer, a construction manager, one architectural draftsperson, three project managers, an operations coordinator, a project assistant, an executive secretary, two purchasing department employees, three estimators, four draftspersons, four salespeople, nine field superintendents, and 40 to 50 crew members.

        Construction Of Cold Storage (Refrigerated And Freezer) Buildings
        -----------------------------------------------------------------

     The Company's cold storage construction services are performed with the Company serving either as a specialty subcontractor that is responsible only for constructing the refrigerated or freezer portions of the building, or as a general contractor that is responsible for the entire building. When the Company acts in the capacity of a general contractor, it subcontracts out most aspects of the construction that do not deal directly with the cold storage function.

     For the fiscal year ended April 30, 1996 and the six months ended October 31, 1996, revenue from cold storage construction services accounted for approximately $1.4 million and $.5 million, respectively. For the fiscal years ended April 30, 1995 and 1994, the Company's revenue from this division was $2.8 million and $7.9 million, respectively.

     Much of the business and many of the referrals in the cold storage line of business are influenced heavily by a contractor's financial condition, bonding capacity, and rapidity of payment. The Company believes that as a result of this Offering, it will improve its financial condition, increase the frequency of payment of its accounts, and obtain more desirable terms for its bonding arrangements and material purchases. These factors are particularly important in obtaining cold storage construction business because a very high percentage of the referrals for cold storage construction come from suppliers, and the suppliers tend to favor those construction companies that pay their bills on a timely basis. In addition, a high percentage of the work available in cold storage construction is for companies with national or international operations. Financial strength and bonding ability are considered quite important by companies of that nature.

     Competition in cold storage construction is highly specialized and limited. The Company believes that if it is able to improve the timing of its payments and its credit standing, it will lower its costs by obtaining better terms from suppliers and increase its business by the improved supplier relationships and image of the Company. It also believes that its business will improve to the extent that any of the Offering proceeds are spent on additional marketing activities.

     Personnel involved in the Company's cold storage construction services include a chief operating officer, a vice president-in-charge of field work and purchasing, a general superintendent, a site supervisor, an administrative secretary and two salespersons.

Backlog

     As of October 31, 1996 the Company had an aggregate backlog of approximately $17.6 million, including a backlog of $6.6 million related to its metal building manufacturing division, $9.7 million related to its mini-warehouse construction division, and approximately $1.3 million related to its cold storage construction division. The Company expects to complete all of this backlog by April 30, 1997. By comparison, as of October 31, 1995, the Company had an aggregate backlog of approximately $14.7 million in the respective amounts of $2.5 million, $12.0 million, and $.2 million related to its metal building manufacturing, mini-warehouse construction, and cold storage construction divisions, respectively.

Industry Environment


     Management believes that the current industry environment complements the Company's plan to focus on its three types of specialty manufacturing and construction services. The demand for mini- warehouses and pre-engineered metal buildings has increased dramatically in the past few years. The Company believes that the demand for these structures will continue to increase, and that it is well positioned to meet this demand because of its expertise and business reputation in these areas. Management also believes that the general increase in the level of business internationally, coupled with the Company's ability to service those areas and the relatively low level of competition for the Company in many of those areas, also positions the Company extremely well for growth, most particularly with respect to cold storage and metal buildings. See "RISK FACTORS--Risk Factor No. 9-Previous Unprofitable International Operations". Although there is no assurance that the growth of the industry or of the Company will continue, the Company believes its business will continue to increase and that it will benefit from a future increase in new construction in these and other areas.


Business Plan And Strategy

     Management of the Company believes that the Company's significant business experience, quality of services, client relationships and efficient operations are attributes that will enable the Company to continue to progress in the current industry environment.

     Management's business plan and strategy in following through from this Offering is summarized as follows:

                            Increase Business Volume
                            ------------------------

     Strengthen Financial Condition And Increase Bonding Capacity. By strengthening its financial condition, the Company recently has increased, and anticipates it will be able to further increase, its bonding capacity. Based on its financial results for the fiscal year ended April 30, 1996, the Company has increased its bonding capacity for a single job from $250,000 to $500,000 and its aggregate bonding capacity from approximately $1.5 million to $2.5 million. It is anticipated, based on discussions with the Company's bonding agent, that as a result of this Offering the Company's bonding capacity would increase to $5 million per job and that its aggregate bonding capacity also would increase significantly; however, there is no assurance that this will occur. Each increase in the Company's bonding capacity expands the number, nature and size of contracts that are available for the Company to submit bids.


     Undertake Planned Domestic And International Marketing Programs. The Company intends to utilize a portion of the proceeds of this Offering to undertake planned domestic and international marketing programs through attendance at industry trade shows, direct sales visits, and advertisements in publications. See "USE OF PROCEEDS". In the past, the Company has not budgeted or expended a significant or otherwise meaningful amount of funds for marketing. Management of the Company believes that because of the Company's experience, reputation and expertise, a planned marketing effort should be successful in deriving new business; however, there is no assurance that this will be the case. Management of the Company believes that despite past losses in international markets, it will be able to operate profitably in international markets in the future. This is based on the Company's belief that because it is accustomed to undertaking projects in areas geographically separated from its home office, it will be better suited to serving customers in foreign markets than competitors that generally operate in proximity to their home base. The Company also believes that it will be able to operate profitably in foreign markets because it believes the demand in those markets currently exceeds the availability of qualified companies to service them. See "RISK FACTORS--Risk Factor No. 9--Previous Unprofitable International Operations".


     Increase Business Referrals From Suppliers And Other Business Contacts. Management of the Company believes that this Offering will enable the Company to have sufficient working capital to be more timely in payment of its trade accounts and that this, together with other aspects of its improved financial condition, will result in an increase in business referrals received by the Company from its suppliers and other business contacts. Nevertheless, there is no assurance that this will occur.

                       Increase Margins And Profitability
                       ----------------------------------

     Decrease Cost Of Metal Building Panels, Roofing, and Trim Components. As a result of the successful completion of this Offering and reduction of the Note to the Supplier, the Company believes it will be able to obtain purchase discounts on metal building components, which will enable it to increase margins and profitability; however there is no assurance that these purchase discounts will be available.

     Decrease Interest Expense. The Company will utilize $1.2 million of the proceeds of this Offering to reduce outstanding indebtedness to the Supplier. This indebtedness currently accrues interest at one percentage point above the prime rate. See "USE OF PROCEEDS" and "--Indebtedness To Major Supplier". As a result of this debt reduction, the Company's weekly payment on this debt, which is currently $11,537 will decrease to approximately $5,100.

     Decrease Bonding Costs. During its fiscal year ended April 30, 1996, the Company paid aggregate premium expenses of approximately $35,000, or approximately four percent of the respective gross contract price to obtain performance bonds for its work. Management believes, based on discussions with its bonding agent, that the improvement in the Company's financial condition resulting from the Offering will enable the Company to obtain performance bonds for a premium cost of 1.5 to 2.0 percent of the respective gross contract prices; however there is no assurance that this will occur. Although the total amount that would have been saved in bonding costs during fiscal 1996 is limited, future savings are anticipated to be more significant because the Company believes that in the future it will be utilizing greater amounts of performance bonds because of the increased bonding capacity it believes will be available. See "--Increase Business Volume: Strengthen Financial Condition And Increase Bonding Capacity" above.

Marketing

     The Company obtains business primarily through repeat business from previous and existing customers and recommendations from customers and vendors. As indicated elsewhere in this Prospectus, the Company intends to utilize a portion of the proceeds of this offering to undertake a marketing program that includes trade show attendance, sales call visits, and advertising. Management believes that a marketing program of this nature will have a positive impact on the Company's business. See "USE OF PROCEEDS" and foregoing subsections under "Description Of Business".

Reliance On Major Customers

     During the six months ended October 31, 1996 and the fiscal year ended April 30, 1996, one of the Company's customers, U-Haul, Inc., accounted for approximately $3.3 million and $8.1 million, respectively, or approximately 18 percent and 26 percent, respectively, of the Company's total revenues. For the fiscal year ended April 30, 1995, U-Haul, Inc. represented $4.8 million, or 20 percent, of the Company's total revenues. Although the loss of U-Haul Inc.'s business could have a material adverse effect on the Company, the Company believes that this is unlikely to occur in the near future and that the potential effect on the Company will decrease over time as the Company's revenues from other customers increase.

Subsidiaries

     C.H.O.A. Construction Company ("C.H.O.A.") was formed in September 1993 to perform general construction services in the State of Louisiana. C.H.O.A. was formed as a Louisiana corporation and originally was owned 80 percent by the Company and 20 percent by a general contractor licensed in Louisiana.
Subsequently, the Company acquired the 20 percent minority interest, and C.H.O.A. currently is a wholly-owned subsidiary of the Company. C.H.O.A. was dissolved on September 13, 1996.

     L. Campbell Construction, Inc. ("Campbell") was formed as a wholly-owned subsidiary of the Company in order to handle the Company's turnkey and general construction operations. Campbell was incorporated under the laws of the State of Texas in January 1991. Since its inception in January 1991, much of the general construction work has been performed by the Company directly under agreement with U-Haul. Consequently, the Company has little or no future need to perform general construction operations under Campbell and expects to dissolve Campbell or merge Campbell with and into the Company. Campbell currently has no assets and no liabilities.

     In November 1994, two wholly-owned subsidiaries of the Company, American International Thermal Systems, Inc. ("AI Thermal") and American International Building Systems, Inc. ("AI Building"), merged with and into the Company. AI

Thermal   performed   cold  storage   construction   services  and  AI  Building
manufactured metal buildings and structural steel projects. The Company performs these same services through two of its divisions.

     In May 1994, AIC Management, Inc. ("AIC Management") merged with and into the Company. Before the merger, AIC Management was wholly-owned by Messrs. Clemons, Farrar and Wilson, each of whom is an officer, director and 29.47 percent stockholder of the Company. AIC Management was formed in February 1987 to provide management and consulting services to the construction industry, however all such services were provided to the Company. Prior to the merger, AIC Management owned the Company's office building and warehouse/assembly plant and leased them to the Company.

     In August 1994 and November 1994, respectively, the Company dissolved two of its inactive, wholly-owned subsidiaries, Belko Construction, Inc. and AIC Export Corporation.

Indebtedness To Major Supplier


     As of December 31, 1996, the Company owed its major supplier (the "Supplier") of metal building components $1,300,000 in accounts payable and $2,135,000 in principal and interest under a note (the "Note") dated April 24, 1996 executed by the Company. The Note is payable in installments and accrues interest at one percent above the prime rate designated in The Wall Street Journal. The Company is required to make consecutive weekly payments of $11,537 for outstanding accrued interest and principal, until April 24, 2001 when the Note will have been paid in full. The Company, which has the right to prepay the
Note in full or in part at any time without penalty, intends, and is required under the Loan Agreement, to pay $1.2 million to reduce the principal on the Note from the proceeds of the Offering. At the time this payment is made, the weekly payment on the Note will be reduced so that the remaining principal balance will be amortized evenly, including payments of interest, over the remaining term of the Note. If this payment were made on December 31, 1996, the weekly payment on the Note would be reduced from $11,537 to approximately $5,100. See "RISK FACTORS--Risk Factor No. 3" and "USE OF PROCEEDS".


     Pursuant to the Loan Agreement effective April 24, 1996 between and among the Supplier, the Company, and Danny and Teresa Clemons, Ralph and Judith Farrar, Jim and Shirley Williams and John Wilson (collectively, the five individuals are referred to as the "Guarantors"), the Note is secured by a blanket security interest in all the Company's accounts, equipment, and inventory, whenever acquired, and all proceeds and products of such assets (collectively, the "Collateral"), subject only to security interests previously granted to FCLT, L.P., a Texas limited partnership. The Collateral secures the Note and all other obligations of the Company to the Supplier. The Company also must provide the Supplier with monthly financial statements prepared in accordance with generally accepted accounting principles and with audited annual financial statements that are not subject to a qualification of the auditors' opinion. The Loan Agreement prohibits the Company from assuming any additional liabilities except for (a) accounts payable and unsecured liabilities to vendors and suppliers, (b) up to $500,000 of private placement debt, and (c) those expenditures for goods and services incurred in the ordinary course of business on ordinary trade terms. The Company also is prohibited from: (i) compensating any of the Guarantors who are employees of the Company in excess of $150,000 per year during the term of the Loan Agreement, (ii) making any advances to third parties other than in the ordinary course of business and advances to employees for emergencies up to $25,000, (iii) investing in any other third parties, (iv) making any capital expenditure in excess of $25,000 or cumulative capital expenditures in excess of $120,000 in the aggregate annually, except for capital expenditures made with proceeds of this Offering and except for trade debt incurred in the ordinary course of business, (v) declaring or paying dividends,

(vi) changing its corporate organization by merger, consolidation, joint venture or any other method without the written consent of the Supplier, (vii) substantially changing its management personnel or the general character of its business, and (viii) permitting the ratio of each of its current assets to current liabilities to decrease below 60 percent, but notwithstanding the foregoing, the Loan Agreement expressly states that the Company is in no way inhibited or prohibited from undertaking an initial public offering of stock. Pursuant to the Note and/or the Loan Agreement, if (a) any terms, covenants, or other obligations under the Loan Documents are breached or any representation or warranty is incorrect or materially misleading, (b) any judgment against any the Company remains undischarged for a period of 90 days, (c) any Guarantor shall be adjudicated bankrupt or dies and the life insurance proceeds are not first applied to repay the Note, (d) the Company makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated bankrupt or becomes insolvent, or (e) the Company fails to maintain earnings before interest expense equal to at least 1.5% of gross revenues, then all of the outstanding amounts due under the Note shall become immediately due and payable. In addition, upon the occurrence of any of the above events, the Supplier may exercise its right of offset against the Collateral. The Loan Agreement terminates upon the satisfaction of all obligations of the Guarantors and the Company under the Loan Documents. The Loan Agreement also requires that the Company use $1.2 million of the proceeds from this Offering to reduce the balance of the Note. As indicated above, when that payment is made, the weekly payment on the Note will be reduced so that the remaining balance will be amortized evenly, including payments of interest, over the remaining term of the Note. As of December 31, 1996, the Company was in default of a number of covenants under the Loan Agreement, and the Supplier agreed to waive these defaults. See "RISK FACTORS--Risk Factor No. 3--Outstanding Indebtedness".


     Also pursuant to the terms of the Loan Agreement, the Company and the Supplier have agreed that, prior to commencement of this Offering, the Supplier may review a draft of the Prospectus or Registration Statement used in connection with this Offering and that the Company and the Supplier will attempt to cooperate with one another in agreeing upon language in the Prospectus or Registration Statement relating to the Supplier.

     Pursuant to the Security Agreement-Pledge effective April 24, 1996, the Company and Guarantors pledged to the Supplier all the issued and outstanding stock of the Company and its subsidiaries that they respectively own, and they agreed not to transfer or otherwise encumber any of these shares during the term of the Loan Agreement. Further, the Company and Guarantors executed Irrevocable Limited Stock Powers appointing the Supplier's legal counsel as attorney to transfer the above stock to the Supplier in the event of a default under the Loan Documents. The shares pledged as collateral are to be returned to the Guarantors and the Company upon the payment of all amounts due under the Note.

     The Guarantors also executed Continuing Guarantees to the Supplier which fully guaranteed all outstanding amounts due under the Note in the event of default under the Loan Documents.

FCLT Loans


     As of October 31, 1996, the Company owed FCLT, L.P., a Texas limited partnership ("FCLT"), an aggregate of approximately $349,000 (the "Debt") under two loan agreements. See "RISK FACTORS--Risk Factor No. 3--Outstanding Indebtedness".


     One loan is evidenced by a promissory note in the face amount of $414,000, with an outstanding principal balance of $269,000 at October 31, 1996. The Company is required to make monthly payments on this note, including interest, of $4,907 to FCLT until June 1998, at which time all outstanding principal and interest become payable. The other loan is evidenced by a promissory note in the face amount of $180,000, with an outstanding principal balance of $80,000 at October 31, 1996. The Company is required to make monthly payments on this note, including interest, of $1,175 to FCLT until June 1998, at which time all outstanding principal and interest become payable. The Company's aggregate monthly payments, including interest, currently are $6,082 to FCLT. Interest accrues on the outstanding Debt at the rate of 10 percent per annum until maturity and at the rate of 18 percent per annum after maturity. The Company may prepay part of or all the Debt at any time without penalty.

     The Debt is secured by two Deeds of Trust on the Company's real property on which the Company's offices and warehouse/assembly plant are located. In the event that the Company sells any of this property, FCLT has the right to declare the entire outstanding Debt immediately due and payable. The Debt is guaranteed by each of Messrs. Wilson, Clemons and Farrar.

Government Regulation

     The Company's business is subject to a variety of governmental regulations and licensing requirements relating to construction activities. Prior to commencing work on a project in the United States, the Company is required to obtain building permits and, in some jurisdictions, a general contractor license is required by the state or local licensing authorities. In addition, the construction projects are required to meet federal, state and local code requirements relating to construction, building, fire and safety codes. In order to complete a project and obtain a certificate of occupancy, the Company is required to obtain the approval of local authorities confirming compliance with these requirements.

     The Company is subject to similar and sometimes more onerous government regulations and licensing requirements of any foreign countries in which it operates. Although the Company has not researched the applicable laws of all foreign countries, the Company is not aware of any significant impediments to doing business in most other countries. If significant impediments do arise in certain countries, the Company does not intend to pursue business there.

Employees

     The Company has 155 employees including its Chief Executive Officer, the Presidents for each of its three divisions, an in-house legal counsel, one Vice President, five project managers, one Project Engineer, two project coordinators, 4 estimators, a manager of manufacturing operations, 13 draftsmen, 8 salesmen, 20 superintendents, 36 shop workers, 40 to 50 construction employees, a purchasing manager and a coordinator, five accounting personnel and 8 secretarial, administrative and clerical employees.

     There are no family relationships among the Company's officers and directors.

Properties

     The Company occupies, approximately 16,000 square feet of space in an office building and 21,450 square feet of space in a warehouse/assembly plant/office at 14603 Chrisman, Houston, Texas. Both buildings, together with the approximately 7.3 acres on which they are located, are owned by the Company. The office building includes offices for the Company's metal buildings and mini-warehouse operations as well as for the Company's administrative and financial operations. The warehouse/assembly plant/office houses the Company's metal buildings manufacturing operations. Both buildings are encumbered by the Debt described under "FCLT Loans" and by the Note described under "Indebtedness

To Major Supplier". The Company also leases 824 square feet of space in Conroe, Texas, for its cold storage construction services.

Legal Proceedings

     No material legal proceedings, other than ordinary routine litigation incidental to the business of the Company are pending in which the Company is a party, or to which the property of the Company is subject, and no such material proceeding is known by management of the Company to be contemplated.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The selected financial data of the Company presented below for each of the years in the five-year period ended April 30, 1996 are derived from the audited consolidated financial statements of the Company for these periods. The selected financial data presented for the nine-month periods ended October 31, 1996 and 1995 are derived from the unaudited consolidated financial statements included elsewhere in this Prospectus, which in the opinion of management include all normal and recurring adjustments necessary for fair presentation of information. This information should be read in conjunction with the Consolidated Financial Statements and Notes thereto and "Management's Discussion And Analysis Of Financial Condition And Results Of Operations" included elsewhere in this
Prospectus. The selected consolidated financial data provided below is not necessarily indicative of the future results of operations or financial performance of the Company.

                                                                                                                    Six Months
                                                                     Years Ended April 30,                       Ended October 31
                                          ---------------------------------------------------------------      --------------------

                                            1992          1993          1994           1995          1996       1995         1996
                                          --------      -------      ----------       -------      -------     -------      --------

Statement of Operations Data:                                (in thousands, except per share data)                  (Unaudited)

Contract revenues                          $19,918      $16,843      $25,845(1)       $24,317      $31,185     $15,581      $18,089

Contract cost                               18,277       13,905          22,566        20,812       27,204      13,959       16,244

Gross profit                                 1,641        2,938           3,279         3,505        3,981       1,622        1,845

Selling, general and administrative          2,391        3,091           3,303         3,021        3,359       1,838        2,060

Provision for doubtful accounts                 30           35             156            48           62          35          254

Bridge financing costs                         -0-          -0-             -0-           -0-          -0-         -0-        1,105

Interest and other financing costs              79          192             219           188          184          93          159

Federal income tax expense                      --           --              --            --           35          --           --

Net income (loss) after pro forma            (565)        (361)           (420)           187          352       (332)      (1,665)
income taxes

Net income (loss) per share after            (.19)        (.12)           (.14)           .06          .12       (.11)        (.57)
pro forma income taxes

Dividends paid per share                       .04          .03             .01           -0-          -0-         -0-          -0-



                                                                 April 30,                                   October 31,
                                          ---------------------------------------------------------------    -----------
                                            1992         1993            1994          1995          1996       1996
                                          --------     --------       ---------      --------      -------     --------
Balance Sheet Data:                                                                                    (Unaudited)

Current Assets                              $3,026       $3,058          $4,581        $4,163       $5,944      $7,993

Current Liabilities                          3,258        4,076           5,974         5,568        5,107       9,968

Working capital (deficiency)                 (232)      (1,018)         (1,393)       (1,405)          837     (1,975)

Total assets                                 4,382        4,265           5,717         5,487        7,346       9,739

Long-term debt                               1,029          519             495           454        2,422         369

Stockholders' equity (deficit)                  94        (330)           (759)         (572)        (220)       (636)

--------------


(1) See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" for discussion of a non-recurring contract for $5.58 million that was performed during 1994.


(2) Prior to its acquisition during the year ended April 30, 1994, AIC Management, Inc. was a nontaxable entity. Pro forma income taxes were reflected herein as if AIC Management, Inc. had been a taxable entity for the periods preceding its acquisition.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


Results Of Operations

     The following table sets forth for the periods indicated the percentages that certain items are of total revenues and the percentage of change of that ratio from the corresponding year-earlier period:

                                            Percentage of Total Revenues                     Percentage Change From Prior Period
                             ----------------------------------------------------------     ----------------------------------------
                                                                                                                         Six Months
                                                                    Six Months Ended                                       Ended
                                    Year Ended April 30,               October 31,           Year Ended April 30,        October 31,
                             --------------------------------     ---------------------     ----------------------      ------------

                              1994        1995         1996         1995         1996         1995          1996            1996
                             --------   ---------     -------     --------     --------     ---------     --------        -------
Revenues:

   Contract revenues:         100.0%      100.0%       100.0%       100.0%       100.0%        (5.9%)        28.2%          16.1

Costs and expenses:

Contract costs:                87.3%       85.6%        87.2%        89.6%        89.9%        (7.8%)        30.7%          16.4

   Selling, general and        12.8%       12.4%        10.8%        11.8%        11.4%        (8.6%)        11.2%          12.1
     administrative:

   Provision for doubtful        .6%         .2%          .2%          .2%         1.4%       (69.2%)        28.3%        624.6%
                                 ---         ---          ---          ---         ----       -------        -----        ------
     accounts

   Private Placement             ---         ---          ---          ---         6.1%           ---          ---        100.0%
                                 ---         ---          ---          ---         ----           ---          ---        ------
     financing costs

   Interest and other
     financing costs:            .8%         .8%          .6%          .6%          .8%       (14.2%)       (1.9%)         71.0%
                               -----      ------      -------          ---          ---       -------       ------      --------

Total costs and expenses:     101.5%       99.3%        98.7%       102.1%       109.2%        (8.3%)        28.0%         69.4%
                              ======       =====        =====       ======       ======        ======        =====     =========


     Six Months Ended October 31, 1996 Compared With Six Months Ended October 31, 1995.


     For the six months ended October 31, 1996, the Company reported a net loss of $1,665,000, or $.57 per share, on revenues of $18,089,000 as compared with a net loss of $332,000, or $.11 per share, on revenues of $15,581,000. The increase in net loss is primarily attributable to the following: (a) the Company recorded a one time non-cash charge of $1,105,000 for private placement costs; and (b) the Company incurred an expense of $200,000 as a provision for doubtful accounts resulting from an anticipated loss for outstanding accounts receivable in the amount of $325,000. The Company agreed to accept an offer of payment of $125,000 as full payment for the disputed account balance.

     The total margins decreased .3% when comparing October 31, 1995 margin of 10.4% with 10.1% at October 31, 1996. This decreased margin is attributed to the metal building division which earned revenues of $8.8 million with a margin of 5.2% for the six months ended October 31, 1996 as compared with earned revenues of $4.1 million with a margin of 7.4% for the six months ended October 31, 1995. This decline in overall margins was offset by the results of improved margins within the mini- warehouse and Thermal Systems Divisions.

     The mini-warehouse division improved its margin to 14.1% on revenues of $8.8 million for the six months ended October 31, 1996 as compared with a margin of 12.0% on revenues of $11.1 million for the six months ended October 31, 1995. In addition, the Thermal Systems Division earned revenues of $.5 million with a margin of 18.0% for the six months ended October 31, 1996 as compared with revenues of $.4 million with a margin of 10.6% for the comparable period in 1995.

     Selling, general and administrative expenses as a percentage of revenues decreased to 11.4% for the six months ended October 31, 1996 as compared with 11.8% for the six months ended October 31, 1995. This decrease in percentage is a result of revenues increasing at a greater rate than expenses. The Company anticipates that, to the extent that revenues continue to increase in the future, of which there is no assurance, selling, general and administrative expenses will increase at a lower rate.


     Interest expense increased $67,000 from $93,000 for the six months ended October 31, 1995 as compared with $159,000 for the six months ended October 31, 1996. This increase is the result of the conversion of accounts payables to interest-bearing Notes Payable to Supplier effective in April 1996.


     The Company's contract backlog as of October 31, 1996 was $17.6 million as compared to $14.7 million as of October 31, 1995, an increase of $2.9 million, which is primarily attributable to a $4.1 million increase in the backlog for the metal building manufacturing division, a $2.2 million decrease in the backlog for the mini-warehouse construction division, and a $1.0 million increase for the thermal systems division.

     Fiscal Year Ended April 30, 1996 Compared With Fiscal Year Ended April 30, 1995.

     For the fiscal year ended April 30, 1996, the Company reported a net profit of $352,000 or $.12 per share, on revenues of $31,185,000 as compared with net profit of $187,000, or $.06 per share, on revenues of $24,317,000 for the prior year. The increased profit resulted primarily from increased revenues and from a reduction in selling, general and administrative expenses as a percentage of revenues, which decreased to 10.8% of gross revenues in fiscal 1996 from 12.4% of gross revenues in fiscal 1995. See discussion above of selling, general and administrative expenses for the six months ended October 31, 1996 for additional information.

     The increase in total revenues from $24,317,000 in fiscal 1995 to $31,185,000 in fiscal 1996 is due primarily to a large increase in sales of the mini-warehouses and other general construction products. Although these increased sales were realized at a lower overall gross profit margin, management believes that the increase in volume more than justified growth in this area. The decrease in gross profit margin was from 14.4% for fiscal 1995 to 12.8% for fiscal 1996.

     The  Company's   contract  backlog  as  of  April  30,  1996  decreased  to
$12,079,000   from  $13,055,000  as  of  April  30,  1995,  which  is  primarily attributable to a lower volume of mini-warehouse general construction products. From April 30, 1994 to April 30, 1995, the Company's backlog increased from $10,500,000 to $13,055,000, which was primarily attributable to both the metal building and mini- warehouse general construction products.

     Interest expense decreased by $4,000 even though gross revenues increased by almost $7 million in fiscal 1996. This was primarily due to a favorable financing agreement negotiated with its major supplier which allowed the Company to substantially increase its existing outstanding accounts payable and therefore reduce its borrowings to finance accounts receivables.

     Fiscal Year Ended April 30, 1995 Compared With Fiscal Year Ended April 30, 1994.

     For the fiscal year ended April 30, 1995, the Company reported a net profit of $187,000, or $.06 per share, on total revenues of $24,317,000 as compared with a net loss of $420,000, or $.14 per share, in fiscal 1994, on total revenues of $25,845,000.

     The decrease in revenues for fiscal 1995 as compared with fiscal 1994 is primarily due to a large one-time contract for a cold storage facility in fiscal 1994. This contract resulted in revenues of $5,583,000 in fiscal 1994 versus $1,268,000 in 1995.

     The increase in profitability for fiscal 1995 over fiscal 1994 resulted primarily from an increase in gross margin percentage from 12.7% in fiscal 1994 to 14.4% in fiscal 1995 and a reduction in selling general and administrative expenses of $282,000 in fiscal 1995 as compared to fiscal 1994. The Company experienced lower margins in fiscal 1994 as a result of the aforementioned cold storage facility contract that contributed $5,583,000 of revenues during fiscal 1994. The Company accepted this contract at a "cost plus a fixed fee". The fixed fee was well below the Company's usual profit margin, but management felt that the increase in volume coupled with the relatively low risk of a cost plus contract more than justified acceptance of this contract.

     Selling, general and administrative expenses, as a percentage of gross revenues, declined in fiscal 1995 to 12.4% from 12.8% in fiscal 1994. This was a result of management's decision to manage international sales from its corporate headquarters, and thereby eliminate overhead in other locations.

     Interest expense decreased by $31,000 from fiscal 1994 to fiscal 1995 because of reduced borrowings to finance receivables during fiscal 1995. Interest expense in connection with receivable financing amounted to $101,000 in fiscal 1994 as compared to $58,000 for fiscal 1995. The Company was able to lower its usage of receivable financing in fiscal 1995 because of the improvement in gross margins and the reduction in overhead as previously discussed.

Liquidity And Capital Resources

     As of October 31, 1996, the Company had current assets of $7,993,000 and current liabilities of $9,968,000 which represents a negative working capital of $1,975,000. Working capital decreased $2,812,000 as compared to April 30, 1996. As of April 30, 1996, the Company had current assets of $5,944,000 and current liabilities of $5,107,000, which represents a positive working capital of $837,000 as compared with a working capital deficit of $1,405,000 as of April 30, 1995. The $2,812,000 decrease in working capital is primarily the result of recognizing the entire balance on the Note Payable to Supplier of $2,201,000 as a current payable. See "RISK FACTORS--Risk Factor No. 3--Outstanding Indebtedness" and "BUSINESS--Indebtedness To Major Supplier". The balance of the decrease in working capital is attributed to the loss incurred from operations for the six months ended October 31, 1996.

     As of October 31, 1996 the Company's cash balance decreased $75,000 as compared to the balance at April 30, 1996. This decrease is primarily attributable to the Company's utilizing available cash to reduce notes payable and capital lease obligations by $287,000 and costs associated with the Company's initial public offering.


     The Company's net cash flow is materially affected by the timing of payments of accounts payable, other amounts owed, and collection of accounts receivable. The Company's cash flow from operations increased by $199,000 for fiscal 1996 as compared with fiscal 1995. The cash flow from operations for the six months ended October 31, 1996 as compared to October 31, 1995 improved $494,000 even though the Company incurred an increased loss from operations of $1,333,000 which is primarily attributable to incurring a $1,105,000 non-cash expense for Bridge financing costs.


     For the fiscal year ending April 30, 1997, the Company is planning to make capital expenditures described under "USE OF PROCEEDS", which assumes the successful completion of this Offering. The current maturities of long-term debt and capital lease obligations that are required to be paid during fiscal 1997 are approximately $551,000 in the aggregate. Management of the Company believes that for fiscal 1997, the Company's anticipated cash flow from operations, funding from this Offering, and its financing arrangement with its major supplier, will be adequate for the Company to meet its requirements for operations, debt service and necessary capital expenditures. See "RISK FACTORS--Risk Factor No. 3-- Outstanding Indebtedness". However, without the successful completion of this Offering, the Company does not anticipate being able to undertake the majority of the capital expenditures described under "USE OF PROCEEDS" in the near future.

     As indicated below and in the Company's financial statements, the Company has experienced losses from operations in the past. However, the Company believes that it will be able to operate profitably in the future as a result of increased operating volume and the benefits to be derived by it from the proposed public offering described elsewhere in this prospectus.

     As of October 31, 1996, the Company's backlog was $17.6 million as compared with $14.7 million as of October 31, 1995. The Company anticipates increased volume for fiscal 1997 and does not anticipate that its liquidity or capital resources will be significantly altered by its operating results for fiscal 1997.

                                   MANAGEMENT

         The Officers and Directors of the Company are as follows:


Name                        Age            Position
----                        ---            --------

John T. Wilson               42       Chief Executive Officer, Chairman Of The
                                      Board and Director

Danny R. Clemons             46       President/Mini-Warehouse Division and
                                      Director

Ralph L. Farrar              49       President/Metal Buildings Division,
                                      Secretary and Director

Jim W. Williams              42       Vice President/Finance, Chief Financial
                                      Officer, Assistant Secretary and Director


Louis S. Carmisciano         55       Director



     John T. Wilson has served as Chief Executive Officer of the Company since May 1992 after having served as Vice President from May 1985 to May 1992. Mr. Wilson also has served as a Director of the Company since its formation in May 1985 and as Chairman Of The Board since November 1994. In addition to his other responsibilities as Chief Executive Officer, Mr. Wilson coordinates the Company's marketing, administrative and financial activities. Mr. Wilson has in excess of 22 years of experience working in the construction industry.

     Danny R. Clemons has served as President of the Mini-Warehouse Division of the Company since November 1994 after having served as President of the Company from December 1986 to November 1994. Mr. Clemons also has served as a Director of the Company since May 1985. Mr. Clemons has in excess of 25 years of experience working in the construction industry.

     Ralph L. Farrar has served as President of the Metal Buildings Division of the Company since November 1994 and Secretary and a Director of the Company since May 1985. Mr. Farrar also served as Treasurer of the Company from May 1985 to November 1994. Mr. Farrar has in excess of 27 years of experience working in the construction industry.

         Jim W. Williams has served as Vice President of Finance and Chief Financial Officer of the Company since January 1990, and as a Director since June 1996. From January 1989 to January 1990, Mr. Williams served as Controller of Care Shipping, Inc., which engaged in the business of marine terminal and stevedoring operations. From January 1981 to January 1989, Mr. Williams served as Treasurer and Controller of Shippers Stevedoring, Inc., which engaged in the business of marine terminal and stevedoring operations. Mr. Williams received a B.A. Degree in Business Administration from Hardin-Simmons University in Abilene, Texas in 1977.


     Louis S. Carmisciano became a Director of the Company on January 14, 1997. Since 1984, Mr. Carmisciano has served as the President of LSC Associates, Inc., a firm providing consulting services to the construction and real estate industries. Mr. Carmisciano, as President of LSC Associates, Inc., has provided consulting services to the Company since July 1996. Prior to 1984, Mr. Carmisciano was the senior vice president of Dimeo Enterprises, Inc., a real estate developer and contractor, and also served as an audit manager for Touche Ross & Co. In addition, since 1978, Mr. Carmisciano has served as a professional lecturer at the Hartford Graduate Center in Hartford, Connecticut and has lectured for the American Subcontractors Association, the Rhode Island Bankers Association, and the Massachusetts and Rhode Island Societies Of Certified Public Accountants. Mr. Carmisciano is a member of the Association of General Contractors, the American Subcontractors Association, the Construction Financial Management Association, the American Institute of Certified Public Accountants, the Massachusetts Society of Certified Public Accountants, and the Rhode Island Society of Certified Public Accountants. Mr. Carmisciano is a certified public accountant licensed in the Commonwealth of Massachusetts and the State of Illinois and received a B.S. Degree in Business Administration from Northeastern University in Boston, Massachusetts in 1963.


     Another key employee of the Company is as follows:

     Jimmy M. Rogers, 44, has been in charge of the Company's cold storage services since September 1990 and has served as President of the Thermal Systems Division of the Company since November 1994. From 1982 to September 1990, Mr. Rogers served as Vice President of Cold Storage Construction Company, which engaged in freezer and refrigerated unit installation. Mr. Rogers has in excess of 12 years of experience working in the freezer and refrigerated installation industry. Mr. Rogers received a B.S. Degree in Business Agriculture from Hardin-Simmons University in Abilene, Texas in 1980.

     There are no family relationships between any of the above officers, directors and key employees of the Company.


     If the Offering is successfully completed, for a period of five years commencing after the closing of the Offering, the Representative will have the right to designate to the Company's Board Of Directors one person to serve as an advisor to or member of the Company's Board of Directors. The Company has not been notified of whether the Representative intends to designate an advisor to or a member of the Company's Board of Directors.

                             EXECUTIVE COMPENSATION


     The following table sets forth in summary form the compensation received during each of the Company's last three completed fiscal years by certain officers of the Company. No other employee of the Company, except as set forth below, received total salary and bonus exceeding $100,000 during any of the last three fiscal years.

                      Summary Of Annual Compensation Table
                      ------------------------------------



                                 Fiscal Year                          All Other
  Name and Principal                Ended                           Compensation
       Position                   April 30,        Salary ($) (1)       ($) (2)
================================================================================

John T. Wilson                     1996                72,000           6,811
 Chief Executive Officer,          1995                72,000           6,120
  Chairman Of The                  1994               107,406          13,648
  Board and a director

Danny R. Clemons                   1996                72,000           8,329
  President/Mini-                  1995                72,000           6,661
  Warehouse Division               1994               107,406          13,678
  and a director

Ralph L. Farrar                    1996                72,000           8,286
  President/Metal                  1995                72,000           7,533
  Buildings Division               1994               107,406          11,718
  and a director


-------------------------

(1) The dollar value of base salary (cash and non-cash) received. Each of the named individuals currently is receiving a salary of $85,000 per year. For a description of employment agreements with the named individuals, see below, "Employment Contracts And Termination Of Employment And Change-In-Control Agreements".

(2) All other compensation received that the Company could not properly report in any other column of the Summary Compensation Table, consisting of annual Company contributions or other allocations to the Company's 401(k) plan, amounts paid for group medical insurance premiums, amounts paid on behalf of the named person for life insurance premiums, and "S" Corporation dividends. The amounts shown consist of the following: 1996: John T. Wilson
     - $1,184 for 401(k) contributions, $4,292 for group medical insurance premiums, and $1,335 for life insurance premiums; Danny R. Clemons - $1,579 for 401(k) plan contributions, $4,292 for group medical insurance premiums, and $2,458 for life insurance premiums; and Ralph L. Farrar - $1,184 for 401(k) plan contributions, $4,490 for group medical insurance premiums, and $2,612 for life insurance premiums; 1995: John T. Wilson - $1,016 in 401(k) contributions, $4,107 for group medical insurance premiums, and $997 for life insurance premiums; Danny R. Clemons - $897 for 401(k) plan contributions, $4,107 for group medical insurance premiums, and $1,657 for life insurance premiums; and Ralph L. Farrar - $1,016 for 401(k) plan contributions, $4,681 for group medical insurance premiums, and $1,836 for life insurance premiums; and 1994: John T. Wilson - $965 for 401(k) plan contributions, $5,183 for group medical insurance premiums, and $7,500 for "S" Corporation dividends; Danny R. Clemons - $995 for 401(k) plan contributions, $5,183 for group medical insurance premiums, and $7,500 for "S" Corporation dividends; and Ralph L. Farrar - $966 for 401(k) plan contributions, $3,252 for group medical insurance premiums, and $7,500 for "S" Corporation dividends.

Compensation Of Directors
-------------------------


     Louis S. Carmisciano, a Director of the Company who is neither an officer nor an employee of the Company, will be paid $150 per hour for his services as a Director of the Company. Mr. Carmisciano also is the President of LSC Associates, Inc. ("LSC"), which provides consulting services to the Company. This arrangement is described under "TRANSACTIONS BETWEEN THE COMPANY AND RELATED PARTIES--Consulting Agreement". The Company has no other arrangement pursuant to which the other directors of the Company are compensated for any services provided as a director or for committee participation or special assignments.


Employment Contracts And Termination Of Employment And Change-In-Control Arrangements
--------------------------------------------------------------------------------

     The Company has entered into three-year employment agreements that began on January 1, 1995 with each of the following executive officers: John T. Wilson, Danny R. Clemons, Ralph L. Farrar, and Jim W. Williams. Each of the agreements is terminable at will and automatically renews for consecutive one-year terms unless a party provides written notice of its desire not to renew. The annual salary during the term of the agreements are the following amounts, although the Board Of Directors of the Company may increase the salary in its sole discretion: John T. Wilson, Danny R. Clemons, Ralph L. Farrar, and Jim W. Williams, $85,000 each. The Company also will pay all the premiums on two $500,000 term life insurance policies covering each of the above executive officers, of which one policy covering each of them is a key-man policy for which the Company is the beneficiary and the other policy is for the benefit of a beneficiary designated by the respective executive officer.

     The Company also has entered into a ten-year employment agreement with Jimmy M. Rogers that became effective on May 1, 1993. This agreement is terminable at will and automatically renews for consecutive one-year terms unless either party provides written notice of its desire not to renew. The annual salary during the term of the agreement is presently $66,000 although the Board Of Directors of the Company may increase this amount in its sole discretion. The agreement also provides for Mr. Rogers to receive the following:
(i) an incentive bonus equal to 18 percent of the annual net operating profit of the thermal systems division of the Company; (ii) bonus payments of $17,000 on November 16, 1993 and of $13,600 on each December 1 from and including 1994 through 1998, provided that he still is employed by the Company on those respective dates; and (iii) payment by the Company of the premiums on a $1 million key-man life insurance policy covering Mr. Rogers, of which 50 percent of the proceeds is distributable to the Company and 50 percent to a beneficiary designated by Mr. Rogers.

     The Company has no compensatory plan or arrangement that results or will result from the resignation, retirement, or any other termination of an executive officer's employment with the Company or from a change-in-control of the Company, unless the Company terminates the employment of an executive officer without cause before the full term of the employment agreement expires, in which case the Company is required to pay three months salary to that executive officer.

Compensation Committee Interlocks And Insider Participation.
------------------------------------------------------------


     The Company's Board Of Directors determines the compensation for the Company's executive officers. The Company has no compensation committee or other committee of the Board Of Directors that performs a similar function. Each of the Company's current directors except for Louis S. Carmisciano also is an executive officer of the Company. John T. Wilson, Danny R. Clemons, and Ralph F. Farrar, each of whom is an executive officer and employee of the Company, participated in deliberations of the Company's Board Of Directors concerning executive officer compensation during the fiscal year ended April 30, 1996. Jim
W. Williams became a director of the Company in June 1996. Mr. Williams also is the Vice President/Finance and Chief Financial Officer of the Company.

                             PRINCIPAL STOCKHOLDERS

     The following table summarizes certain information as of December 31, 1996 with respect to the beneficial ownership of the Company's Common Stock (i) by the Company's officers and directors, (ii) by stockholders known by the Company to own five percent or more of the Company's Common Stock, and (iii) by all officers and directors as a group.


                                                                             Percent Of        Percent Of
                                  Amount And Na-          Percent Of         Class After        Class After
Name And Address                ture Of Beneficial      Class Prior To        Minimum            Maximum
Of Beneficial Owner                 Ownership             Offering           Offering (1)      Offering (1)
-------------------             -----------------       --------------       ------------      ------------

Danny R. Clemons(2)                 707,319                 24.4%                19.6%             19.1%
14603 Chrisman
Houston, Texas
77039

Ralph L. Farrar(2)                  707,319                 24.4%                19.6%             19.1%
14603 Chrisman
Houston, Texas
77039

John T. Wilson(2)                   707,319                 24.4%                19.6%             19.1%
14603 Chrisman
Houston, Texas
77039

Jim W. Williams(2)                  135,444                  4.7%                 3.8%              3.7%
14603 Chrisman
Houston, Texas
77039

Louis S. Carmisciano                      0                    0%                    0                0%
P.O. Box 1114
Chicago, Illinois
60690-1114

All Officers And                  2,257,401                 77.8%                62.7%             61.0%
Directors
As A Group (Five
Persons)(2)


--------------------

(1) Assumes that all the shares of Common Stock offered pursuant to this Prospectus are sold, that none of the Warrants offered or previously outstanding are exercised, and that the respective beneficial owners listed in the table will not purchase any shares of Common Stock in this Offering.

(2) All the shares owned by each of Messrs. Clemons, Farrar, Wilson and Williams are pledged as collateral for the Company's indebtedness to the Supplier as described under "BUSINESS--Indebtedness To Major Supplier". If there were a default in this indebtedness and the Supplier were to foreclose on the pledged shares, a change of control of the Company could result. See "BUSINESS--Indebtedness To Major Supplier".

              TRANSACTIONS BETWEEN THE COMPANY AND RELATED PARTIES


Conflicts Of Interest Policy.
-----------------------------

     The Company has established a policy for considering transactions with directors, officers, and shareholders of the Company and their affiliates. Pursuant to this policy, the Board Of Directors of the Company will not approve any such related party transactions unless the Board Of Directors has determined that the terms of the transaction are no less favorable to the Company than those available from unaffiliated parties. Because this policy is not contained in the Company's Certificate Of Incorporation or Bylaws, this policy is subject to change at any time by the vote of the Board Of Directors. It currently is not contemplated that this policy will be changed. The Board has determined that the transactions described below were made on terms no less favorable to the Company than would have been available from unaffiliated parties.

Issuances And Transfers Of Stock.
---------------------------------

     The Company was incorporated in Texas on May 14, 1985. At that time, each of John T. Wilson, Danny R. Clemons, and Ralph L. Farrar paid $250, or $.01 per share, for 25,000 shares (an aggregate total of 75,000 shares) of stock of American International Construction, Inc., a Texas corporation ("AIC-Texas").

     In May 1994, AIC Management, Inc. merged with and into the Company. As part of the merger, the shareholders of AIC Management, Inc. received an aggregate of 75,000 shares of the Company's common stock, which after its issuance constituted 50 percent of the Company's outstanding shares. The shareholders of AIC Management, Inc. at the time of the merger were John T. Wilson, Danny R. Clemons and Ralph L. Farrar. In determining that the values of the two companies were approximately equal, the Company and AIC Management, Inc. considered the net book value of the assets of each, an appraisal of the value of the land and a building owned by AIC Management, Inc., and their respective estimates of the fair market value of the land and building.

     In April 1992, each of John T. Wilson, Danny R. Clemons and Ralph L. Farrar transferred to Jim W. Williams 3,000 shares of the common stock of AIC-Texas owned by each of them respectively. The shares were given to Mr. Williams as an incentive bonus.


Grants Of Stock Options.
------------------------

     On January 14, 1997, the Company granted options to purchase an aggregate of 175,000 shares of the Company's Common Stock to employees of the Company pursuant to the Company's 1994 Stock Option Plan. Included in these option grants were options to purchase 10,000 shares granted to each of Jim W. Williams and Jimmy M. Rogers. The exercise price of these options is $5 per share. None of these options are exercisable for one year after the date of grant. One fourth of the options granted become exercisable on each of January 14, 1998, 1999, 2000 and 2001, and all of these options expire on January 14, 2002.

Delaware Reincorporation And Capital Restructurings.
----------------------------------------------------

     In June 1994, the Company changed its state of incorporation and effected a 16-for-1 stock split by forming a wholly owned Delaware subsidiary into which the Company was merged. As a result of this transaction, the Company became a Delaware corporation with 2,400,000 shares of Common Stock outstanding. All references in this Prospectus to numbers of shares give effect to this stock split and the issuance of 75,000 shares to the shareholders of AIC Management.

Employment Agreements.
----------------------

     The Company is a party to employment agreements with each of its four officers. These agreements are described under "EXECUTIVE COMPENSATION".


Consulting Agreement.
---------------------

     LSC Associates, Inc. ("LSC"), of which Louis S. Carmisciano is the President, has served as a consultant to the Company since July 1, 1996. Pursuant to the original agreement, which terminated on December 31, 1996, LSC received $5,000 per month plus expenses for consulting services provided to the Company during the six month period ended December 31, 1996. This agreement provided that the Company and LSC would evaluate the arrangement at December 31, 1996 and determine whether to enter into a new arrangement, which might include continuing to retain LSC as a consultant and electing Mr. Carmisciano as a Director. Effective January 1, 1997, the arrangement was modified to retain LSC as a consultant on an as needed basis for $150 per hour, with no minimum hour requirement. Mr. Carmisciano was elected a Director of the Company on January 14, 1997. Mr. Carmisciano will be paid at the same hourly rate for services provided to the Company as a Director.


Interests In U.S. Storage, Inc. And U.S. Storage Management Services, Inc.
--------------------------------------------------------------------------

     As of October 16, 1996, each of Danny Clemons, Leroy Farrar, and John T. Wilson transferred to the Company all of their interests in U.S. Storage, Inc. ("U.S. Storage") and U.S. Storage Management Services, Inc. ("Management Services"). U.S. Storage was formed for the purpose of owning mini-warehouse facilities, and Management Services was formed for the purpose of providing management services for mini-warehouse facilities. In exchange for these transfers, each of Messrs. Clemons, Farrar and Wilson received the right to receive eight and one-third percent of any cash distributions received by the Company from U.S. Storage or its successors. Messrs. Clemons, Farrar, and Wilson had acquired their respective interests in U.S. Storage consisting, for each of them, of 25 percent of the common stock of U.S. Storage, in February 1996 for $500 each. Messrs. Clemons, Farrar, and Wilson had acquired their respective interests in Management Services, consisting, for each of them, of 25 percent of the common stock of Management Services, in May 1996 for $250 each. On October 17, 1996, the Company exchanged all its interest in U.S. Storage for a 37.5 percent interest in U.S. Storage/Westheimer G.P.L.C. ("Westheimer") and it sold all its interest in Management Services to a former employee for $15,000 including $7,500 cash and release of the Company from $7,500 in commissions owed to the individual. Westheimer is involved in the ownership of mini-warehouse facilities.

     As of October 23, 1996, Messrs. Clemons, Farrar and Wilson each transferred to Jim W. Williams, an officer and director of the Company, the right to receive one and two-thirds percent of any cash distributions received by the Company from U.S. Storage or its successors. As a result of these transfers, each of Messrs. Clemons, Farrar and Wilson has the right to receive six and two-thirds percent, and Mr. Williams has the right to receive five percent, of any cash distributions received by the Company from U.S. Storage or its successors.


     None of Messrs. Clemons, Farrar or Wilson ever has received any payment, distribution, or other economic benefit from either U.S. Storage or Management Services. In May 1996, prior to assignment of all the interests of Messrs. Clemons, Farrar and Wilson in U.S. Storage and Management Services to the Company, the Company entered into a contract with U.S. Storage/Westheimer, Ltd. for the Company to construct a mini-warehouse facility for approximately $1.37 million. U.S. Storage/Westheimer, Ltd. is a limited partnership in which Westheimer owns a 45 percent interest, which results in the Company's owning a
16.875 percent beneficial interest in U.S. Storage/Westheimer, Ltd. The Company believes that the terms of this contract were at least as favorable to the Company as the terms and conditions of all other similar contracts for construction of mini-warehouse facilities that the Company enters into with unrelated parties. As indicated above, none of Messrs. Clemons, Farrar or Wilson has ever received any payment, distribution or any other economic benefit from U.S. Storage or Management Services, and each of these three individuals has transferred all of his respective right, title, and interest in and to each of U.S. Storage and Management Services to the Company.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

     On August 5, 1994, Melton & Melton, L.L.P. ("Melton"), the Company's independent accountant at that date, informed the Company that it is not Melton's usual policy to issue audit opinions for inclusion in registration statements filed with the Securities And Exchange Commission, and therefore, Melton would not consent to the inclusion of its audit opinions in the Company's registration statement. As a result, the Company engaged HEIN + ASSOCIATES LLP as the Company's independent accountant, which decision was approved by the Board Of Directors of the Company.

     Melton's prior reports concerning the Company's financial statements did not contain adverse opinions or disclaimers of opinion, and they were not qualified as to uncertainty, audit scope or accounting principles. There have been no disagreements with Melton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

                            DESCRIPTION OF SECURITIES


     The Company's authorized capital consists of 20 million shares of $.001 par value Common Stock and one million shares of $1.00 par value Preferred Stock. The Company's issued and outstanding capital as of December 31, 1996 consisted of 2,900,100 shares of $.001 par value Common Stock which were held by 35 stockholders and 3,000,000 Warrants held by 26 holders. The Company is offering a minimum of 700,000 and a maximum of 800,000 shares of Common Stock and a minimum of 700,000 and a maximum of 800,000 Warrants pursuant to this Prospectus.


Common Stock

     Each share of the Common Stock is entitled to share equally with each other share of Common Stock in dividends from sources legally available therefore, subject to the rights of the Preferred Stock, when, as, and if declared by the Board of Directors and, upon liquidation or dissolution of the Company, whether voluntary or involuntary, to share equally in the assets of the Company that are available for distribution to the holders of the Common Stock. Each holder of Common Stock of the Company is entitled to one vote per share for all purposes, except that in the election of directors, each holder shall have the right to cast one vote per share for each nominee for director. Cumulative voting shall not be allowed in the election of directors or for any other purpose, and the holders of Common Stock have no preemptive rights, redemption rights or rights of conversion with respect to the Common Stock. All outstanding shares of Common Stock and all shares to be sold and issued upon exercise of the Warrants will be fully paid and nonassessable by the Company. The Board Of Directors is authorized to issue additional shares of Common Stock within the limits authorized by the Company's Certificate Of Incorporation and without stockholder action.

     The Company has not paid any dividends during its last two fiscal years or in any subsequent periods.

     The Company has reserved a sufficient number of shares of Common Stock for issuance in the event that all the Warrants are exercised. In addition, the Company has reserved a sufficient number of shares of Common Stock for issuance upon the exercise of options under the Company's 1994 Stock Option Plan.


     The issuance of additional shares of Common Stock and other securities of the Company is subject to the Representative's right of approval for two years after the effective date of the Offering.


Common Stock Purchase Warrants

     General. The redeemable Common Stock Purchase Warrants (the "Warrants") offered by the Company are to be in registered form. They are tradeable separately from the Common Stock. Each Warrant is exercisable at $5.00 per Warrant during the period commencing on the date of this Prospectus and ending five years from the date of this Prospectus. Although there currently is no plan or other intention to do so, the Board Of Directors of the Company, in its sole discretion, may extend the exercise period of the Warrants and/or reduce the exercise price of the Warrants. It is anticipated that the Board would make such a modification only if it deemed it to be in the Company's best interests. Possible circumstances that may lead to modification of the terms of the Warrants, of which there is no assurance, would include circumstances in which the market price of the Company's Common Stock is less than the exercise price of the Warrants and the Board would reduce the exercise price of the Warrants in order to encourage their being exercised. This would be based on the Board's belief that it would be in the Company's best interests to receive additional capital funds from that source.

     The exercise price of the Warrants was arbitrarily established and there is no assurance that the price of the Common Stock of the Company will ever rise to a level where exercise of the Warrants would be of any economic value to a holder of the Warrants.

     Current Registration Statement Required For Exercise. In order for a holder to exercise that holder's Warrants, there must be a current registration statement on file with the Securities and Exchange Commission and various state securities commissions to continue registration of the issuance of the shares of Common Stock underlying the Warrants. The Company intends to maintain a current registration statement during the period that the Warrants are exercisable unless the market price of the Common Stock underlying the Warrants would create no economic incentive for exercise of the Warrants. If those circumstances were to exist during the entire exercise period of the Warrants, the Warrants could expire without the holders having had an opportunity to exercise their Warrants.

     The maintenance of a currently effective registration statement could result in substantial expense to the Company, and there is no assurance that the Company will be able to maintain a current registration statement covering the shares of Common Stock issuable upon exercise of the Warrants. Although there can be no assurance, the Company believes that it will be able to qualify the shares of Common Stock underlying the Warrants for sale in those states where the Units are to be offered. The Warrants may be deprived of any value if a current Prospectus covering the shares of Common Stock issuable upon exercise of the Warrants is not kept effective or if the underlying shares are not qualified in the states in which the Warrantholders reside.

     Exercise Of Warrants. The Warrants may be exercised upon the surrender of the Warrant certificate on or prior to the expiration of the exercise period, with the form of "Election To Purchase" on the reverse side of the certificate executed as indicated, and accompanied by payment of the full exercise price for the number of Warrants being exercised. No rights of a stockholder inure to a holder of Warrants until such time as a holder has exercised Warrants and has been issued shares of Common Stock.

     Redemption. The Warrants are redeemable by the Company at any time prior to their exercise or expiration upon 30 days prior written or published notice, provided however, that the closing bid quotation for the Common Stock for all 20 business days ending on the third day prior to the Company's giving notice of redemption has been at least 150 percent of the then effective exercise price of the Warrants. The redemption price for the Warrants will be $.01 per Warrant. Any Warrant holder that does not exercise prior to the date set forth in the Company's notice of redemption will forfeit the right to exercise the Warrants and purchase the shares of Common Stock underlying those Warrants. Any Warrants outstanding after the redemption date will be deprived of any value except the right to receive the redemption price of $.01 per Warrant.

     Tax Consequences Of Warrants. For federal income tax purposes, no gain or loss will be realized upon exercise of a Warrant. The holder's basis in the Common Stock received will be equal to the holder's basis in the Warrant exercised, plus the amount of the exercise price. If the Warrant being exercised has been purchased by the holder in this Offering, the holder's basis in the Warrant will be determined based on the consideration paid for the Warrants. Any loss realized by a holder of a Warrant due to a failure to exercise a Warrant prior to the expiration of the exercise period will be treated for federal income tax purposes as a loss from the sale or exchange of property that has the same character as any shares of Common Stock acquired from the exercise of the Warrants.

     Warrant exercise price adjustments, or the omission of such adjustments, may under certain circumstances be deemed to be distributions that could be taxable as dividends for federal income tax purposes to holders of the Warrants or the holders of the Common Stock.

     The Internal Revenue Code provides that a corporation does not recognize gain or loss upon the issuance, lapse or repurchase of a warrant to acquire its own stock. Therefore, the Company will not recognize income upon the expiration of any unexercised Warrants.

Preferred Stock

     The Company is authorized to issue up to 1,000,000 shares of $1.00 par value Preferred Stock.

     The Board Of Directors of the Company has the right to fix the rights, privileges and preferences of any class of Preferred Stock to be issued in the future out of authorized but unissued shares of Preferred Stock and can issue such shares after adopting and filing a Certificate Of Designations with the Secretary Of State of Delaware. Any class of Preferred Stock that may be authorized in the future may have rights, privileges, and preferences senior to the Common Stock. The Company currently does not have a plan to authorize any class of Preferred Stock.

     The foregoing description concerning capital stock of the Company does not purport to be complete. Reference is made to the Company's Certificate Of Incorporation, Bylaws, and Underwriting Agreement which are filed as exhibits to the Registration Statement of which this Prospectus is part, as well as to the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of stockholders.


     The issuance of additional shares of Preferred Stock and other securities of the Company is subject to the Representative's right of approval for one year after the effective date of the Offering.


Registration Rights


     Concurrently with the closing of the Offering, there is being registered on behalf of the Selling Securities Holders an aggregate of 500,100 shares of Common Stock and 3,000,000 Warrants issued in connection with the $300,000 loan to the Company consummated in July 1996. The Selling Securities Holders have entered into a Lock-Up Agreement which, in general, provides that the Selling Securities Holders will not offer, sell, contract to sell or grant any option to purchase or otherwise dispose of the shares of Common Stock or Warrants of the Company issued to them in connection with the loan for a period of one year after the Effective Date without the prior written consent of the
Representative. If the Representative does not consent to the sale of such securities concurrently with the Offering, the Selling Security Holders will be entitled to certain demand and "piggyback" registration rights with respect to the registration of such shares under the Securities Act until ______, 1998. Generally, the Company is required to bear the expense of all such registrations, except that the Selling Securities Holders will be required to bear their pro rata share of the underwriting discounts and commissions, if any. Substantially similar demand and "piggyback rights" have also been granted to the Underwriters with respect to the Underwriters' Warrant and the securities underlying the Underwriters' Warrant.


Delaware Law and Certain Charter Provisions

     The Company is a Delaware corporation and subject to Section 203 of the Delaware General Corporation Law (the "Delaware Law"), an anti-takeover law. In general, Section 203 of the Delaware Law prevents an "interested stockholder" (defined generally as a person owning 15% or more of the corporation's outstanding voting stock) from engaging in a "business combination" (as defined) with a Delaware corporation for three years following the date such person became an interested stockholder, subject to certain exceptions such as the approval of the Board of Directors and the holders of at least 66 2/3% of the outstanding shares of voting stock not owned by the interested stockholder. The existence of this provision would be expected to have the effect of discouraging takeover attempts including attempts that might result in a premium over the market price for the shares of Common Stock held by stockholders.


Transfer Agent


     The Transfer Agent for the Common Stock and Warrants is American Securities Transfer & Trust, Incorporated.

                                  UNDERWRITING


     The Company has entered into an Underwriting Agreement with I.A. Rabinowitz & Co. and Worthington Capital Group, Inc. (the "Underwriters"), with I.A.
Rabinowitz & Co. as the representative (the "Representative") of the Underwriters , which Underwriting Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and which governs the terms and conditions of the sale of the Common Stock and Warrants offered hereby. Pursuant to the terms of the Underwriting Agreement, the Underwriters, as the Company's exclusive agents, have agreed to offer on a "best efforts, minimum/maximum basis" a minimum of 700,000 and a maximum of 800,000 shares of Common Stock at a price of $5.00 per share and a minimum of 700,000 and a maximum of 800,000 Warrants at a price of $.10 per Warrant, within a period of 30 days from the date of this Prospectus, subject to a 60-day extension, if necessary, as agreed by the Company and the Representative. Each Warrant entitles its holder to purchase one share of Common Stock at an exercise price of $ 5.00 per share. In the Offering, the aggregate number of shares of Common Stock sold will be equal to the aggregate number of Warrants sold.

     If at least 700,000 shares of Common Stock and 700,000 Warrants are not sold within the Offering period, all subscriptions received will be refunded to subscribers without deduction or interest. All subscriptions from the sale of the Common Stock and Warrants will be transmitted to the escrow agent, American Securities Transfer & Trust, Incorporated, by noon of the business day following receipt. Until such time as the funds have been released from the escrow and the share and Warrant certificates delivered to the purchasers thereof, such purchasers will be deemed subscribers and not security holders. The funds in escrow will be held for the benefit of those subscribers until released to the Company and will not be subject to creditors of the Company or used for the expenses of this Offering.

     The Company intends to have the Common Stock and Warrants quoted on the OTC Bulletin Board, an electronic quotation system maintained by the NASD, under the trading symbols "AICI" and "AICIW", respectively. There is no assurance that quotation on the OTC Bulletin Board will occur or that a trading market will develop for the Common Stock and/or Warrants. See "RISK FACTORS--Risk Factor No.
24. No Assurance Of Market For Common Stock Or Warrants". The Company also has applied for listing of the Common Stock and Warrants on the Boston Stock Exchange, but there is no assurance that this listing will be approved.

     The public offering price of the shares of Common Stock and the exercise price of the Warrants were determined by negotiation between the Representative and the Company. The Warrant offering price and other terms were determined arbitrarily by negotiation between the Company and the Representative and do not necessarily bear any direct relationship to the Company's assets, earnings or other generally accepted criteria of value. Other factors considered in determining the offering and exercise price of the Warrants include the business in which the Company is engaged, the Company's financial condition, an assessment of the Company's management, the general condition of the securities markets and the demand for similar securities of comparable companies.

     Subject to the sale of the Minimum Offering amount, the Underwriters will receive a commission equal to 10% of the gross proceeds from the sale of the Common Stock and Warrants sold or $357,000 in the Minimum Offering and $408,000 in the Maximum Offering. The Underwriters also will receive a non-accountable expense allowance in an amount equal to 3% of the gross proceeds of this Offering of which $25,000 has been paid to date.

     The Representative has advised the Company that the Underwriters propose to offer the shares and the Warrants to the public at the public offering price set forth on the Cover Page of this Prospectus for each separate security, and that the Underwriters may allow to certain dealers who are members of the NASD, and to certain foreign dealers not eligible for membership in the NASD, concessions of not in excess of $______ for each share of Common Stock and $ ______ for each Warrant, of which amount a sum not in excess of $ _______ per share and $ _______ per Warrant may be re-allowed by such dealers to other dealers who are members of the NASD and to certain foreign dealers not eligible for membership in the NASD. After commencement of this Offering, the concession and the re-allowance may be changed. No such modification shall change the amount of proceeds to be received by the Company.

     Pursuant to the Underwriting Agreement, the Company has agreed to sell to the Underwriters, at a nominal cost, Underwriters' Warrants to purchase up to a maximum of 80,000 shares of Common Stock and 80,000 Warrants, with the actual number equal to one share of Common Stock for each ten shares sold in this Offering and one Warrant for each ten Warrants sold in this Offering. The Underwriters' Warrants will be non-exercisable for one year after the date of this Prospectus. Thereafter, for a period of four years, the Underwriters'
Warrants will be exercisable at $8.25 per share of Common Stock and $.165 per Warrant. The Underwriters' Warrants are not transferable for a period of one year after the date of this Prospectus, except to officers and stockholders of the Underwriters and to members of the selling group and its officers and partners. The Company has also granted one demand and certain "piggy-back" registration rights to the holders of the Underwriters' Warrants.

     For the life of the Underwriters' Warrants, the holders thereof are given, at a nominal cost, the opportunity to profit from a rise in the market price of the Company's securities with a resulting dilution in the interest of other stockholders. Further, the holders may be expected to exercise the Underwriters' Warrants at a time when the Company would in all likelihood be able to obtain equity capital on terms more favorable than those provided in the Underwriters' Warrants.

     The  Representative  has  informed  the Company that it does not expect any
sales  of  the  Common  Stock  and  Warrants   offered  hereby  to  be  made  to
discretionary accounts.

     The Company may provide the Underwriters with the names of persons contacting the Company with an interest in purchasing Common Stock or Warrants in this Offering, and it is possible that the Company's officers, directors, and employees will refer subscribers to the Underwriters. Although the Company will not provide any names for the express purpose of closing the Offering, sales may be made to those persons for that purpose. The Underwriters may sell a portion of the Common Stock or Warrants offered hereby to such persons if they reside in a state in which the Common Stock or Warrants can be sold. The Underwriters are not obligated to sell any Common Stock or Warrants to such persons and will do so only to the extent that such sales would not be inconsistent with the public distribution of the shares. Neither the Company nor the Underwriters will directly or indirectly arrange for the financing of such purchases, and the proceeds of the Offering will not directly or indirectly be used for such purchases. Officers, directors and stockholders of the Company may purchase Common Stock or Warrants offered hereby.

     For a period of five years after the closing of the Offering, the Representative has the right to designate one person to serve as an advisor to or member of the Company's Board of Directors. There is no restriction on whether the person designated is a director, officer, partner, employee, or affiliate of any of the Underwriters. The Representative has not yet informed the Company of whether it intends to designate an advisor or director.

     Upon the successful completion of this Offering, the Representative shall have a preferential right for a period of three years from the date of this Prospectus to purchase for its own account or to sell for the account of the Company or any of the Company's subsidiaries or affiliates, any securities sold in a public or private offering to raise capital and any sales of securities to be made by the Company, its affiliates or any of its present or future subsidiaries.

     The Company will enter into on the date of this Prospectus a consulting agreement with the Representative pursuant to which the Representative will receive a consulting fee of $108,000, payable at the closing of the Offering, for services to be rendered by the Representative to the Company for three years commencing on the closing date of the Offering. Such services shall include but not be limited to advising the Company in connection with management and financial matters and possible acquisition opportunities.

     The Underwriting Agreement provides that the Company will not sell any shares of Common Stock, Preferred Stock, Warrants or options for a period of two years following the date of this Prospectus without the Representative's consent except that the Company may, without the Underwriter's consent, issue Common Stock, or options pursuant to the Company's 1994 Stock Option Plan.

     The Company also has agreed to engage the Representative as the warrant solicitation agent on behalf of the Company for the solicitation of the exercise of the Warrants commencing one year after the date of this Prospectus and continuing for four years thereafter. The Representative will be paid a warrant solicitation fee of five percent of the exercise price for each Warrant exercised during that period. Unless granted an exemption by the Commission from Rule 10b-6 under the Exchange Act, the Representative and any other soliciting broker-dealers will be prohibited from engaging in any market-making activities or solicited brokerage activities with regard to the Company's securities during the periods prescribed by exemption (xi) to Rule 10b-6 before the solicitation of the exercise of any Warrant until the later of the termination of such solicitation activity or the termination of any right the Representative and any other soliciting broker-dealer may have to receive a fee for the solicitation of the exercise of the Warrants.

     The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriters against certain liabilities in connection with this Offering, including liabilities under the Securities Act. See "SECURITIES AND EXCHANGE COMMISSION POSITION ON CERTAIN INDEMNIFICATION".

     Worthington Capital Group, Inc. became a member of the National Association of Securities Dealers, Inc. in June 1996. Worthington Capital Group, Inc. may participate in public offerings only if they are made on a best efforts basis. See "RISK FACTORS--Risk Factor No. 20. Lack Of Experience Of Worthington Capital Group, Inc.".

     The foregoing does not purport to be a complete summary of the terms and conditions of the Underwriting Agreement, copies of which are on file at the offices of the Representative, the Company and the Securities And Exchange Commission in Washington, D.C. See "ADDITIONAL INFORMATION".

     There are no material relationships between the Company and any of the Underwriters other than the relationships created by the Underwriting Agreement.

                   SECURITIES AND EXCHANGE COMMISSION POSITION
                           ON CERTAIN INDEMNIFICATION

     The Company has agreed to indemnify directors, officers, and other representatives of the Company for costs incurred by each of them in connection with any action, suit, or proceeding brought by reason of their position as a director, officer, or representative. This would include actions, suits, or proceedings with respect to liability under the 1933 Act. To be eligible for indemnification, the person being indemnified must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.

     The Board Of Directors is empowered to make other indemnification as authorized by the Company's Certificate Of Incorporation, Bylaws, or corporate resolutions so long as the indemnification is consistent with the General Corporation Law Of Delaware. Under the Company's Bylaws, the Company is required to indemnify its directors to the full extent permitted by the General Corporation Law Of Delaware, the common law, and any other statutory provisions. These provisions also may include indemnification for liabilities arising under the 1933 Act.


     In the Underwriting Agreement, the Company and the Underwriters have agreed to indemnify each other against civil liabilities, including liabilities under the 1933 Act. See "UNDERWRITING".


     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities And Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.


                                  LEGAL MATTERS

     Bearman Talesnick & Clowdus Professional Corporation, Denver, Colorado, has acted as counsel for the Company in connection with this offering. Certain legal matters will be passed upon for the Underwriter by Schneck Weltman Hashmall & Mischel LLP, 1285 Avenue of the Americas, New York, New York.


                                     EXPERTS

     The audited financial statements of the Company appearing in this Prospectus have been examined by HEIN + ASSOCIATES LLP, independent certified public accountants, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.

                               CONCURRENT OFFERING

     The Registration Statement of which this Prospectus is a part also covers 500,100 shares of Common Stock and 3,000,000 warrants offered by the Selling Securities Holders made pursuant to the Selling Securities Holders Prospectus.

                             ADDITIONAL INFORMATION

         The Company has filed a Registration Statement under the Securities Act Of 1933 with respect to the securities offered hereby with the United States Securities And Exchange Commission. This Prospectus does not contain all of the information contained in the Registration Statement. For further information regarding both the Company and the securities offered hereby, reference is made to the Registration Statement, including all exhibits and schedules therein, filed at the Commission's Washington, D.C. office. Copies of the Registration Statement and exhibits are on file with the Commission and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined free of charge at the offices of the Commission, Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Worldwide Web site at http:\\www.sec.gov that contains reports, proxies, and information statements regarding registrants that file electronically with the Commission.

                          INDEX TO FINANCIAL STATEMENTS


                                                                            Page
                                                                            ----

Independent Auditor's Report................................................ F-2

Financial Statements:

   Consolidated Balance Sheets as of April 30, 1995 and 1996 and
          October 31, 1996 (unaudited)...................................... F-3

   Consolidated  Statements of Operations for each of the three years ended
          April 30, 1994, 1995 and 1996 and for each of the
          six months ended October 31, 1995 and 1996 (unaudited)............ F-4

   Consolidated  Statements of  Stockholders'  Equity (Deficit) for each of the three years in the period ended April 30, 1996 and for the six months ended October 31, 1996 (unaudited)................. F-5

   Consolidated  Statements of Cash Flows for each of the three years ended
          April 30, 1994, 1995 and 1996 and for each of the
          six months ended October 31, 1995 and 1996 (unaudited)............ F-6

   Notes to Consolidated Financial Statements............................... F-7

   Independent Auditor's Report Consolidated Financial Statement Schedule... S-1

   Schedule II - Consolidated Valuation and Qualifying Accounts............. S-2

                          INDEPENDENT AUDITOR'S REPORT



July 1, 1996



To the Stockholders
American International Consolidated, Inc.
Houston, Texas

We have audited the accompanying consolidated balance sheets of American International Consolidated, Inc. and Subsidiaries as of April 30, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended April 30, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of American International Consolidated, Inc. and Subsidiaries as of April 30, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended April 30, 1996, in conformity with generally accepted accounting principles.


/s/ HEIN + ASSOCIATES, LLP

HEIN + ASSOCIATES, LLP
Houston, Texas
July 1, 1996

                                            AMERICAN INTERNATIONAL CONSOLIDATED INC.
                                                        AND SUBSIDIARIES




                                                  Consolidated Balance Sheets


                                                                                          April 30,           October 31,
                                                                      1995                   1996                  1996
                                                                   -----------          -------------         ------------
                                                                                                               (unaudited)
                                                            ASSETS
Current assets:
    Cash                                                           $   628,979          $     265,949         $     190,683
    Accounts receivable:
       Contracts, less allowance for doubtful accounts               2,677,558              4,874,421             5,966,316
       Employee                                                         11,815                 26,543                20,410
    Costs and estimated earnings in excess of billings on
       uncompleted contracts                                           709,635                645,420             1,648,751
    Other current assets                                               134,788                131,725               167,311
                                                                   -----------          -------------         -------------
          Total current assets                                       4,162,775              5,944,058             7,993,471
                                                                   -----------          -------------         -------------

Property and equipment, net                                          1,207,700              1,185,841             1,228,506
Other assets                                                           116,616                216,184               517,192
                                                                   -----------          -------------         -------------

          Total assets                                             $ 5,487,091          $   7,346,083         $   9,739,169
                                                                   ===========          =============         =============


                                        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
    Note payable to financial institutions                         $   408,889          $           -         $           -
    Notes payable to stockholders, net of discount                           -                      -                99,999
    Current portion of long-term debt and capital
       lease obligation                                                469,635                552,264             2,374,233
    Accounts payable                                                 3,715,390              3,826,207             6,331,847
    Accrued payroll and related expenses                               158,558                108,970                37,887
    Billings in excess of costs and estimated earnings on
       uncompleted contracts                                           487,814                261,319               635,563
    Other current liabilities                                          328,000                358,524               488,878
                                                                   -----------          -------------         -------------
          Total current liabilities                                  5,568,286              5,107,284             9,968,407
                                                                   -----------          -------------         -------------

Long-term debt, net of current portion                                 409,482              2,400,005               319,483
Capital lease obligation, net of current portion                        44,386                 22,287                49,851
Other liabilities                                                       37,000                 37,000                37,000
                                                                   -----------          -------------         -------------

          Total liabilities                                          6,059,154              7,566,576            10,374,741

Contingencies (Note 9)
Stockholders' equity (deficit):
    Preferred stock, $1.00 par value; 1,000,000 shares
       authorized; none issued                                               -                      -                     -
    Common stock, $.001 par value; 20,000,000 shares
       authorized; 2,400,000 shares issued and outstanding               2,400                  2,400                 2,900
       at April 30, 1995 and 1996; and 2,900,100 issued
       and outstanding at October 31, 1996
    Additional paid-in capital                                         145,755                145,755             1,395,505
    Accumulated deficit                                               (720,218)              (368,648)           (2,033,977)
                                                                   -----------          -------------         -------------
          Total stockholders' equity (deficit)                        (572,063)              (220,493)             (635,572)
                                                                   -----------          -------------         -------------

          Total liabilities and stockholders' equity (deficit)     $ 5,487,091          $   7,346,083         $   9,739,169
                                                                   ===========          =============         =============


                               See accompanying notes to these consolidated financial statements.


                                                             F-3


                                          AMERICAN INTERNATIONAL CONSOLIDATED INC.
                                                      AND SUBSIDIARIES

                                             Consolidated Statements of Operations


                                                  Year Ended April 30,                Six Months Ended October 31,
                                     --------------------------------------------    -----------------------------
                                         1994            1995            1996           1995            1996
                                     ------------    ------------    ------------    ------------    -------------
                                                                                               (unaudited)
Contract revenue                     $ 25,844,725    $ 24,317,051    $ 31,184,828    $ 15,580,900    $ 18,088,507
Contract cost                          22,565,928      20,812,194      27,204,243      13,958,876      16,243,640
                                     ------------    ------------    ------------    ------------    ------------
    Gross profit                        3,278,797       3,504,857       3,980,585       1,622,024       1,844,867

Selling, general and
    administrative                      3,303,466       3,020,997       3,359,653       1,838,008       2,060,106

Provision for doubtful
   accounts                               156,016          47,919          61,504          35,027         253,792

Other income (expense):
    Interest and other
       financing costs                   (219,155)       (187,908)       (184,277)        (93,245)       (159,475)
    Writeoff of capitalized
       costs in connection
       with delayed offering                 --          (105,743)           --              --              --
    Private placement
        financing costs                      --              --              --              --        (1,105,249)
    Interest income and
       other, net                         (20,618)         44,372          11,419          12,238          68,426
                                     ------------    ------------    ------------    ------------    ------------

Income (loss) before federal
    income taxes                         (420,458)        186,662         386,570        (332,018)     (1,665,329)

Federal income tax (expense)
    benefit                                  --              --           (35,000)           --              --
                                     ------------    ------------    ------------    ------------    ------------

Net income (loss)                    $   (420,458)   $    186,662    $    351,570    $   (332,018)   $ (1,665,329)
                                     ============    ============    ============    ============    ============

Net income (loss) per share          $       (.14)   $        .06    $        .12    $       (.11)   $       (.57)
                                     ============    ============    ============    ============    ============

Weighted average common
    shares outstanding                  2,910,000       2,910,000       2,910,000       2,910,000       2,910,000
                                      ============    ============    ============    ============    ============


                              See  accompanying  notes  to  these  consolidated financial statements.


                                                             F-4

                                          AMERICAN INTERNATIONAL CONSOLIDATED INC.
                                                      AND SUBSIDIARIES

                                   Consolidated Statements of Stockholders' Equity (Deficit)


                                                     Common Stock             Additional
                                                -------------------------      Paid-In         Accumulated
                                                 Shares        Amount          Capital           Deficit          Total
                                                ---------   -------------    ------------    --------------   -------------
Balances, May 1, 1993                           2,400,000   $       2,400    $     15,621    $    (348,048)   $    (330,027)

    Net loss                                            -               -               -         (420,458)        (420,458)
    142,599 shares of common stock
       transferred by the major stock-
       holders at estimated fair market
       value                                            -               -          14,260                -           14,260
    Distributions to AIC Management,
       Inc. stockholders                                -               -               -          (22,500)         (22,500)
    Conversion of AIC Management,
       Inc. from a non-taxable to
       taxable entity                                   -               -         115,874         (115,874)               -
                                            -------------   -------------    ------------    -------------    -------------

Balances, April 30, 1994                        2,400,000           2,400         145,755         (906,880)        (758,725)

    Net income                                          -               -               -          186,662          186,662
                                            -------------   -------------    ------------    -------------    -------------

Balances, April 30, 1995                        2,400,000           2,400         145,755         (720,218)        (572,063)

    Net income                                          -               -               -          351,570          351,570
                                            -------------   -------------    ------------    -------------    -------------

Balances, April 30, 1996                        2,400,000           2,400         145,755         (368,648)        (220,493)

    Common stock issued in
       connection with private
       placement financing
       (unaudited)                                500,100             500       1,249,750                -        1,250,250

    Net loss (unaudited)                                -               -               -       (1,665,329)      (1,665,329)
                                            -------------   -------------    ------------    -------------    -------------

Balances, October 31, 1996
    (unaudited)                                 2,900,100   $       2,900    $  1,395,505    $  (2,033,977)   $    (635,572)
                                            =============   =============    ============    =============    =============



                              See  accompanying notes to these consolidated financial statements.


                                                             F-5

                                          AMERICAN INTERNATIONAL CONSOLIDATED INC.
                                                      AND SUBSIDIARIES

                                             Consolidated Statements of Cash Flows


                                                        Year Ended April 30,                  Six Months Ended October 31,
                                          -----------------------------------------------     -----------------------------
                                             1994              1995              1996             1995              1996
                                          ------------      -----------      ------------      -----------      -----------
                                                                                                       (unaudited)
Cash flows from operating activities:
    Net income (loss)                     $   (420,458)     $   186,662      $    351,570      $  (332,018)     $ (1,665,329)
    Adjustments to reconcile net income
       (loss) to net cash provided by
       (used in) operating activities:
       Fair value of common stock
          issued in connection with
          private placement financing                -                -                 -                -         1,050,249
       Depreciation and amortization           137,492          141,176           170,123           92,591            82,598
       (Increase) decrease in:
          Receivables, net                    (200,705)         (12,353)       (2,211,591)        (861,979)       (1,085,762)
          Costs and estimated earnings
              in excess of billings on
              uncompleted contracts         (1,072,648)         673,380            64,215         (281,005)       (1,003,331)
          Other current assets                  26,262          (96,016)            3,063           29,476           (41,586)
       Increase (decrease) in:
          Accounts payable                   2,272,397         (415,777)        2,510,817          704,193         2,505,640
          Billings in excess of costs and
              estimated earnings                88,759           98,668          (226,495)         212,870           374,244
          Other current liabilities            240,665          (74,152)          (19,064)         226,305            65,660
       Other, net                              165,096          (55,788)            1,130          (71,060)         ( 69,300)
                                          ------------      -----------      ------------      -----------      ------------
          Net cash provided by (used
              in) operating activities       1,236,860          445,800           643,768         (280,627)          213,083

Cash flows from investing activities:
    Capital expenditures                       (13,842)        (169,485)         (148,264)        (117,241)          (68,931)
    Proceeds from sale of investments                -           19,050                 -                -                 -
                                          ------------      -----------      ------------      -----------      ------------
          Net cash used in investing
              activities                       (13,842)        (150,435)         (148,264)        (117,241)          (68,931)

Cash flows from financing activities:
    Net borrowings (payments) under
       receivables factoring agreements       (460,808)         177,239          (408,889)          28,515                 -
    Proceeds from notes payable to
       stockholders                                  -                -                 -                -           300,000
    Issuance of long-term debt                       -          173,585                 -                -                 -
    Principal payments on long-term
       debt, capital leases and other
       notes payable                          (342,796)        (439,303)         (348,947)        (190,854)         (287,321)
    Other                                            -          (60,325)          (98,438)         (53,648)         (232,097)
    Distributions to stockholders              (22,500)               -                 -                -                 -
                                          ------------      -----------      ------------      -----------      ------------
          Net cash used in
              financing activities            (826,104)        (148,804)         (856,274)        (215,987)         (219,418)
                                          ------------      -----------      ------------      -----------      ------------

Net increase (decrease) in cash                396,914          146,561          (360,770)        (613,855)          (75,266)

Cash, beginning of period                       85,504          482,418           628,979          628,979           265,949
                                          ------------      -----------      ------------      -----------      ------------

Cash, end of period                       $    482,418       $  628,979      $    268,209      $    15,124      $    190,683
                                          ============       ==========      ============      ===========      ============

                                                         - Continued -

                              See  accompanying notes to these consolidated financial statements.


                                                             F-6

                                          AMERICAN INTERNATIONAL CONSOLIDATED INC.
                                                      AND SUBSIDIARIES

                                       Consolidated Statements of Cash Flows, Continued


                                                        Year Ended April 30,                  Six Months Ended October 31,
                                          -----------------------------------------------     -----------------------------
                                              1994             1995              1996             1995              1996
                                          ------------      -----------      ------------      -----------      -----------
                                                                                                        (unaudited)
Supplemental disclosures:
    Interest paid                         $    203,629      $   197,661      $    184,277      $   107,800      $    155,760
    Equipment and vehicles acquired
       in exchange for long-term debt     $     28,182      $         -      $          -      $         -      $          -
    Advances to stockholders
       converted to compensation          $    120,500      $         -      $          -      $         -      $          -
    Land acquired in exchange for long-
       term debt                          $     49,430      $         -      $          -      $         -      $          -
    Trade payable converted to
       long-term debt                     $          -      $         -      $  2,400,000      $         -      $          -
    Equipment acquired under
        capital leases                    $      3,845      $    63,361      $          -      $         -      $     56,320
                                          ============      ===========      ============      ===========      ============


                              See  accompanying notes to these consolidated financial statements.


                                                             F-7

                    AMERICAN INTERNATIONAL CONSOLIDATED INC.
                                AND SUBSIDIARIES



                   Notes To Consolidated Financial Statements
             (Information Subsequent to April 30, 1996 is Unaudited)


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------------


Organization: The accompanying consolidated financial statements include the accounts of American International Consolidated, Inc. (AIC), a Delaware corporation, and its wholly-owned subsidiaries: C.H.O.A. Construction Company and L. Campbell Construction, Inc., which is currently inactive. Effective July 26, 1996, the Company changed its name from American International Construction Inc. to American International Consolidated, Inc. Effective April 30, 1994, American International Construction, Inc., a Texas corporation, exchanged 75,000 shares of its common stock for the outstanding shares of AIC Management, Inc., a corporation wholly owned by the stockholders of AIC. This acquisition was accounted for under the purchase method of accounting. In June 1994, American International Construction , Inc., a Texas corporation, formed AIC, a Delaware corporation, as a wholly-owned subsidiary. Subsequent to this, the Texas corporation was merged into the Delaware corporation in a reverse tax-free exchange. All significant intercompany balances and transactions have been eliminated in consolidation.


The Company is primarily engaged in the design and erection of metal buildings for use as self-storage, commercial and cold storage facilities and fabrication of metal building components. The Company also participates in major construction projects as a general contractor.

Revenue and Cost Recognition: Profits and losses on construction and fabrication contracts are recorded on the percentage-of-completion method of accounting, measured by the percentage of contract costs incurred to date to estimated total contract costs for each contract. Contract costs include raw materials, direct labor, amounts paid to subcontractors and an allocation of overhead expenses. General and administrative costs are charged to expense as incurred. Anticipated losses on uncompleted construction contracts are charged to operations as soon as such losses can be estimated. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

The asset, "costs and estimated earnings in excess of billings on uncompleted contracts", represents revenues recognized in excess of amounts billed. The liability, "billings in excess of costs and estimated earnings on uncompleted contracts", represents billings in excess of revenues recognized.

Cash: Cash includes all highly liquid investments with original maturities of less than three months.

Property and Equipment: Property and equipment is carried at cost. Property and equipment acquired through capital leases is stated at the present value of the future minimum lease payments at the inception of the lease. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Property and equipment held under capital leases is amortized on the straight-line method over the lesser of the asset's estimated useful life or the term of the lease. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in operations for the period. The cost of maintenance and repairs are expensed as incurred; however, significant refurbishments or improvements are capitalized.

                    AMERICAN INTERNATIONAL CONSOLIDATED INC.
                                AND SUBSIDIARIES


                   Notes To Consolidated Financial Statements
             (Information Subsequent to April 30, 1996 is Unaudited)


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (continued)
         ------------------------------------------------

Federal Income Taxes: AIC files a consolidated federal income tax return, which includes the results of its operations and those of its wholly-owned subsidiaries. The Company accounts for income taxes in conformity with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. Income tax expense or benefit represents the current tax payable or refundable for the period plus or minus the tax effect of the net change in the deferred tax assets and liabilities.

Prior to its acquisition in fiscal 1994, AIC Management, Inc. was a subchapter S corporation, as provided under the Internal Revenue Code. Accordingly, the taxable income or loss for this entity was reported in the stockholders' individual tax returns.

Deferred Offering Costs: Direct costs incurred in connection with the Company's proposed offering of common stock have been capitalized in the accompanying balance sheet. Upon closing of the proposed offering, these costs, which amount to $390,860 at October 31, 1996, will be applied as a reduction of the offering proceeds.


Deferred Financing Costs: Direct costs incurred in the origination of debt are capitalized and netted with related debt and amortized over the related term of the debt on the interest method.


Use of Estimates: The preparation of the Company's consolidated financial statements, in conformity with generally accepted accounting principles, requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

New Accounting Standards: The Financial Accounting Standards Board issued SFAS No. 121 entitled, Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, which is effective for fiscal years beginning after December 15, 1995. SFAS No. 121 specifies certain events and circumstances which indicate the cost of an asset or assets may be impaired, the method by which the evaluation should be performed and the method by which writedowns, if any, of the asset or assets are to be determined and recognized. SFAS No. 121 had no material impact on the Company's financial condition or operating results upon implementation.

The FASB also issued SFAS No. 123 entitled, Accounting for Stock Based Compensation, effective for fiscal years beginning after December 15, 1995. This statement allows companies to choose to adopt the statement's new rules for accounting for employee stock-based compensation plans. For those companies which choose not to adopt the new rules, the statement requires disclosures as to what earnings and earnings per share would have been if the new rules had been adopted. Management adopted the disclosure requirements of this statement in fiscal 1997.

Net Income (Loss) Per Share and Common Stock Split: Net income (loss) per share is based upon the weighted average common shares outstanding. All share and per share amounts in the accompanying financial statements have been adjusted to reflect a 16 to 1 stock split which was authorized in June 1994. There were no common stock equivalents during the years presented. For purposes of determining the weighted average common shares outstanding, the 500,100 shares of common stock issued in connection with the bridge financing (see Note 18) were deemed to be outstanding for all periods presented.

                    AMERICAN INTERNATIONAL CONSOLIDATED INC.
                                AND SUBSIDIARIES



                   Notes To Consolidated Financial Statements
             (Information Subsequent to April 30, 1996 is Unaudited)


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (continued)
         ------------------------------------------------

Unaudited Interim Information: The consolidated balance sheet as of October 31, 1996 and the consolidated statements of operations for the six-month periods ended October 31, 1995 and 1996 were taken from the Company's books and records without audit. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals), which are necessary to properly reflect the financial position of the American International Consolidated, Inc. and Subsidiaries as of October 31, 1996 and the results of their operations and their cash flows for the six months ended October 31, 1995 and 1996. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the year.

NOTE 2 - HISTORICAL OPERATIONS
         ---------------------

The Company experienced substantial losses prior to fiscal 1995 and has an accumulated deficit of $479,548 at April 30, 1996. The Company's ability to continue to fund its future operating and capital needs is dependent upon its ability to continue profitable operations and to generate adequate cash flows from operations. For the year ended April 30, 1996, the Company reported net income of $351,570, cash flow from operations of $644,898 and an increase in its working capital to $836,774 as a result of converting $2,400,000 of trade accounts payable to long-term debt. For the six-month period ended October 31, 1996, the Company incurred a net loss of $1,665,329, of which $1,050,249 represented noncash costs associated with the Company's bridge financing (see
Note 13), positive cash flow from operations of $213,083. As of October 31, 1996, the Company had negative working capital of $1,975,886, primarily as a result of the classification of the entire balance of the note payable to supplier (see Note 8) in current liabilities.


NOTE 3 - CONCENTRATION OF CREDIT RISK
         ----------------------------

The Company provides construction services to commercial companies primarily in the continental United States which are principally concentrated in Texas and Florida. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company assesses its credit risk and provides an allowance for doubtful accounts for any accounts which it deems doubtful of collection.

The Company maintains deposits in banks which may exceed the amount of federal deposit insurance available. Management believes that the risk of any possible deposit loss is minimal.

                    AMERICAN INTERNATIONAL CONSOLIDATED INC.
                                AND SUBSIDIARIES



                   Notes To Consolidated Financial Statements
             (Information Subsequent to April 30, 1996 is Unaudited)


NOTE 4 - PROPERTY AND EQUIPMENT
         ----------------------

Property and equipment consists of the following:

                                                                           April 30,
                                                             -------------------------------------        October 31,
                                                                   1995                 1996                 1996
                                                             ----------------      ---------------      --------------

    Land                                                     $        167,461      $       167,461      $      167,461
    Buildings                                                         825,172              834,944             834,944
    Construction equipment                                            213,575              213,575             265,321
    Office equipment                                                  445,385              583,877             657,394
    Automobiles                                                       296,471              296,471             296,471
                                                             ----------------      ---------------        -------------
                                                                    1,948,064            2,096,328           2,221,591
    Less accumulated depreciation and amortization                   (740,364)            (910,487)           (993,084)
                                                             ----------------      ---------------      --------------

                                                             $      1,207,700      $     1,185,841      $    1,228,507
                                                             ================      ===============      ==============


NOTE 5 - CONSTRUCTION ACCOUNTS
         ---------------------

Costs and billings on uncompleted contracts consists of the following:

                                                                           April 30,
                                                             ------------------------------------         October 31,
                                                                   1995                1996                 1996
                                                             ----------------      ---------------      --------------

    Costs incurred on uncompleted contracts                  $      5,171,015      $     7,739,410      $   12,355,987
    Estimated earnings on uncompleted contracts                       456,387            1,239,522           1,844,526
                                                             ----------------      ---------------      --------------
                                                                    5,627,402            8,978,932          14,200,513
    Less:  Billings to date                                        (5,405,581)          (8,594,831)        (13,187,325)
                                                             ----------------      ---------------      ---------------

                                                             $        221,821      $       384,101      $    1,013,188
                                                             ================      ===============      ==============

    Included in the accompanying consolidated
       balance sheet under the following captions:
       Costs and estimated earnings in excess of
          billings on uncompleted contracts                  $        709,635      $       645,420      $    1,648,751
       Billings in excess of costs and estimated
          earnings on uncompleted contracts                          (487,814)            (261,319)           (635,563)
                                                             ----------------      ---------------      --------------

                                                             $        221,821      $       384,101      $    1,013,188
                                                             ================      ===============      ==============



                                                             F-11



                                          AMERICAN INTERNATIONAL CONSOLIDATED INC.
                                                      AND SUBSIDIARIES



                                          Notes To Consolidated Financial Statements
                                    (Information Subsequent to April 30, 1996 is Unaudited)


NOTE 6 - CONTRACTS RECEIVABLE
         --------------------

Contracts receivable consisted of the following:

                                                                          April 30,
                                                             -------------------------------------       October  31,
                                                                   1995                 1996                 1996
                                                             ----------------      ---------------      --------------

       Completed contracts                                   $      1,138,660      $     1,458,204      $    1,729,194
       Uncompleted contracts                                        1,350,298            3,158,551           3,771,615
       Retainage                                                      285,653              337,523             528,885
                                                             ----------------      ---------------      --------------
                                                                    2,774,611            4,954,278           6,029,694
       Less allowance for doubtful accounts                           (97,053)             (79,857)            (63,378)
                                                             ----------------      ---------------      --------------

                                                             $      2,677,558      $     4,874,421      $    5,966,316
                                                             ================      ===============      ==============



NOTE 7 - NOTES PAYABLE TO FINANCIAL INSTITUTIONS
         ---------------------------------------

The Company had a credit line with a financing company under which certain of the Company's contract receivables are purchased at a discount of 9%. The Company was refunded a portion of the discount provided the receivable was collected promptly. The agreement was guaranteed by the Company's four principal stockholders, all of whom are officers, and three of whom are directors of the Company. The outstanding balance under this credit agreement was $408,889 as of April 30, 1995. This credit line was terminated effective April 24, 1996.


NOTE 8 - LONG-TERM DEBT
         ----------------

 Long-term debt consists of the following:

                                                          April 30,
                                                --------------------------------     October  31,
                                                     1995              1996              1996
                                                -------------    ---------------     ------------

     Note  payable to  supplier,  due in
     weekly   installments  of  $11,537,
     including interest at prime plus 1%
     (9.25% at October 31, 1996) through
     April   30,   2001.   The  note  is
     collateralized  by certain contract
     receivables,  inventory, equipment,
     land,  buildings and  substantially
     all shares of the Company's  common
     stock.  The note is  guaranteed  by
     the   four   stockholders   of  the
     Company.  If the Company  completes
     the   initial    public    offering
     described in Note 17, $1,200,000 of
     the    remaining    principal    is
     immediately   payable   under   the
     provisions  of the  loan  agreement
     and  the  weekly  payment  will  be
     reduced to provide for amortization
     at an even rate over the  remaining
     term of the note.                          $          -       $   2,400,000      $    2,201,352


                                                - Continued -

                                                            F-12

                                          AMERICAN INTERNATIONAL CONSOLIDATED INC.
                                                      AND SUBSIDIARIES



                                          Notes To Consolidated Financial Statements
                                    (Information Subsequent to April 30, 1996 is Unaudited)


NOTE 8 - LONG-TERM DEBT (continued)
         -------------
                                                          April 30,
                                                --------------------------------     October  31,
                                                     1995              1996              1996
                                                -------------    ---------------     ------------

     Note  payable to  supplier,  due in
     weekly   installments   of  $6,000,
     including interest at prime plus 1%
     (10% at  April  30,  1995)  through
     March 1, 1996.  The note was repaid
     during fiscal 1996.                             229,588                 -                   -

     Note  payable  to a  bank,  due  in
     monthly   installments  of  $4,907,
     including  interest  at 8.75%  (10%
     beginning  March 15, 1995)  through
     June   1998   when  the   remaining
     principal   is  due.  The  note  is
     collateralized   by  the  Company's
     land and buildings  and  guaranteed
     by  three  principal  stockholders
     of the Company.                                   314,150         289,153             269,314

     Note  payable  to a  bank,  due  in
     monthly   installments  of  $1,175,
     including  interest at 8.75%,  (10%
     beginning  March 15,  1995)  with a
     final   payment  of  principal  and
     interest due the earlier of 30 days
     after  consummation  of a  proposed
     public  offering  or June 5,  1998.
     The  note  is  collateralized  by a
     second lien on the  Company's  land
     and  buildings  and  guaranteed  by
     three principal stockholders of the
     Company.                                          88,038           83,416              79,564

     Real  estate note  payable,  due in
     monthly   installments  of  $1,018,
     including interest at 8.7%, through
     October    1998.    The   note   is
     collateralized by a first lien on a
     portion of the Company's land.                    36,021           26,556              19,737

     Notes   payable  to  the  State  of
     Florida for sales and use tax,  due
     in monthly  installments of $7,930,
     including  interest at 12%, through
     June 1997.                                       168,584          135,042              92,716

     Other   equipment  and   automobile
     notes                                             21,979            1,228                   -
                                                  -----------      -----------         -----------
                                                      858,360        2,935,395           2,662,683
    Less: Current maturities                         (448,878)        (535,390)         (2,343,200)
                                                  -----------      -----------         -----------

                                                  $   409,482      $ 2,400,005         $   319,483
                                                  ===========      ===========         ===========


                                                            F-13

                    AMERICAN INTERNATIONAL CONSOLIDATED INC.
                                AND SUBSIDIARIES



                   Notes To Consolidated Financial Statements
             (Information Subsequent to April 30, 1996 is Unaudited)



The note payable to supplier includes various financial covenants, among other things, which require the Company to limit its capital expenditures, without prior approval of the supplier, to $120,000 annually, submit audited financial statements within 90 days of year end, prohibit the payment of dividends, require the Company to maintain a ratio of current assets to current liabilities of at least .60 to 1 and maintain earnings before interest expense of at least 1.5% of gross revenues. The Company is in violation of certain of these debt covenants, all of which have been waived. Accordingly, the entire balance of this note was classified as current in the accompanying balance sheet. The Company was in violation of the covenant which requires the Company to limit its capital expenditures to $120,000 annually for the year ended April 30, 1996. The Company obtained a waiver of such violation from the supplier for such year. The distributions to AIC Management, Inc. in fiscal year 1994 preceded the merger of the Company and AIC Management, Inc. and therefore were not in violation of the loan covenants. The Company also had trade payables due this supplier of $1,758,352; $1,065,825 and $1,111,731 at April 30, 1995 and 1996 and
October 31, 1996, respectively.


Scheduled maturities of long-term debt are as follows:

     Year Ending October 31,
     -----------------------

                1997                                  $      550,310
                1998                                         507,760
                1999                                         765,467
                2000                                         553,140
                2001                                         286,006
                                                      --------------

                                                      $    2,662,683
                                                      ==============


NOTE 9 - CONTINGENCIES
         --------------

The owner of one of the Company's construction projects has disputed some of the costs charged to a job which was completed in the fourth quarter of fiscal 1996. The Company settled this dispute during November 1996 for $125,000, resulting in a reduction in amounts due from this owner by $200,000 during the second quarter of fiscal 1997.

Additionally, the Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial condition, liquidity or results of operations.


NOTE 10 - STOCKHOLDERS' EQUITY
          --------------------

In October 1993, the four stockholders of the Company transferred an aggregate of 142,599 shares of the Company's common stock as a consideration for services provided to the Company. Expense of $14,260 was recognized in fiscal 1994 for the estimated fair value of the shares transferred.

The  Company  may  issue  one or more  series  of  preferred  stock,  with  such
designations,   preferences,  rights,  dividends  and  restrictions  as  may  be determined by the Board of Directors.

                    AMERICAN INTERNATIONAL CONSOLIDATED INC.
                                AND SUBSIDIARIES



                   Notes To Consolidated Financial Statements
             (Information Subsequent to April 30, 1996 is Unaudited)


NOTE 11 - FEDERAL INCOME TAXES
          --------------------

Deferred tax assets and liabilities as of April 30, 1995 consisted of the following:

                                                                   Current           Noncurrent              Total
                                                               --------------       -------------       --------------
     Deferred tax assets:
        Net operating loss carryforwards                       $      157,000       $            -      $      157,000
        Deferred compensation and other accruals                       27,700                    -              27,700
        Other, net                                                     62,300                    -              62,300
                                                               --------------       --------------      --------------
          Total deferred tax asset                                    247,000                    -             247,000

     Less:  Valuation allowance                                      (210,000)                   -            (210,000)
                                                               --------------       --------------      --------------

     Deferred tax asset, net                                           37,000                    -              37,000
                                                               --------------       --------------      --------------

     Deferred tax liability - accumulated
       depreciation                                                         -              (37,000)            (37,000)
                                                               --------------       --------------      --------------

                                                               $       37,000       $      (37,000)     $            -
                                                               ==============       ==============      ==============

Deferred tax assets and liabilities as of April 30, 1996 consisted of the following:

                                                                  Current            Noncurrent             Total
                                                               --------------       -------------       --------------
     Deferred tax asset - deferred
        compensation and other accruals                        $       52,000       $            -      $       52,000

     Less:  Valuation allowance                                        (9,000)                   -              (9,000)
                                                               --------------       --------------      --------------

     Deferred tax asset, net                                           43,000                    -              43,000
                                                               --------------       --------------      --------------

     Deferred tax liability - accumulated
        depreciation                                                        -              (37,000)            (37,000)
                                                               --------------       --------------      --------------

                                                               $       43,000       $      (37,000)     $        6,000
                                                               ==============       ==============      ==============

NOTE 12 - EMPLOYEE BENEFIT PLANS
          ----------------------

The Company sponsors a 401(k) plan (the Plan) which covers substantially all of its employees meeting minimum age and service requirements. The Plan provides for elective contributions by employees up to the lesser of 15% of the employee's compensation or the maximum limit allowed by tax regulations. Under the terms of the Plan, the Company makes matching contributions equal to 25% of the first 6% of each employee's elective contributions to the Plan. In addition, the Company may make discretionary contributions up to 15% of total participant compensation. During the years ended April 30, 1994, 1995 and 1996, the Company made contributions to the Plan of $20,965, $25,692 and $24,626, respectively, and $10,250 and $17,137 for the six-month periods ended October 31, 1995 and 1996, respectively.

                    AMERICAN INTERNATIONAL CONSOLIDATED INC.
                                AND SUBSIDIARIES



                   Notes To Consolidated Financial Statements
             (Information Subsequent to April 30, 1996 is Unaudited)


NOTE 13 - INCENTIVE STOCK OPTION PLAN
          ---------------------------


The Company has a Stock Option Plan (the Option Plan) pursuant to which options to purchase 200,000 shares of the Company's common stock may be granted to officers and employees of the Company or its subsidiaries and to other persons. As of October 31, 1996, no stock options had been granted pursuant to the Option Plan.

Options granted pursuant to the Option Plan may be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, or "non-qualified stock options," which are options that do not meet the requirements of Section 422. Incentive options may be granted only to key employees of the Company, as defined in the Option Plan, and non-qualified options may be granted to both key employees and other persons, other than an employee of the Company, who are committed to the interests of the Company.

The Option Plan expires November 21, 2004, except as to options previously granted and outstanding under the Option Plan at that time.


NOTE 14 - INVESTMENT IN JOINT VENTURE
          ---------------------------

The Company had an ownership interest of 13% in Saxon International Building Systems (Saxon) a Polish limited liability company in which the three major stockholders of the Company have a 26% ownership interest. The Company recognized losses from Saxon, which was accounted for on the equity method of accounting, of $36,666 for the year ended April 30, 1994. The Company's investment in Saxon had been reduced to zero at April 30, 1994, and the Company ceased recognizing its proportionate share of Saxon's losses. During 1995, the Company ceased all funding of Saxon and sold its ownership interest in Saxon to an unrelated third party. Management does not believe it has any contingent liabilities arising from its prior ownership in Saxon.


NOTE 15 - FAIR VALUE OF FINANCIAL INSTRUMENTS
          -----------------------------------

The Company's financial instruments consist of trade receivables, trade payables and various notes payable to banks, a financing company and a supplier. The Company believes the carrying value of these financial instruments approximate their estimated fair value.

                    AMERICAN INTERNATIONAL CONSOLIDATED INC.
                                AND SUBSIDIARIES



                   Notes To Consolidated Financial Statements
             (Information Subsequent to April 30, 1996 is Unaudited)


NOTE 16 - MAJOR CUSTOMERS

The following is a summary of customers accounting for ten percent (10%) or more of the Company's revenues and trade accounts receivable for the periods indicated:

                                                                        Revenues
                           --------------------------------------------------------------------------------------------
                                         Year Ended April 30,                          Six Months Ended October 31,
                           -----------------------------------------------          -----------------------------------
                              1994               1995               1996              1995                      1996
                           ---------          ---------          ---------          ---------                ----------

     Customer A                 19.0%              19.8%              26.0%              32.0%                    18.0%
     Customer B                 21.6                  -                  -                  -                        -
     Customer C                    -               10.2                  -                  -                        -
     Customer D                    -                  -                  -                  -                        -
     Customer E                    -                  -                  -                  -                     18.0
                           ---------          ---------          ---------          ---------                ---------
                                40.6%              30.0%              26.0%              32.0%                    36.0%
                           =========          =========          =========          =========                =========


                                                        Receivables
                           -------------------------------------------------------------------
                                              April 30,                            October 31,
                           -----------------------------------------------
                             1994               1995               1996               1996
                           ---------          ---------          ---------          --------

     Customer A                   11%                20%                11%                23%
     Customer B                    -                  -                  -                  -
     Customer C                    -                  -                  -                  -
     Customer D                    -                 13                  -                  -
     Customer E                    -                  -                  -                 24%
                           ---------          ---------          ---------          ---------

                                  11%                33%                11%                47%
                           =========          =========          =========          =========

NOTE 17 - INITIAL PUBLIC OFFERING
          -----------------------

The Company is preparing to register the sale of 700,000 shares of common stock and 700,000 warrants with the Securities and Exchange Commission as part of an initial public offering. Each warrant is exercisable to purchase one share of common stock at an exercise price of $5.00 per share. The Company has entered into a letter of intent with an underwriter to offer such units in a public offering on a "firm commitment basis". If the offering is consummated, the underwriter will receive underwriters' warrants to purchase a total of 70,000 shares of common stock and 70,000 warrants, each at 120% of the initial offering price for a period of four years beginning twelve months after the closing of the offering. The Company has granted registration rights with respect to the common stock and warrants underlying the underwriters' warrants.

                    AMERICAN INTERNATIONAL CONSOLIDATED INC.
                                AND SUBSIDIARIES



                   Notes To Consolidated Financial Statements
             (Information Subsequent to April 30, 1996 is Unaudited)

NOTE 18 - PRIVATE PLACEMENT FINANCING
          ---------------------------


In July 1996, the Company issued an aggregate of 500,100 shares of Common Stock, 3,000,000 Warrants, and $300,000 aggregate face amount of unsecured promissory notes, payable in a balloon payment plus accrued interest at 10 percent per annum due on the earlier of April 24, 1997 or the closing of any public debt or equity offering by the Company or the closing of any transaction in which the Company's securities are exchanged for securities of a public entity. The Company incurred a charge to earnings of approximately $1,005,000, which represents the amount by which the estimated fair value of the 500,100 shares issued to the noteholders exceeded the face amount of the promissory notes. This excess was charged to expense as opposed to being capitalized as direct financing costs because it was deemed to be unrecoverable. An additional $100,000 of expense was recognized during the six-month period ending October 31, 1996, which represented the amortization of the discount on the promissory notes. The discount on the promissory notes is being amortized on the interest method over the term of the notes. The effective interest rate on these promissory notes, which includes both the stated interest rate on the notes plus the fair value of the common stock issued to the noteholders, amounts to 580%.


                                   * * * * * *

                          INDEPENDENT AUDITORS' REPORT
                  ON CONSOLIDATED FINANCIAL STATEMENT SCHEDULE




To the Stockholders
American International Consolidated Inc.
Houston, Texas

We have audited in accordance with generally accepted auditing standards, the consolidated financial statements of American International Consolidated Inc. and Subsidiaries included in this Registration Statement and have issued our report thereon dated July 1, 1996. Our audit was made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The accompanying financial statement schedule (Schedule II - Consolidated Valuation and Qualifying Accounts) is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange
Commission's rules and is not part of the basic consolidated financial statements. This consolidated financial statement schedule has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects with the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.



/s/ HEIN + ASSOCIATES, LLP

HEIN + ASSOCIATES, LLP
Houston, Texas
July 1, 1996

                    AMERICAN INTERNATIONAL CONSOLIDATED INC.
                                AND SUBSIDIARIES

          Schedule II - Consolidated Valuation and Qualifying Accounts



                                             Balance at          Charged to                          Balance
                                              Beginning           Costs and                          End of
          Description                          of Year            Expenses          Write-Offs        Year
          -----------                        ----------          ----------         ----------      ---------

Year Ended April 30, 1994 allowance            $50,000           $156,016            $99,422        $106,594
for doubtful accounts

Year Ended April 30, 1995 allowance           $106,594            $47,919            $57,460         $97,053
for doubtful accounts

Year ended April 30, 1996 allowance            $97,053            $61,504            $78,700         $79,857
for doubtful accounts


========================================   =====================================
NO DEALER,  SALESMAN OR OTHER PERSON HAS
BEEN   AUTHORIZED  TO  GIVE  ANY  INFOR-
MATION  OR TO  MAKE  ANY  REPRESENTATION          AMERICAN INTERNATIONAL
OTHER  THAN  THOSE   CONTAINED  IN  THIS            CONSOLIDATED INC.
PROSPECTUS  AND, IF GIVEN OR MADE,  SUCH
INFORMATION OR  REPRESENTATION  MUST NOT
BE  RELIED   UPON  AS  HAVING  BEEN  AU-
THORIZED BY THE COMPANY.  THIS  PROSPEC-              Common Stock
TUS  SHALL  NOT  CONSTITUTE  AN OFFER TO         Minimum 700,000 Shares
SELL OR THE  SOLICITATION OF AN OFFER TO         Maximum 800,000 Shares
BUY NOR SHALL THERE BE ANY SALE OF THESE
SECURITIES  IN ANY  STATE IN WHICH  SUCH
OFFER,  SOLICITATION  OR SALE  WOULD  BE
UNLAWFUL   PRIOR  TO   REGISTRATION   OR           Redeemable Common
QUALIFICATION  UNDER THE SECURITIES LAWS         Stock Purchase Warrants
OF ANY SUCH STATE.                               Minimum 700,000 Warrants
         ------------------------------          Maximum 800,000 Warrants

              TABLE OF CONTENTS

                                          Page
                                          ----
PROSPECTUS SUMMARY......................... 7
RISK FACTORS.............................. 10
USE OF PROCEEDS........................... 18
DIVIDEND POLICY............................19
DILUTION...................................20
BUSINESS.................................. 22      -------------------
SELECTED CONSOLIDATED FINANCIAL DATA...... 32
MANAGEMENT'S DISCUSSION AND ANALYSIS                    PROSPECTUS
 OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS............................... 34      -------------------
MANAGEMENT................................ 38
EXECUTIVE COMPENSATION.................... 40
PRINCIPAL STOCKHOLDERS.................... 43
TRANSACTIONS BETWEEN THE COMPANY AND
 RELATED PARTIES.......................... 45
CHANGES IN AND DISAGREEMENTS WITH
 ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE..................... 48
DESCRIPTION OF SECURITIES................. 49
UNDERWRITING.............................. 53       I.A. Rabinowitz & Co.
SECURITIES AND EXCHANGE COMMISSION
 POSITION ON CERTAIN INDEMNIFICATION...... 57      Worthington Capital Group
LEGAL MATTERS............................. 57
EXPERTS................................... 57
CONCURRENT OFFERING........................58                    , 1997
ADDITIONAL INFORMATION.................... 58      -------------
FINANCIAL INFORMATION.....................F-1


=============================================   ================================

           [ALTERNATE PAGE FOR SELLING SECURITIES HOLDERS' PROSPECTUS]


[Logo red, white and blue flag]
                              SUBJECT TO COMPLETION


                                January 15, 1997


                                    [Red Ink]
PROSPECTUS


                    AMERICAN INTERNATIONAL CONSOLIDATED INC.

                  500,100 Shares Of Common Stock And 3,000,000
                    Redeemable Common Stock Purchase Warrants

     This Prospectus relates to 500,100 shares of Common Stock and 3,000,000 Redeemable Common Stock Purchase Warrants ("Warrants") of American International Consolidated Inc. (the "Company"). See "OFFERING BY SELLING SECURITIES HOLDERS". The Common Stock and Warrants being offered hereby were acquired by the persons named herein (the "Selling Securities Holders") pursuant to a private offering of Common Stock and Warrants (the "Private Placement") completed in July 1996.

     Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at an exercise price of $5.00 per share, subject to adjustment in certain events, at any time during the period commencing on the date hereof and expiring on the fifth anniversary of the date hereof. The Warrants are subject to redemption by the Company at $.01 per Warrant at any time commencing 12 months after the date hereof, on not less than 30 days' prior written notice to the holders of the Warrants, provided that the average closing bid quotation of the Common Stock, as reported on the OTC Bulletin Board or the average closing sale price if listed on a national securities exchange, has been at least 150% of the then current exercise price of the Warrants for each of the 20 consecutive business days ending on the third day prior to the date on which the Company gives notice of redemption. The Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for redemption. See "DESCRIPTION OF SECURITIES-Warrants".

     The Company will receive no proceeds from the sales of the Common Stock and Warrants by the Selling Securities Holders. The Common Stock and Warrants offered by this Prospectus may be sold from time to time by the Selling Securities Holders, or by transferees. No underwriting arrangements have been entered into by the Selling Securities Holders. The distribution of the Common Stock and Warrants by the Selling Warrant Holders may be offered in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale of such Common Stock and Warrants as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securities Holders in connection with sales of the Warrants by Selling Securities Holders. See "OFFERING BY SELLING SECURITIES HOLDERS".

     Prior to this Offering, there has been no public market for the Common Stock or the Warrants, and there can be no assurance that any such market for the Common Stock or the Warrants will develop after the closing of this Offering, or that, if developed, it will be sustained. The offering price of the


                                    ALT-COVER

           [ALTERNATE PAGE FOR SELLING SECURITIES HOLDERS' PROSPECTUS]


Common Stock and the Warrants and the initial exercise price and other terms of the Warrants were established by negotiation between the Company and the Representative and do not necessarily bear any direct relationship to the Company's assets, earnings, book value per share or other generally accepted criteria of value. See "UNDERWRITING". The Company intends to have the Common Stock and Warrants quoted on the OTC Bulletin Board, an electronic quotation system maintained by the National Association Of Securities Dealers, Inc. ("NASD"), under the trading symbols "AICI" and "AICIW," respectively. The Company also has applied for listing of the Common Stock and Warrants on the Boston Stock Exchange, but there is no assurance that this listing will be approved.

     On _________ 1997, the Company completed an initial public offering of _______ shares of Common Stock and _______ Warrants through I. A. Rabinowitz & Co. which is also the representative (the "Representative") of Worthington Capital Group, Inc. (collectively, the "Underwriters") for purposes of that offering.

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVESTMENT THEREIN INVOLVES A HIGH DEGREE OF RISK. FOR A DESCRIPTION OF CERTAIN RISKS REGARDING AN INVESTMENT IN THE COMPANY AND IMMEDIATE SUBSTANTIAL DILUTION, SEE "RISK FACTORS" PAGE (10) AND "DILUTION" (PAGE 20).


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.







                 The date of this Prospectus is January __, 1997



                                    ALT-COVER

           [ALTERNATE PAGE FOR SELLING SECURITIES HOLDERS' PROSPECTUS]

                               PROSPECTUS SUMMARY
The Company

     American International Consolidated Inc. (the "Company") is a manufacturer and general contractor that focuses primarily on three types of construction products: mini-warehouses and self-storage facilities; metal buildings and structural steel projects; and cold storage, including refrigerated and freezer, buildings. The Company's services range from the start, or construction design, phase to the finish, or erection, phase of a project, including general construction, construction management, design, manufacture, building, and turnkey services. The Company selects, coordinates and manages subcontractors for substantially all phases of the work, except for design, erection and manufacture of certain metal building components. The Company also provides oversight and supervision of the entire construction process for each project.

     The Company intends to take advantage of its increased capital and improved financial condition resulting from its Offering by (i) increasing business volume through increasing bonding capacity in order to access larger projects and other new business, undertaking planned domestic and international marketing programs, and increasing business referrals from suppliers and other business contacts, and (ii) increasing operating margins and profitability through decreasing interest expense (from reduction of debt) and decreasing bonding costs. See "BUSINESS--Business Plan And Strategy" for a more detailed description of this strategy and each of these items. See also "USE OF PROCEEDS".

     The Company's principal executive and administrative offices are located at 14603 Chrisman, Houston, Texas 77039, telephone number (281) 449-9000.

     The Company was incorporated under the laws of Texas in May 1985 and changed its state of incorporation to Delaware in June 1994. In June 1996, the Company changed its name to American International Consolidated Inc. from American International Construction Inc.

The Offering

Securities Offered                      500,100   shares  of  Common  Stock  and
                                        3,000,000 Warrants to purchase one share
                                        of  Common  Stock  for  $5.00  per share
                                        during the five-year period beginning on
                                        the date of this Prospectus.  The Common
                                        Stock  and   Warrants   offered  by  the
                                        Selling   Securities    Holders,    when
                                        purchased  by buyers,  are  identical to
                                        the Common Stock and Warrants offered by
                                        the  Company  pursuant  to the  Offering
                                        Prospectus.    See,    "DESCRIPTION   OF
                                        SECURITIES"  and  "OFFERING  BY  SELLING
                                        SECURITIES HOLDERS".

Offering Price                          $ 5.00 per share of Common Stock
                                        $  .10 per Warrant

Warrant Exercise Price                  $5.00 per share of Common Stock,
                                        subject to adjustments in certain
                                        circumstances


Warrant Exercise Period                 The  Period  commencing  on the  date of
                                        this    prospectus   and   expiring   on
                                        __________, 2002.


Shares of Common
 Stock outstanding prior to
 Offering:                              2,900,100


Shares of Common Stock offered (1):     700,000 in the Minimum Offering and
                                        800,000 in the Maximum Offering

Shares of Common Stock outstanding
  after the Minimum Offering(1):        3,600,100

Shares of Common Stock outstanding
  after the Maximum Offering(1):        3,700,100


                                      ALT-6

           [ALTERNATE PAGE FOR SELLING SECURITIES HOLDERS' PROSPECTUS]



Warrants outstanding prior to
  Offering(1):                          3,000,000

Warrants offered(1):                    700,000 in the Minimum Offering and
                                        800,000 in the Maximum Offering

Warrants outstanding after the
  Minimum Offering:                     3,700,000

Warrants outstanding after the
  Maximum Offering:                     3,800,000

Shares of Common Stock Outstanding
 after the Minimum Offering assuming
 exercise of all Warrants offered in
 the Minimum Offering and previously
 outstanding:                           7,300,100

Shares of Common Stock Outstanding
 after the Maximum Offering assuming
 exercise of all Warrants offered in
 the Maximum Offering and previously
 outstanding:                          7,500,100



---------------


(1) Does not include (i) up to 800,000 shares of common Stock issuable upon exercise of the Warrants included in the Maximum Offering and (ii) if the Maximum Offering is sold, up to 160,000 shares of Common Stock issuable upon exercise of the Underwriters' Warrants and the warrants issuable to the Underwriters upon the exercise of the Underwriters' Warrants.



Redemption Of The Warrants              The  Warrants  are   redeemable  by  the
                                        Company  at a price of $.01 per  Warrant
                                        upon 30 days prior  written or published
                                        notice at any time  commencing 12 months
                                        after  the date of this  Prospectus  and
                                        prior to their  exercise or  expiration,
                                        provided  however,  that the closing bid
                                        quotation  for the Common Stock for each
                                        of  the  20  consecutive  business  days
                                        ending  on the  third  day  prior to the
                                        Company's  giving  notice of  redemption
                                        has been at  least  150  percent  of the
                                        then  effective  exercise  price  of the
                                        Warrants.     The    Warrants     remain
                                        exercisable during the 30-day notice period. Any Warrantholder who does not exercise that holder's Warrants prior to their expiration or redemption, as the case may be, forfeits that holder's right to purchase the shares of Common
                                        Stock underlying the Warrants.  See "DE-
                                        SCRIPTION  OF  SECURITIES--Common  Stock
                                        Purchase Warrants--Redemption".

Use Of Proceeds                         The Company  will not receive any of the
                                        proceeds  from the  sales of the  Common
                                        Stock  and   Warrants   by  the  Selling
                                        Securities  Holders.  In the event  that
                                        any   holder  of   Warrants   elects  to
                                        exercise Warrants, the proceeds from the
                                        exercise of the those  Warrants  will be
                                        utilized  by  the  Company  for  working
                                        capital purposes.  See "USE OF PROCEEDS"
                                        and  "OFFERING  BY  SELLING   SECURITIES
                                        HOLDERS".

Risk Factors                            The securities  offered hereby involve a
                                        high degree of risk and substantial immediate dilution to new investors. See
                                        "CERTAIN RISK FACTORS" and "DILUTION".

OTC Bulletin Board Symbols              Common Stock - AICI  Warrants - AICIW


                                      ALT-7

           [ALTERNATE PAGE FOR SELLING SECURITIES HOLDERS' PROSPECTUS]


Boston Stock Exchange                   Common Stock - AIC     Warrants - AICW
 Symbols ("Applied For")

Summary Selected Financial Data

     The financial statements included in this Prospectus set forth information regarding the Company as of and for the fiscal years ended April 30, 1996, 1995 and 1994 (audited) and as of and for the six-month period ended October 31, 1996 (unaudited). See "FINANCIAL INFORMATION". The summary selected financial data shown below is derived from, and is qualified in its entirety by, those financial statements, which are contained in the "FINANCIAL INFORMATION" section of this Prospectus.


                                                                             Six Months
                                  Fiscal Year Ended April 30,             Ended October 31,
                              ----------------------------------          -----------------
                                 1995                  1996                     1996
                              ----------            ------------          -----------------
                                                                             (Unaudited)
Operating
Results:

Revenues..............       $24,317,051             $31,184,828               $18,088,507

Net Income                       186,662                 351,570               (1,665,329)
(Loss)(1).............

Net Income Per                       .06                     .12                     (.57)
share.................





Balance Sheet
Data:
                                 April 30,               October 31, 1996     October 31, 1996
                         --------------------------        (Unaudited)           (Unaudited)
                            1995           1996               Actual             As Adjusted
                         -----------   ------------        -----------           ------------


                                                       ALT-8

           [ALTERNATE PAGE FOR SELLING SECURITIES HOLDERS' PROSPECTUS]

                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Selling Securities Holders Common Stock and Warrants. In the event that any holder of Warrants elects to exercise Warrants, the proceeds from the exercise of those Warrants will be utilized by the Company for working capital purposes.


     The net proceeds to the Company from the sale of Common Stock and Warrants pursuant to the Offering Prospectus are estimated to be $2,988,300 if the Minimum Offering amount is sold and $3,432,000 if the Maximum Offering amount is sold after deducting selling commissions and other unpaid expenses of the offering. Total selling commissions equal to ten percent of the gross offering proceeds from the Common Stock and Warrants, together with a three percent non-accountable expense allowance, will be allowed to the Underwriter upon consummation of the offering. Other expenses of the offering, estimated to be $509,700 for the Minimum Offering and $525,000 for the Maximum Offering, include the non-accountable expense allowance, printing costs, legal fees, accounting fees, blue sky fees and costs, transfer agent fees, SEC and NASD filing fees and other miscellaneous costs. Approximately $285,000 of the total offering expenses will have been paid prior to closing by the Company, leaving $224,700 in the Minimum Offering and $240,000 in the Maximum Offering of offering expenses and $357,000 in the Minimum Offering and $408,000 in the Maximum Offering of selling commissions to be paid from the offering proceeds. The $2,988,300 in the Minimum Offering and $3,432,000 in the Maximum Offering of net proceeds are expected to be allocated substantially as follows and applied in the following order of priority, during the 12 month period following the offering(1):


                                                    Minimum Offering                            Maximum Offering
                                             ---------------------------------         -----------------------------------
                                                                   Approximate                                Approximate
                                                                   Percentage                                 Percentage
                                             Approximate             Of Net             Approximate             Of Net
                                               Amount               Proceeds              Amount               Proceeds
                                             -----------           -----------          ------------          ------------
Domestic and International
Marketing Program....................         $100,000                 3.3%              $200,000                 5.8%

Reduction of Secured Note to
Major Supplier (2)...................        1,200,000                40.2%             1,200,000                35.0%

Repayment of Unsecured
Notes (3)............................          300,000                10.0%               300,000                 8.7%

Upgrade Computer Software
Systems..............................           50,000                 1.7%                50,000                 1.5%

Reduction of Trade Accounts .........          800,000                26.8%               800,000                23.3%

Other Working Capital (4)............          538,300                18.0%               882,000                25.7%
                                               -------                -----               -------                -----

         TOTAL NET                          $2,988,300                 100%            $3,432,000                 100%
         PROCEEDS                           ==========                 ====            ==========                 ====



-------------------
                                                          ALT-18

           [ALTERNATE PAGE FOR SELLING SECURITIES HOLDERS' PROSPECTUS]

(1) See "BUSINESS--Business Plan And Strategy" for a description of how the proposed allocation of proceeds of this Offering applies to the Company's plans.

(2) The Company intends to reduce by $1.2 million the outstanding principal balance on the outstanding note dated April 24, 1996, to its major supplier. When this occurs, that note, which accrues interest at one percent over the Prime Rate (as designated in The Wall Street Journal) and matures on April 30, 2001, will be adjusted to decrease the weekly payments from $11,537 to approximately $5,100. See "BUSINESS--Indebtedness To Major Supplier".

(3) The Company intends to repay the $300,000 of indebtedness that was incurred in July 1996 in order to pay for costs of this Offering and to provide immediate working capital. This indebtedness accrues interest at 10 percent per annum and is due and payable upon the earliest to occur of January 24, 1997 or the closing of any public debt or equity financing of the Company or the closing of any transaction in which the Company's securities are exchanged for securities of another entity (whether by merger or otherwise).


(4) The Company's working capital will be utilized for general corporate purposes and operating expenses, including payment of $108,000 for the Representative's consulting fee.

     Although the amounts set forth above indicate management's present estimate of the Company's use of the net proceeds from the Offering, the Company may reallocate the proceeds or utilize the proceeds for other corporate purposes based on the contingencies described below. The actual expenditures may vary from the estimates in the table because of a number of factors, including whether the Company has been operating profitably, what other obligations have been incurred by the Company, whether the Company desires to expand its existing operations, and other changes in circumstances. Although no alternate plans currently exist, other uses could include additional funds for increased marketing, expanded operations or additional payment on accounts. If the Company's need for working capital increases, the Company could seek additional funds through loans or other financing. No such arrangements exist or are currently contemplated, and there can be no assurance that they may be obtained in the future should the need arise. If the use of the proceeds of the Offering in the manner described above proves impractical or it is otherwise deemed by Management to be in the Company's best interests to utilize the proceeds in another manner, the Company may apply the proceeds of the Offering in such manner as it deems appropriate under the then existing circumstances. The Company has no present intention, agreements or understandings to make any material acquisitions of businesses, assets, or technologies.

                                 DIVIDEND POLICY

     The Company has not paid any cash dividends to date. As indicated under "BUSINESS--Indebtedness To Major Supplier", the Company's Note to the Supplier prohibits the payment of any dividends until the Note is paid in full. The Company currently intends to retain its future earnings, if any, to fund the development and growth of its business and, therefore, does not anticipate paying cash dividends on its Common Stock in the future.



                                     ALT-19

           [ALTERNATE PAGE FOR SELLING SECURITIES HOLDERS' PROSPECTUS]

                           SELLING SECURITIES HOLDERS


     The Company is registering the sale of Common Stock and Warrants by persons who received an aggregate of 500,100 shares of Common Stock and 3,000,000 Warrants (the "Selling Securities Holders") in the Private Placement pursuant to exemptions from registration under federal and state securities laws. In addition, the Company is registering the exercise of those Warrants by the persons who purchase those Warrants from the Selling Securities Holders pursuant to this Prospectus and, in the alternative, the sale of Common Stock received by the Selling Securities Holders upon the exercise of the Warrants by the Selling Securities Holders. The Selling Securities Holders may sell their Warrants or Common Stock at such prices as they are able to obtain in the market, if any market develops. The Company will receive no proceeds from the sale of Warrants or Common Stock by the Selling Securities Holders. The following table sets forth the name of each Selling Securities Holder, the number of Warrants beneficially owned by each Selling Securities Holder before this Offering, the number of Warrants proposed to be sold by each Selling Securities Holder, the number of Warrants owned after this Offering assuming the sale of all the Warrants offered by the Selling Securities Holders, the number of shares of Common Stock owned by the Selling Securities Holders before the Offering, the number of shares of Common Stock to be sold by the Selling Securities Holders assuming they exercise their Warrants, and the number of shares owned by the Selling Securities Holders after the Offering.


                                                                             Number Of Shares
                            Number of                        Number Of       Of Common Stock       Number of      Number Of Shares
                         Warrants Owned     Warrants       Warrants Owned     Owned Before       Shares To Be       Owned After
      Name              Before Offering     to Be Sold    After Offering       Offering(1)         Sold (2)           Offering
--------------------    ---------------    -----------    ---------------    ----------------    -------------    ----------------

Alina Garcia                 40,000          40,000              0               46,668             46,668               0
Scott Gerard                250,000         250,000              0              291,675            291,675               0
Richard H. Eisen            100,000         100,000              0              116,670            116,670               0
Rory Nichols                250,000         250,000              0              291,675            291,675               0
Scott Stackman              150,000         150,000              0              175,005            175,005               0
Scott Silverman             250,000         250,000              0              291,675            291,675               0
Paul G. Leff                250,000         250,000              0              291,675            291,675               0
Robert L. Dubofsky           20,000          20,000              0               23,334             23,334               0
Pemvi, Inc.                  80,000          80,000              0               93,336             93,336               0
George Stritas               10,000          10,000              0               11,667             11,667               0
Mogul Capital Corp.         250,000         250,000              0              291,675            291,675               0
Euro Pharmaceuticals
  Distributors Ltd.         750,000         750,000              0              875,025            875,025               0
John Donnidio                10,000          10,000              0               11,667             11,667               0
LTA Holding Corp.            10,000          10,000              0               11,667             11,667               0
Frank Signorile              10,000          10,000              0               11,667             11,667               0
Abe Heyman                   10,000          10,000              0               11,667             11,667               0
Maria Capello                10,000          10,000              0               11,667             11,667               0
Geneva Partners              10,000          10,000              0               11,667             11,667               0
Al Abramovitch               10,000          10,000              0               11,667             11,667               0
Princess Export
  Associates, Inc.           50,000          50,000              0               58,335             58,335               0
E.P. Ong                     10,000          10,000              0               11,667             11,667               0
Mordecai Goldzweig           10,000          10,000              0               11,667             11,667               0
Irwin and Michelle Raymer    10,000          10,000              0               11,667             11,667               0
Tammy L. Gross               60,000          60,000              0               70,002             70,002               0
Randy Bobkin                190,000         190,000              0              221,673            221,673               0
Rifky Weiner                200,000         200,000              0              233,340            233,340               0
                          ---------       ----------             -            ---------          ----------              -
           TOTAL          3,000,000       3,000,000              0            3,500,100          3,500,100               0


                                                    ALT-53

           [ALTERNATE PAGE FOR SELLING SECURITIES HOLDERS' PROSPECTUS]


-------------

(1) Because the Warrants currently are exercisable, the shares issuable upon the exercise of the Warrants are considered beneficially owned by the Selling Securities Holders. The number of shares underlying the Warrants shown for each Selling Securities Holder under "Number Of Warrants Before Offering" are included in the "Number Of Share Of Common Stock Owned Before Offering."


(2) The number of shares of Common Stock to be sold assumes that the Selling Securities Holders exercise all their Warrants and elect to sell all the shares of Common Stock received upon the exercise of the Warrants and all the shares of Common Stock received in the Private Placement. Upon the exercise of the Warrants by the Selling Securities Holders, they would receive restricted shares of Common Stock pursuant to an exemption from registration under Rule 506 under the Securities Act and those shares of Common Stock could be transferred only pursuant to an effective registration statement or an exemption from registration.


                               CONCURRENT OFFERING


     The registration statement of which this Prospectus forms a part also covers up to 800,000 shares of Common Stock and 800,000 Warrants being offered by the Company in the Offering made pursuant to the Offering Prospectus.




                                     ALT-54

========================================   =====================================
NO DEALER,  SALESMAN OR OTHER PERSON HAS
BEEN  AUTHORIZED TO GIVE ANY INFORMATION
OR TO MAKE ANY REPRESENTATION OTHER THAN
THOSE  CONTAINED IN THIS PROSPECTUS AND,
IF GIVEN OR MADE,  SUCH  INFORMATION  OR          AMERICAN INTERNATIONAL
REPRESENTATION  MUST NOT BE RELIED  UPON            CONSOLIDATED INC.
AS  HAVING   BEEN   AUTHORIZED   BY  THE
COMPANY.   THIS  PROSPECTUS   SHALL  NOT
CONSTITUTE  AN  OFFER  TO  SELL  OR  THE
SOLICITATION  OF AN OF-  FER TO BUY  NOR
SHALL   THERE   BE  ANY  SALE  OF  THESE       500,100 Shares Of Common Stock
SECURITIES  IN ANY  STATE IN WHICH  SUCH        3,000,000 Redeemable Common
OFFER,  SOLICITATION  OR SALE  WOULD  BE          Stock Purchase Warrants
UNLAWFUL   PRIOR  TO   REGISTRATION   OR
QUALIFICATION  UNDER THE SECURITIES LAWS
OF ANY SUCH STATE.

     ------------------------------

            TABLE OF CONTENTS

                                     Page
                                     ----
PROSPECTUS SUMMARY.................... 6
RISK FACTORS..........................10
USE OF PROCEEDS.......................18
DIVIDEND POLICY.......................19
DILUTION..............................20
BUSINESS..............................22
SELECTED CONSOLIDATED FINANCIAL DATA..32
MANAGEMENT'S DISCUSSION AND ANALYSIS               ---------------------
  OF FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS.......................34
MANAGEMENT............................38                PROSPECTUS
EXECUTIVE COMPENSATION................40
PRINCIPAL STOCKHOLDERS................43
TRANSACTIONS BETWEEN THE COMPANY AND               ---------------------
 RELATED PARTIES......................45
CHANGES IN AND DISAGREEMENTS WITH
 ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE.................48
DESCRIPTION OF SECURITIES.............49
SELLING SECURITIES HOLDERS............53
CONCURRENT OFFERING...................54
SECURITIES AND EXCHANGE COMMISSION                               , 1997
 POSITION ON CERTAIN INDEMNIFICATION..57               ----------
LEGAL MATTERS.........................57
EXPERTS...............................57
ADDITIONAL INFORMATION................58
FINANCIAL INFORMATION.................F-1
=========================================   ====================================



                                 ALT-BACK COVER

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses Of Issuance And Distribution.

     The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the issuance and distribution of the securities being offered.


   Registration and filing fee.................................$10,530

   Transfer agent's fee(1).......................................3,000
   Printing and engraving(1)....................................22,000
   Accounting fees and expenses(1).............................100,000
   Legal fees and expenses(1)..................................175,000
   Blue sky fees and expenses(1)................................50,000
   NASD filing fee...............................................3,224
   Boston Stock Exchange listing fee(2).........................15,000
   Underwriter's non-accountable expense allowance(3)..........122,400
   Standard & Poor's listing.....................................2,380
   Miscellaneous(1).............................................21,466
                                                              --------
            Total(1)(4)                                       $525,000

--------------------


(1)  Estimated

(2) This amount will be reduced to the $1,000 non-refundable portion of the Boston Stock Exchange application fee if the listing is not approved.

(3) Assumes Maximum Offering amount is sold. Would be $107,100 if Minimum Offering is sold.

(4) Assumes Maximum Offering amount is sold. Would be $509,700 if Minimum Offering is sold.


Item 14.  Indemnification Of Directors And Officers.

     The Delaware General Corporation Law provides for indemnification by a corporation of costs incurred by directors, employees, and agents in connection with an action, suit, or proceeding brought by reason of their position as a director, employee, or agent. The person being indemnified must have acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation.

     In addition to the general indemnification section, Delaware law provides further protection for directors under Section 102(b)(7) of the General Corporation Law of Delaware. This section was enacted in June 1986 and allows a Delaware corporation to include in its Certificate Of Incorporation a provision that eliminates and limits certain personal liability of a director for monetary damages for certain breaches of the director's fiduciary duty of care, provided that any such provision does not (in the words of the statute) do any of the following:

         "eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
         (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
         (iii) under section 174 of this Title [dealing with willful or negligent violation of the statutory provision concerning dividends, stock purchases and redemptions], or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective..."

     The Board Of Directors is empowered to make other indemnification as authorized by the Certificate Of Incorporation, Bylaws or corporate resolution so long as the indemnification is consistent with the Delaware General Corporation Law. Under the Company's Bylaws, the Company is required to indemnify its directors to the full extent permitted by the Delaware General Corporation Law, common law and any other statutory provisions.

Item 15.  Recent Sales Of Unregistered Securities.


     In July 1996, the Company sold an aggregate of 500,100 shares of Common Stock, 3,000,000 Warrants, and $300,000 aggregate face amount of promissory notes in reliance upon exemptions pursuant to Sections 4(2) and 4(6) of the Securities Act of 1933, as amended (the "Securities Act"). These securities were sold solely to accredited investors in 300 units at a price of $1,000 per unit. Each unit consisted of 1,667 shares of Common Stock, 10,000 Warrants, and one promissory note in the face amount of $1,000.

     In January 1997, pursuant to the Company's 1994 Stock Option Plan, the Company granted stock options to purchase an aggregate of 175,000 shares of the Company's Common Stock at a purchase price of $5.00 per share to 52 persons who were employed by the Company. These grants were made pursuant to an exemption from registration under Section 3(b) of the Securities Act pursuant to Rule 701 under the Securities Act.


Item 16.  Exhibits.

     The following is a complete list of Exhibits filed as part of this Registration Statement, which Exhibits are incorporated herein.



Number            Description
------            -----------


 1.1       Form of Underwriting Agreement between and among American
              International Consolidated Inc., I.A. Rabinowitz & Co. and Worthington Capital Group, Inc.


 2.1       Agreement And Plan Of Merger of American International Construction,
             Inc., a Texas Corporation, and American International Construction Inc., a Delaware Corporation.(1)

 2.2       Plan Of Merger of American International Construction, Inc. and AIC
             Management, Inc.(1)



 2.3            Plan Of Merger of American International Construction, Inc. and American International
                  Thermal Systems, Inc.(1)

 2.4            Plan Of Merger of American International Construction, Inc. and American International
                  Building Systems, Inc.(1)

3.1(a)          Certificate Of Incorporation filed with the Delaware Secretary Of State on June 7,
                  1994.(1)

3.1(b)           Certificate of Amendment To The Certificate of Incorporation filed with the Delaware
                  Secretary of Sate on July 26, 1996. (5)

3.2              Bylaws.(1)

4.1(a)           Specimen Common Stock Certificate.(1)

4.1(b)           Specimen Common Stock Purchase Warrant. (5)

4.2              Form of Underwriter's Warrant (5)

4.3              Form of Warrant Agreement concerning Common Stock Purchase Warrants. (5)

5.1              Opinion of Bearman Talesnick & Clowdus Professional Corporation concerning legality of issuance of Common Stock, Warrants, and underlying securities. (5)

10.1A            Loan Agreement  effective April 24, 1996 between and among the
                  Company, Metal Building Components,  Inc. ("MBCI"),  Danny Roy
                  Clemons,  Ralph Leroy Farrar,  Judith Ann Farrar,  Jimmy Wayne
                  Williams, Shirley Beth Williams, and John Thomas Wilson.
                  (5)

10.1B            Letter Agreement dated October 8, 1996 modifying Loan Agreement dated April 24,
                  1996.(5)


10.1C            Letter Agreement dated December 31, 1996 modifying Loan Agreement dated April 24,
                  1996.(5)


10.2             Renewal, Extension And Modification Agreement effective as of September 3, 1993 between American International Construction, Inc. and Texas Commerce Bank National
                  Association.(1)

10.3             Renewal, Extension And Modification Agreement effective as of September 5, 1993 between American International Construction, Inc. and Texas Commerce Bank National
                  Association.(1)



                                                       II-3



  10.4A           Renewal, Extension And Modification Agreement effective as of March 5, 1995 between
                  American International Construction, Inc. and Texas Commerce Bank National
                  Association.(4)

  10.4B           Renewal, Extension And Modification Agreement effective as of March 5, 1995 between
                  American International Construction, Inc. and Texas Commerce Bank National
                  Association.(4)

  10.5            Employee Stock Option Plan.(1)

  10.8            Revised Form of Executive Service Agreement between the Company and each of John
                  T. Wilson, Danny R. Clemons, Ralph L. Farrar and Jim W. Williams.(3)

  10.8A           Schedule Identifying Material Differences Among Executive Service Agreements between the Company and each of John T. Wilson, Danny R. Clemons, Ralph L. Farrar and Jim
                  W. Williams.(1)

  10.9            Executive Service Agreement between the Company and Jimmy M. Rogers dated
                  November 16, 1994.(1)


  10.10           Agreement dated May 23, 1996 between the Company and U.S. Storage\Westheimer,
                  Ltd. concerning site preparation for the U.S. Storage mini-warehouse facilities in
                  Houston, Texas.(5)

  10.11           Agreement dated May 23, 1996 between the Company and U.S. Storage\Westheimer,
                  Ltd. concerning the construction of the U.S. Storage mini-warehouse facilities in
                  Houston, Texas.(5)


  10.12           Form of Conveyance, Transfer And Assignment Of Corporate Stock Separate From A
                  Certificate executed by each of Messrs. Clemons, Farrar and Wilson transferring their respective interests in the U.S. Storage, Inc. and U.S. Storage Management Services,
                  Inc. to the Company.(5)

  16              Letter to Securities and Exchange Commission from the Company's former independent accountant, MELTON & MELTON, L.L.P.(2)

  22              List of subsidiaries of Registrant. (1)

  24.1            Consent of Bearman Talesnick & Clowdus Professional Corporation (included in Opinion in Exhibit 5.1).

  24.2            Consent of HEIN + ASSOCIATES LLP.

  25              Power of Attorney (5)

---------------------


(1) Incorporated by reference from the Company's Registration Statement on Form S-1 filed with the Securities And Exchange Commission ("SEC") on December 12, 1994, File No. 33-87336.

(2)  Incorporated   by  reference   from  the  Company's   Amendment  No.  1  to
     Registration Statement on Form S-1 filed with the SEC on January 24, 1995, File No. 33-87336.

(3)  Incorporated   by  reference   from  the  Company's   Amendment  No.  2  to
     Registration Statement on Form S-1 filed with the SEC on February 15, 1995, File No. 33-87336.

(4)  Incorporated   by  reference   from  the  Company's   Amendment  No.  3  to
     Registration Statement on Form S-1 filed with the SEC on March 16, 1995, File No. 33-87336.

(5)  Previously filed.




Item 17.  Undertakings.

1.  The Company hereby undertakes:

     (a) to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

          (1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (2) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (3) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (b) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The Company hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

3. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities And Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or a controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or a controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

4.  The Company hereby undertakes that:

     (a) for purposes of determining any liability under the 1933 Act, the information omitted from the form of prospectus filed as part of the Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or
          (4) or 497(h) under the 1933 Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

     (b) for the purpose of determining any liability under the 1933 Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 15, 1997.


                                AMERICAN INTERNATIONAL CONSOLIDATED INC.


                                By:  /s/ John T. Wilson
                                     ------------------------------------------
                                     John T. Wilson, Chief Executive Officer




     Pursuant to the requi ements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                         Title                          Date
----------                         -----                          ----

 /s/ John T. Wilson         Chief Executive Officer and        January 15, 1997
---------------------       Director
John T. Wilson



 /s/ Danny R. Clemons       President/Mini-Warehouse           January 15, 1997
----------------------      Division and Director
Danny R. Clemons


 /s/ Ralph L. Farrar        President/Metal Buildings          January 15, 1997
-----------------------     Division, Secretary and Director
Ralph L. Farrar



 /s/ Jim W. Williams        Chief Financial Officer, Vice      January 15, 1997
------------------------    President/Finance, Principal
Jim W. Williams             Financial Officer, Principal
                            Accounting Officer, and
                            Assistant Secretary

                                  EXHIBIT INDEX

 (Attached To And Made A Part Of Amendment No. 3 To The Registration Statement
                                  On Form S-1
      For American International Consolidated Inc. Dated January 15, 1997)

     The following is a complete list of Exhibits filed as part of this Registration Statement:

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Number            Description


   1.1            Form of Underwriting Agreement between and among American International Consolidated Inc.,
                  I.A. Rabinowitz & Co. and Worthington Capital Group, Inc.


   2.1            Agreement And Plan Of Merger of American International Construction, Inc., a Texas Corporation,
                  and American International Construction Inc., a Delaware Corporation.(1)

   2.2            Plan Of Merger of American International Construction, Inc. and AIC Management, Inc.(1)

   2.3            Plan Of Merger of American International Construction, Inc. and American International Thermal
                  Systems, Inc.(1)

   2.4            Plan Of Merger of American International Construction, Inc. and American International Building
                  Systems, Inc.(1)

3.1(a)            Certificate Of Incorporation filed with the Delaware Secretary Of State on June 7, 1994.(1)

3.1(b)            Certificate of Amendment To The Certificate of Incorporation filed with the Delaware Secretary of
                  Sate on July 26, 1996.(5)

   3.2            Bylaws.(1)

4.1(a)            Specimen Common Stock Certificate.(1)

4.1(b)            Specimen Common Stock Purchase Warrant.(5)

   4.2            Form of Underwriter's Warrant.(5)

   4.3            Form of Warrant Agreement concerning Common Stock Purchase Warrants.(5)

   5.1            Opinion of Bearman Talesnick & Clowdus Professional Corporation concerning legality of issuance of Common Stock, Warrants, and underlying securities.(5)

  10.1A           Loan Agreement effective April 24, 1996 between and among the Company, Metal Building
                  Components, Inc. ("MBCI"), Danny Roy Clemons, Ralph Leroy Farrar, Judith Ann Farrar, Jimmy
                  Wayne Williams, Shirley Beth Williams, and John Thomas Wilson.(5)

  10.1B           Letter Agreement dated October 8, 1996 modifying Loan Agreement dated April 24, 1996.(5)


  10.1C           Letter Agreement dated December 31, 1996 modifying Loan Agreement dated April 24, 1996.(5)


  10.2            Renewal, Extension And Modification Agreement effective as of September 3, 1993 between
                  American International Construction, Inc. and Texas Commerce Bank National Association.(1)

  10.3            Renewal, Extension And Modification Agreement effective as of September 5, 1993 between
                  American International Construction, Inc. and Texas Commerce Bank National Association.(1)

  10.4A           Renewal, Extension And Modification Agreement effective as of March 5, 1995 between American
                  International Construction, Inc. and Texas Commerce Bank National Association.(4)

  10.4B           Renewal, Extension And Modification Agreement effective as of March 5, 1995 between American
                  International Construction, Inc. and Texas Commerce Bank National Association.(4)

  10.5            Employee Stock Option Plan.(1)

  10.8            Revised Form of Executive Service Agreement between the Company and each of John T. Wilson,
                  Danny R. Clemons, Ralph L. Farrar and Jim W. Williams.(3)

  10.8A           Schedule Identifying Material Differences Among Executive Service Agreements between the
                  Company and each of John T. Wilson, Danny R. Clemons, Ralph L. Farrar and Jim W. Williams.(1)

  10.9            Executive Service Agreement between the Company and Jimmy M. Rogers dated November 16,
                  1994.(1)


  10.10           Agreement dated May 23, 1996 between the Company and U.S. Storage\Westheimer, Ltd. concerning site preparation for the U.S. Storage mini-warehouse facilities in Houston, Texas.(5)

  10.11           Agreement dated May 23, 1996 between the Company and U.S. Storage\Westheimer, Ltd. concerning the construction of the U.S. Storage mini-warehouse facilities in Houston, Texas.(5)


  10.12           Form of Conveyance, Transfer And Assignment Of Corporate Stock Separate From A Certificate
                  executed by each of Messrs. Clemons, Farrar and Wilson transferring their respective interests in the
                  U.S. Storage, Inc. and U.S. Storage Management Services, Inc. to the Company.(5)

  16              Letter to Securities and Exchange Commission from the Company's former independent accountant,
                  MELTON & MELTON, L.L.P.(2)

  22              List of subsidiaries of Registrant. (1)

  24.1            Consent of Bearman Talesnick & Clowdus Professional Corporation (included in Opinion in Exhibit
                  5.1).

  24.2            Consent of HEIN + ASSOCIATES LLP.

  25              Power of Attorney (5)
---------------------
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(1)  Incorporated by reference from the Company's Registration Statement on Form
     S-1 filed with the Securities And Exchange Commission ("SEC") on December 12, 1994, File No. 33-87336.

(2)  Incorporated   by  reference   from  the  Company's   Amendment  No.  1  to
     Registration Statement on Form S-1 filed with the SEC on January 24, 1995, File No. 33-87336.

(3)  Incorporated   by  reference   from  the  Company's   Amendment  No.  2  to
     Registration Statement on Form S-1 filed with the SEC on February 15, 1995, File No. 33-87336.

(4)  Incorporated   by  reference   from  the  Company's   Amendment  No.  3  to
     Registration Statement on Form S-1 filed with the SEC on March 16, 1995, File No. 33-87336.

(5)  Previously filed.